Exhibit 10 (d)
SECOND AMENDMENT TO FIRST AMENDED
AND RESTATED SECOND LIEN CREDIT AGREEMENT
     This SECOND AMENDMENT TO FIRST AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT (this “Amendment”) is dated as of March 22, 2010 and is entered into by and among STRATUS TECHNOLOGIES, INC., a Delaware corporation (the “U.S. Borrower”), STRATUS TECHNOLOGIES BERMUDA LTD., an exempted limited liability company under the laws of Bermuda (the “Bermuda Borrower”, and together with the U.S. Borrower the “Borrowers”), CERTAIN FINANCIAL INSTITUTIONS parties to the Credit Agreement (as defined below) as lenders (the “Lenders”), and DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as Administrative Agent (in such capacity, the “Administrative Agent”).
RECITALS
     WHEREAS, the Borrowers have entered into that certain FIRST AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT, as of August 28, 2006 (as amended by that certain FIRST AMENDMENT TO FIRST AMENDED AND RESTATED SECOND LIEN CREDIT AGREEMENT, dated as of June 5, 2007, and as further amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”), by and among the U.S. Borrower, the Bermuda Borrower, the Administrative Agent, GOLDMAN SACHS CREDIT PARTNERS (“GSCP”), as Syndication Agent, DEUTSCHE BANK SECURITIES INC. and GSCP as joint lead arrangers and joint bookrunners (in such capacities, the “Lead Arrangers”), and the Lenders.
     WHEREAS, the terms used herein, including in the preamble and recitals hereto, not otherwise defined herein or otherwise amended hereby shall have the meanings ascribed thereto in the Credit Agreement; and
     WHEREAS, the Credit Parties have requested that the Lenders agree to make amendments to certain provisions of the Credit Agreement in order to, among other things, restructure a portion of the debt of the Borrowers and provide relief from certain financial covenants.
     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrowers, the Lenders and the Administrative Agent agree as follows:
ARTICLE ONE: AMENDMENTS; WAIVERS
     As of the Second Amendment Effective Date (as defined in Article Two hereof), the Credit Agreement shall be amended as set forth in this Article One, and certain Events of Default shall be waived as set forth in this Article One.
     1. Section 1.1 of the Credit Agreement (Defined Terms) is hereby amended by inserting in such Section the following definitions in their appropriate alphabetical order:

“Second Amendment”: the amendment to this Agreement dated as of March 22, 2010.
“Second Amendment Effective Date”: the date on which the conditions set forth in Article Two of the Second Amendment are waived or satisfied.
“Subscription and Stockholders Agreement”: the Subscription and Stockholders Agreement dated as of the Second Amendment Effective Date among Bermuda Holdings, Technology Holdings and certain Lenders, together with their applicable successors, transferees and assigns, and as amended, supplemented, modified, replaced or refinanced from time to time in accordance with the terms hereof and thereof.
“Technology Holdings”: Technology Holdings Ltd., a Bermuda limited liability company.
     2. Each of the definitions contained in Section 1.1 of the Credit Agreement (Defined Terms) corresponding to each of the following terms, respectively, is hereby amended and restated in its entirety to read as follows:
“Applicable Margin”: 4.00% in the case of any Alternate Base Rate Loan and 5.00% in the case of any Eurodollar Loan.
“First Lien Credit Agreement”: collectively, (i) the $215,000,000 original principal amount (plus interest paid in kind, if any) of Senior Secured Notes, due March 29, 2015, of Stratus Technologies Bermuda, Ltd. and Stratus Technologies, Inc., issued under an Indenture entered into in April 2010, and (ii) the $25,000,000 Senior Secured Revolving Credit Facility, to be entered into in April 2010, in each case as amended, supplemented, modified, replaced or refinanced from time to time in accordance with the terms hereof, thereof and of the Intercreditor Agreement.
“First Lien Facilities”: any notes, term facilities and revolving credit facilities under the First Lien Credit Agreement.
“Facility Maturity Date”: June 30, 2015.
“Incremental Amount”: at any time, zero dollars ($0.00).
“Intercreditor Agreement”: that certain Intercreditor Agreement dated as of the Closing Date among the Administrative Agent, the Borrowers, and the administrative agent under the First Lien Facilities (as amended, modified, restated and/or supplemented from time to time) and any intercreditor agreement executed and delivered in connection with the occurrence of the Second Amendment Effective Date that replaces such agreement.
“Loan”: a Loan made by a Lender pursuant to subsection 2.1 or a PIK Loan deemed to have been made by a Lender in the form of PIK Interest pursuant to subsection 4.5; collectively, as to all Lenders, the “Loans.”
“Revolving Credit Agreement”: the Senior Secured Revolving Credit Facility described in clause (ii) of the definition of First Lien Credit Agreement.

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“Senior Secured Notes”: the Senior Secured Notes described in clause (i) of the definition of First Lien Credit Agreement.
“Senior Secured Notes Indenture”: the indenture (or other applicable document) from time to time governing the Senior Secured Notes.
     3. The definition of “Affiliate” in Section 1.1 of the Credit Agreement (Defined Terms) is hereby amended by inserting, immediately prior to the period at the end of the first sentence of such definition, the language “; provided, that, solely for purposes of the covenants set forth in Section 8.12, the term ‘Affiliate’ shall exclude each Lender (and its applicable successors, transferees and assignees) to the extent of its ownership of Capital Stock of Bermuda Holdings as a result of the issuances contemplated by the Subscription and Stockholders Agreement”.
     4. The definition of “Initial Control Group” in Section 1.1 of the Credit Agreement (Defined Terms) is hereby amended by deleting the language “Investcorp or any of its Affiliates” and inserting in lieu thereof the language “Investcorp or MidOcean Partners LP or any of their respective Affiliates” therein.
     5. The definition of “Permitted Holders” in Section 1.1 of the Credit Agreement (Defined Terms) is hereby amended by inserting, immediately prior to the period at the end of such definition, the language “; provided, that, solely for purposes of the definition of ‘Change of Control’ in this Section 1.1, the term ‘Permitted Holders’ shall also include each Lender (and its applicable successors, transferees and assignees) to the extent of its ownership of Capital Stock of Bermuda Holdings as a result of the issuances contemplated by the Subscription and Stockholders Agreement”.
     6. The definition of “Pro Forma Compliance” in Section 1.1 of the Credit Agreement (Defined Terms) is hereby amended by deleting the language “subsections 8.7, 8.9 and 8.10, as applicable,” and inserting in lieu thereof the language “subsection 8.7” and deleting the language “, including adjustment for the items referred to in the proviso to subsection 8.9” therein.
     7. The definition of “Refinancing Transaction” in Section 1.1 of the Credit Agreement (Defined Terms) is hereby amended by inserting the following sentence at the end of such definition:
Notwithstanding the foregoing, the execution and delivery of, the entry of the parties thereto into, and the transactions contemplated by, the Second Amendment shall, for the avoidance of doubt, not constitute a Refinancing Transaction.
     8. The definition of “Total Net Leverage Ratio” in Section 1.1 of the Credit Agreement (Defined Terms) is hereby amended by deleting the words “as defined in subsection 8.9” therein and inserting the following language in lieu thereof: “For any period, the ratio of Consolidated Indebtedness as of the last day of such period to Consolidated EBITDA for such period”.

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     9. Section 4.2 of the Credit Agreement (Conversion and Continuation Options) is hereby amended by inserting the following new clause (c) immediately after clause (b) of said Section:
     Borrowers shall elect Eurodollar Loans and the Interest Periods with respect thereto, or Alternative Base Rate Loans, in a manner that results in not having a regularly scheduled interest payment date between the date that is the fifth anniversary of the Second Amendment Effective Date and the Facility Maturity Date.
     10. Section 4.4(b)(viii) of the Credit Agreement is hereby amended by inserting the following language immediately before the period at the end thereof:
; provided, that, for so long as the Senior Secured Notes are outstanding, the Borrowers shall, in lieu of and not in addition to the above requirements of this subsection 4.4(b), prepay the Loans in the amount which (i) has been offered by the Borrowers to purchase the Senior Secured Notes in accordance with the Senior Secured Notes Indenture and not accepted for purchase by the holders of the Senior Secured Notes and (ii) is not otherwise required to be used to permanently reduce commitments and correspondingly prepay amounts owing under the Revolving Credit Agreement (unless such requirement has been effectively waived by the applicable lenders thereunder), in the case of any such offer to purchase Senior Secured Notes that was required under the terms of the Senior Secured Notes Indenture (x) based on the amount of “excess cash flow” (as defined in the Senior Secured Notes Indenture) of the Borrowers for a relevant fiscal period, or (y) with the net cash proceeds of an “asset sale” (as defined in the Senior Secured Notes Indenture), and any such prepayment shall be required to be made on the date such amounts would otherwise be required to be paid to holders of Senior Secured Notes in connection with such event
     11. Section 4.5(a) of the Credit Agreement is hereby amended by deleting the percentage “0.75%” therein and inserting, in lieu thereof, the percentage “9.00%”.
     12. Section 5.15(a) of the Credit Agreement is hereby amended by deleting the language “the administrative agent under the First Lien Credit Agreement” therein, and inserting in lieu thereof the language “the applicable administrative agent, collateral agent or trustee under the First Lien Credit Agreement or such other representative in respect of the First Lien Facilities as may be specified by the Intercreditor Agreement”.
     13. Section 7.1(d) of the Credit Agreement is hereby amended by deleting the language “, the Total Net Leverage Ratio as of such last day, and the Interest Coverage Ratio as of such last day” therein.

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     14. Section 8.1(e) of the Credit Agreement is hereby amended by deleting the amount “$18,000,000” therein and inserting, in lieu thereof, the amount “$10,000,000”.
     15. Section 8.6(l) of the Credit Agreement is hereby amended to read in its entirety as follows: “[Intentionally omitted];”.
     16. Section 8.9 of the Credit Agreement (Debt to EBITDA) is hereby amended to read in its entirety as follows: “[Intentionally omitted];”.
     17. Section 8.10 of the Credit Agreement (Interest Coverage Ratio) is hereby amended to read in its entirety as follows: “[Intentionally omitted];”.
     18. Section 8.11(e) of the Credit Agreement is hereby amended to read in its entirety as follows: “[Intentionally omitted];”.
     19. Section 8.12 of the Credit Agreement (Transactions with Affiliates) is hereby amended by deleting the language “(although for the avoidance of doubt they may be accrued and paid once the Total Net Leverage Ratio condition below is satisfied) at any time when the Total Net Leverage Ratio, measured as of the end of the most recent fiscal quarter for which financial statements are available, is greater than 4.75:1.00, provided that in the event such Total Net Leverage Ratio condition is not achieved, actual and reasonable out-of- pocket expenses of such persons under management or similar agreements may be paid to the extent they do not exceed $100,000 per annum” therein and inserting in lieu thereof the language “(although for the avoidance of doubt they may be accrued and paid once the Obligations (other than contingent indemnification obligations) have been paid in full), provided that in any event, actual and reasonable out-of- pocket expenses of such persons under management or similar agreements may be paid to the extent they do not exceed $100,000 per annum”.
     20. Section 9(d) of the Credit Agreement is hereby amended by inserting, immediately after the words “any Credit Document” in clause (i) thereof, the words “or the Subscription and Stockholders Agreement”.
     21. Section 11.14 of the Credit Agreement (Permitted Payments and Transactions) is hereby amended by deleting the language “(although for the avoidance of doubt they may be accrued and paid once the Total Net Leverage Ratio condition below is satisfied) at any time when the Total Net Leverage Ratio, measured as of the end of the most recent fiscal quarter for which financial statements are available, is greater than 4.75:1.00, provided that in the event such Total Net Leverage Ratio condition is not achieved, actual and reasonable out-of- pocket expenses of such persons under management or similar agreements may be paid to the extent they do not exceed $100,000 per annum” therein and inserting in lieu thereof the language “(although for the avoidance of doubt they may be accrued and paid once the Obligations (other than contingent indemnification obligations) have been paid in full), provided that in any event, actual and reasonable out-of- pocket expenses of such persons under management or similar agreements may be paid to the extent they do not exceed $100,000 per annum”.

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     22. All Events of Default under the Credit Agreement that have arisen by reason of, or in connection with (including through cross-default provisions), (i) any violation of the financial covenants in Sections 8.9 or 8.10 of that certain First Amended and Restated First Lien Credit Agreement dated as of even date with the Credit Agreement, among the U.S. Borrower, the Bermuda Borrower, GSCP, as administrative agent, and DBSI, as syndication agent (as amended, supplemented or modified from time to time through the date hereof, the “Existing Credit Agreement”), or (ii) any violation of the financial covenants in Sections 8.9 or 8.10 of the Credit Agreement, are, in each case, hereby waived.
     23. Each Lender signatory hereto consents to, and hereby directs the Administrative Agent to enter into such agreements, and execute and deliver such documents, as are necessary for, the amendment and restatement, or the replacement, of the Intercreditor Agreement to read substantially in the form attached hereto as Exhibit D or as may be otherwise satisfactory to the Required Lenders and the Borrowers.
ARTICLE TWO: CONDITIONS PRECEDENT TO EFFECTIVENESS
     The provisions set forth in Article One hereof shall be effective upon the satisfaction (or waiver in accordance with Section 11.1 of the Credit Agreement), on or prior to the 60th day following the date hereof, of the following conditions:
     1. The Borrowers, the Administrative Agent and each Lender shall have indicated their consent by the execution and delivery of the signature pages to this Amendment to the Borrowers and Milbank, Tweed, Hadley & McCloy LLP; and each other Credit Party shall have provided its acknowledgement and consent as therein provided by the execution and delivery of the acknowledgement and confirmation pages to this Amendment to the Borrowers and Milbank, Tweed, Hadley & McCloy LLP.
     2. The Borrowers shall have paid all fees, and out-of-pocket costs and expenses owing to the Administrative Agent and the Lenders (including the reasonable fees and out-of-pocket costs and expenses of legal counsel to the Administrative Agent, and of Milbank, Tweed, Hadley & McCloy LLP, as legal counsel for the Lenders) invoiced to the Borrowers on or before the Second Amendment Effective Date and reimbursable by the Borrowers under the terms of the Credit Agreement or by separate agreement of one or more of the Borrowers.
     3. All obligations of the Credit Parties under the Existing Credit Agreement and the other Credit Documents (as defined in the Existing Credit Agreement ) (other than unmatured contingent obligations) shall have been paid in full in cash, arrangements reasonably satisfactory to the Issuing Lender (under and as defined in the Existing Credit Agreement) shall have been made in respect of any Letters of Credit outstanding under (and as defined in) the Existing Credit Agreement, and all liens securing such obligations pursuant to the Existing Credit Agreement and the Security Documents (as defined in the Existing Credit Agreement) shall have been released, in each case as confirmed pursuant to documentation reasonably satisfactory to the Administrative Agent or the Required Lenders.

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     4. The Borrowers shall have made a voluntary prepayment of the Loans, in accordance with the terms of the Credit Agreement, in a principal amount of $25,000,000.
     5. The Borrowers shall have paid to each Lender an amendment fee equal to 1.00% multiplied by the aggregate principal amount of such Lender’s outstanding Loans.
     6. Bermuda Holdings and Technology Holdings shall have (i) executed and delivered to the Lenders the Subscription and Stockholders Agreement substantially in the form attached hereto as Exhibit A with such changes as are satisfactory to the Required Lenders and the Borrowers, provided, that no such change that adversely and disproportionately affects a Lender, or increases the monetary obligations or liabilities of such Lender, shall be made without the written consent of such Lender, and (ii) consummated the transactions contemplated thereby to occur concurrently with the effectiveness of this Amendment, and the conditions precedent set forth in Sections 4.1(a) and 4.1(b) of the Subscription and Stockholders Agreement shall have been satisfied.
     7. The existing Bye-Laws of Bermuda Holdings shall have been amended and restated and Bermuda Holdings shall have adopted and not amended the Amended and Restated Bye-Laws substantially in the form attached hereto as Exhibit B or otherwise satisfactory to the Required Lenders and the Borrowers.
     8. The representations and warranties of each of Bermuda Holdings and Technology Holdings contained in the Subscription and Stockholders Agreement shall be true, accurate and correct in all material respects at and as of the Second Amendment Effective Date and the First Closing Date (as defined in the Subscription and Stockholders Agreement).
     9. No Default or Event of Default shall have occurred and be continuing after giving effect to the effectiveness of this Amendment.
     10. Milbank, Tweed, Hadley & McCloy LLP, as counsel for the Lenders, shall have received copies of (i) board resolutions of Bermuda Holdings, duly authorizing the execution and delivery by Bermuda Holdings of, the entry by Bermuda Holdings into, and the performance by Bermuda Holdings of its obligations under, the Subscription and Stockholders Agreement, and (ii) board resolutions of each Borrower, duly authorizing the execution and delivery by such Borrower of, the entry by such Borrower into, and the performance by such Borrower of its obligations under, this Amendment.
     11. Milbank, Tweed, Hadley & McCloy LLP, as counsel for the Lenders, shall have received opinions of counsel, dated the Second Amendment Effective Date and addressed to the Lenders, from Bermuda counsel and Ireland counsel to the Credit Parties, each in form and substance reasonably satisfactory to Milbank, Tweed, Hadley & McCloy LLP.
     12. The Borrowers shall have entered into the First Lien Credit Agreement, consistent with the terms provided therefor on Exhibit C hereto, or such terms as are otherwise satisfactory to the Required Lenders and the Borrowers.

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     13. The Intercreditor Agreement shall have been duly amended and restated, or duly replaced, to read substantially in the form attached hereto as Exhibit D or otherwise satisfactory to the Required Lenders and the Borrowers.
     In the absence of notice from a Lender to the U.S. Borrower prior to 8:30 a.m., New York time, on the date on which each of the other conditions precedent specified above in this Article Two shall have been satisfied or waived as aforesaid, that such Lender believes that any conditions precedent specified above, other than those specified in Sections 2, 3, 4, 5 and 6 of this Article Two to the extent related to payments or deliveries which will not be made until substantially simultaneously with the effectiveness of this Amendment, have not been satisfied or effectively waived, the Second Amendment Effective Date shall be deemed to occur on such date automatically upon the making of such payments and delivery of such items required by such Sections 2, 3, 4, 5 and 6; provided that the failure of any Lender to give such a notice shall not constitute a waiver by such Lender of any Default that may exist or any rights with respect thereto, other than for purposes of the effectiveness of this Amendment.
ARTICLE THREE: REPRESENTATIONS AND WARRANTIES
     In order to induce the Administrative Agent and Lenders to enter into this Amendment, each Borrower represents and warrants to the Administrative Agent and each Lender, that, after giving effect to this Amendment:
     1. Representations and Warranties. As of the Second Amendment Effective Date, (a) each of the representations and warranties contained in each of the Credit Documents is true, correct and complete in all material respects to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date (except that the Borrowers make no representation or warranty as to whether the representation and warranty in Section 5.2(a) of the Credit Agreement is true and correct as of the Second Amendment Effective Date), (b) the representations and warranties of each of Bermuda Holdings and Technology Holdings contained in the Subscription and Stockholders Agreement are true, accurate and correct in all material respects at and as of the Second Amendment Effective Date and the First Closing Date (as defined in the Subscription and Stockholders Agreement), and (c) since November 22, 2009, no event, change or effect has occurred and is continuing which has had, or would reasonably be expected to have, a Material Adverse Effect (other than, in each case, as described in the default letter delivered by the Borrowers to the Administrative Agent on March 9, 2010).
     2. Corporate Power and Authority. As of the Second Amendment Effective Date, each Borrower has all requisite power to enter into this Amendment, and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of each Borrower.

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     3. No Conflict; Governmental Consents. No consent or authorization of, or filing with, any Person (including, without limitation, any Governmental Authority) is required in connection with the execution, delivery or performance by any Borrower, or for the validity or enforceability in accordance with its terms against any Borrower, of this Amendment or the Credit Agreement as amended hereby, except for consents, authorizations and filings which have been obtained or made and are in full force and effect and except such consents, authorizations and filings, the failure to obtain or perform (x) which would not reasonably be expected to have a Material Adverse Effect and (y) which would not adversely affect the validity or enforceability of any of the Credit Documents.
     4. Binding Obligation. This Amendment has been duly executed and delivered by each Borrower and this Amendment, and the Credit Agreement as hereby amended, is the legally valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
     5. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute a Default or an Event of Default, other than such Defaults or Events of Default as are waived under Section 22 of Article One of this Amendment.
ARTICLE FOUR: AGREEMENT, ACKNOWLEDGMENT,
CONSENT AND RELEASE
     1. Each of the Borrowers hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the modifications effected pursuant to this Amendment. Each of the Borrowers hereby: (i) confirms that each Credit Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Documents, the payment and performance of all Obligations (as amended hereby) under the Credit Agreement and Secured Obligations (as amended hereby) (as such term is defined in the Collateral Agreement) under the Collateral Agreement now or hereafter existing under or in respect of the Credit Agreement, and confirms its grants to the Administrative Agent of a continuing lien on and security interest in and to all Collateral as collateral security for the prompt payment and performance in full when due of the Obligations (as amended hereby) under the Credit Agreement and the Secured Obligations (as amended hereby) (as such term is defined in the Collateral Agreement) under the Collateral Agreement (whether at stated maturity, by acceleration or otherwise) and (ii) acknowledges and agrees that any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable (subject to the qualifications set forth in Section 5.5 of the Credit Agreement) and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Borrower hereby agrees and admits that it has no defenses to or

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offsets against any of its obligations to any Agent or any Lender under the Credit Documents.
     2. In consideration for the execution of this Amendment, each Borrower (the “Releasors”) unconditionally and irrevocably acquits and fully forever releases and discharges each Lender that has entered into this Amendment, the Administrative Agent and all Affiliates, partners, subsidiaries, officers, employees, agents, attorneys, principals, directors and shareholders of such Persons, and their respective heirs, legal representatives, successors and assigns (collectively, the “Releasees”) from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities of any nature whatsoever, known or unknown, direct or indirect, suspected or claimed, whether arising under common law, in equity or under statute, which such Releasor ever had or now has against any of the Releasees and which may have arisen at any time prior to the Second Amendment Effective Date and which were in any manner related to this Amendment, the Credit Agreement, any other Credit Document or related documents, instruments or agreements or the enforcement or attempted or threatened enforcement by any of the Releasees of any of their respective rights, remedies or recourse related thereto (collectively, the “Released Claims”). Each Releasor covenants and agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Releasees any action or other proceeding based upon any of the Released Claims. Each Releasor represents and warrants that it has no knowledge of any claim by it against the Releasees or of any facts or acts or omissions of the Releasees which on the Second Amendment Effective Date would be the basis of a claim by the Releasors against the Releasees which is not released hereby. Each Releasor represents and warrants that it has not purported to transfer, assign, pledge or otherwise convey any of its right, title or interest in any Released Claims to any other person or entity and that the foregoing constitutes a full and complete release of all Released Claims. Releasors have granted this release freely and voluntarily and without duress.
ARTICLE FIVE: MISCELLANEOUS
     1. The Borrowers estimate that the fair market value of the First Closing Shares (as defined in the Subscription and Stockholders Agreement) is $5,000,000 for tax purposes as of the Second Amendment Effective Date. The Borrowers will file all tax returns consistently with such value. Nothing in this Section 1 shall constitute, or be deemed to constitute, an admission of the Lenders as to the equity value of the Borrowers or the First Closing Shares.
     2. This Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders.
     3. Except as expressly amended hereby, the Credit Agreement and all other documents, agreements and instruments relating thereto are and shall remain unmodified and in full force and effect. On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference in the Notes to the Credit Agreement, shall

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mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.
     4. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
     5. Except as specifically waived or amended by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.
     6. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.
     7. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
     8. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAW AND RULES.
     9. This Amendment may be executed in any number of counterparts (including electronic transmission and facsimile counterparts), each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. As set forth herein, this Amendment shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrowers and the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.
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STRATUS TECHNOLOGIES, INC.
By:	/s/ Robert C. Laufer
	Name:	Robert C. Laufer
	Title:	Senior Vice President & CFO

STRATUS TECHNOLOGIES BERMUDA LTD.
By:	/s/ Ernest Morrison
	Name:	Ernest Morrison
	Title:	Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND LIEN CREDIT AGREEMENT]

DEUTSCHE BANK TRUST COMPANY AMERICAS as Administrative Agent
By:	/s/ Susan LeFevre
	Name:	Susan LeFevre
	Title:	Managing Director

By:	/s/ Evelyn Thierry
	Name:	Evelyn Thierry
	Title:	Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND LIEN CREDIT AGREEMENT]

ACKNOWLEDGEMENT AND CONFIRMATION:
Each undersigned Credit Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the modifications effected pursuant to this Amendment. Such Credit Party hereby: (i) confirms that each Credit Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, in accordance with the terms of the Credit Documents, the payment and performance of all Obligations (as amended by this Amendment) under the Credit Agreement and Secured Obligations (as amended by this Amendment) (as such term is defined in the Collateral Agreement) under the Collateral Agreement now or hereafter existing under or in respect of the Credit Agreement, and confirms its grants to the Administrative Agent of a continuing lien on and security interest in and to all Collateral thereunder as collateral security for the prompt payment and performance in full when due of the Obligations (as amended by this Amendment) under the Credit Agreement and the Secured Obligations (as amended by this Amendment) (as such term is defined in the Collateral Agreement) under the Collateral Agreement (whether at stated maturity, by acceleration or otherwise), (ii) acknowledges and agrees that any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable (subject to the qualifications set forth in Section 5.5 of the Credit Agreement) and shall not be impaired or limited by the execution or effectiveness of this Amendment, and (iii) confirms that, as of the Second Amendment Effective Date, each of the representations and warranties of such Credit Party or with respect to such Credit Party contained in this Amendment or in any of the Credit Documents to which it is a party or which are contained in any certificate furnished by or on behalf of such Credit Party pursuant to any of the Credit Documents to which it is a party are true, correct and complete in all material respects to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date. In addition, each undersigned Credit Party hereby agrees to be bound by the provisions of Section 2 of Article Four of this Amendment as though it were named and defined as a “Releasor” therein.

STRATUS TECHNOLOGIES BERMUDA HOLDINGS LTD.
By:	/s/ Ernest A. Morrison
	Name:	Ernest A. Morrison
	Title:	Director

SRA TECHNOLOGIES CYPRUS LIMITED
By:	/s/ Nichaez Harcou
	Name:	Nichaez Harcou
	Title:	Authorised Signatory

STRATUS TECHNOLOGIES IRELAND LIMITED
By:	/s/ Frederick S. Prifty
	Name:	Frederick S. Prifty
	Title:	Director

CEMPRUS TECHNOLOGIES, INC.
By:	/s/ Robert C. Laufer
	Name:	Robert C. Laufer
	Title:	Director
[SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND LIEN CREDIT AGREEMENT]

CEMPRUS, LLC
By:	/s/ Robert C. Laufer
	Name:	Robert C. Laufer
	Title:	Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND LIEN CREDIT AGREEMENT]

EXHIBIT A
Subscription and Stockholders Agreement
[See attached]

SUBSCRIPTION AND SHAREHOLDERS AGREEMENT
     THIS SUBSCRIPTION AND SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into as of _________, 2010, among Stratus Technologies Bermuda Holdings Ltd., a Bermuda limited liability company (the “Company”), Technology Holdings Ltd., a Bermuda limited liability company and the Company’s majority shareholder (“Technology Holdings”), and the Lender Shareholders (as defined below and, collectively with Technology Holdings, the “Shareholders”).
RECITALS
     WHEREAS, in consideration for the entry by the Lender Shareholders to that certain Second Amendment to the First Amended and Restated Second Lien Credit Agreement among the Lender Shareholders and certain Subsidiaries of the Company (the “Second Amendment”), the Company is required to issue to the Lender Shareholders, and the Lender Shareholders desire to receive, in addition to any other rights and benefits provided under the Second Amendment, the Lender Shares (as defined below), each credited as fully paid.
     WHEREAS, each of the Shareholders desires to promote the interests of the Company and the mutual interests of the Shareholders by establishing herein certain terms and conditions upon which the Shares (as defined below) will be held and providing for certain other matters.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the Shareholders hereby agree as follows:
1. Definitions.
     1.1 The following terms are used herein with the following meanings:
          (a) The term “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person, provided, however, that, notwithstanding the foregoing, the Credit Parties shall not be considered Affiliates of Technology Holdings or Persons that own an interest in Technology Holdings, and Technology Holdings or Persons that own an interest in Technology Holdings shall not be considered a Affiliates of the Credit Parties. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract (including any arrangement providing discretionary investment authority) or otherwise; and the terms “controlling,” “controlled” and “under common control with” have meanings correlative to the foregoing.
          (b) The term “Amended and Restated Bye-Laws” means the Amended and Restated Bye-Laws of the Company adopted by the Company in accordance with the Second Amendment.

          (c) The term “Bermuda, Ltd.” means Stratus Technologies Bermuda, Ltd. a Bermuda limited liability company and a wholly-owned direct Subsidiary of the Company.
          (d) The term “Board” means the board of directors of the Company.
          (e) The term “Business Day” means any day, other than a Saturday, Sunday or a day on which banks located in Bermuda shall be authorized or required by law to close.
          (f) The term “Closing” means each of the First Closing, the Second Closing, or Third Closing.
          (g) The term “Closing Date” means each of the First Closing Date, the Second Closing Date, or Third Closing Date.
          (h) The term “Credit Parties” means the Company and its Subsidiaries party to the Second Amendment.
          (i) The term “Discharge” means the cash repayment in full of the Loans under the Second Amendment.
          (j) The term “Equity Securities” means any and all shares of Ordinary Shares, Series A Ordinary Shares, Series B1 Ordinary Shares, Series B2 Ordinary Shares, Series A Preference Shares, Series B1 Preference Shares, Series B2 Preference Shares, all other shares of the Company regardless of class or series and other securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares.
          (k) The term “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
          (l) The term “First Closing Date Post Issuance Ordinary Shares” means 38,412,245.33 Ordinary Shares to be adjusted such that the Lender Shareholders post-issuance percentage ownership is unchanged for Ordinary Shares issued or redeemed between the date hereof and the First Closing Date.
          (m) The term “First Closing Date Post Issuance Preference Shares” means 8,748,322.67 Preference Shares to be adjusted such that the Lender Shareholders post-issuance percentage ownership is unchanged for Preference Shares issued or redeemed between the date hereof and the First Closing Date.
          (n) The term “Form S-3/F-3” means Form S-3 and Form F-3, as applicable, under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

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          (o) The term “Holder” means any Shareholder owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any permitted assignee of record of such Registrable Securities that has executed a joinder in the form attached hereto as Exhibit A.
          (p) The term “Investment Company Act” means the United States Investment Company Act of 1940, as amended.
          (q) The term “Lender Shareholders” means the Persons listed on the signature pages hereto, together with their, permitted transferees, successors, assignees and Permitted Designee.
          (r) The term “Lender Shares” means the First Closing Shares, and the Second Closing Shares and Third Closing Shares, if any.
          (s) The term “Loans” shall have the meaning assigned to such term in the Second Amendment.
          (t) The term “Majority Lender Shareholders” means Lender Shareholders holding, in the aggregate, a majority of the Lender Shares.
          (u) The term “Ordinary Class Shares” means the Ordinary Shares, the Series A Ordinary Shares, the Series B1 Ordinary Shares and the Series B2 Ordinary Shares.
          (v) The term “Ordinary Shares” means the ordinary shares of the Company, par value $0.5801.
          (w) The term “Permitted Designee” means a holding company formed and operated for the purpose of holding the Lender Shares.
          (x) The term “Person” means any individual, partnership, corporation, limited liability company, joint venture, association, joint-share company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.
          (y) The term “Preference Shares” means the Series A Preference Shares and the Series B Preference Shares.
          (z) The term “Registrable Securities” means: (1) any Ordinary Shares owned by the Holders or issued or issuable pursuant to conversion of any Preference Shares owned by the Holders, and (2) any Ordinary Class Shares issuable as (or issuable upon the conversion or exercise of any warrant, right or other security which is issuable as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preference Shares or Ordinary Class Shares described in clause (1) above. Notwithstanding the foregoing, “Registrable Securities” shall exclude (x) any Registrable Securities sold by a Person in a transaction in which rights under Section 5

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are not assigned in accordance with this Agreement or (y) any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise.
          (aa) The number of shares of “Registrable Securities then outstanding” means (1) the number of Ordinary Class Shares that are Registrable Securities and that are then issued and outstanding, plus the number of Ordinary Class Shares to be issued pursuant to conversion of any Preference Shares, as the case may be, owned by the Holders, plus (2) any Ordinary Class Shares issuable as (or issuable upon the conversion or exercise of any warrant, right or other security which is issuable as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preference Shares or Ordinary Class Shares described in clause (1) above, which are then issued and outstanding.
          (bb) The terms “register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.
          (cc) The term “Representative” means a Shareholder’s and its Affiliates’ employees, directors, officers, existing and potential financing sources, advisors and other representatives (including attorneys, accountants and consultants).
          (dd) The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.
          (ee) The term “Second Closing Date” means April 30, 2013.
          (ff) The term “Securities Act” means the United States Securities Act of 1933, as amended.
          (gg) The term “Series A Ordinary Shares”, means the series A ordinary shares of the Company, par value $0.5801.
          (hh) The term “Series A Preference Shares”, means the series A preference shares of the Company, par value $1.50.
          (ii) The term “Series B Ordinary Shares” means the Series B1 Ordinary Shares and the Series B2 Ordinary Shares.
          (jj) The term “Series B Preference Shares” means the Series B1 Preference Shares and the Series B2 Preference Shares.
          (kk) The term “Series B1 Preference Shares” means the series B1 preference shares of the Company, par value $1.50.
          (ll) The term “Series B2 Preference Shares” means the series B2 preference shares of the Company, par value $1.50.

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          (mm) The term “Series B1 Ordinary Shares” means the series B1 ordinary shares of the Company, par value $0.5801.
          (nn) The term “Series B2 Ordinary Shares” means the series B2 ordinary shares of the Company, par value $0.5801.
          (oo) The term “ Shares” means (i) the Ordinary Class Shares, (ii) the Preference Shares and (iii) any Ordinary Class Shares issued or to be issued pursuant to conversion of any Preference Shares or issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or in exchange for or in replacement of, any Preference Shares.
          (pp) The term “Stratus Inc.” means Stratus Technologies, Inc. a Delaware corporation and an indirect wholly-owned direct Subsidiary of the Company.
          (qq) The term “Subsidiary” of the Company means each Person in which the Company owns (beneficially or of record), directly or indirectly, a majority of the Voting Shares or is a general partner or otherwise has the power to control, by agreement or otherwise, the management and general business affairs of such other Person.
          (rr) The term “Third Closing Date” means April 30, 2014.
          (ss) The term “Transfer” means any sale, assignment or other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise, but shall not include a pledge or other encumbrance pursuant to a bona fide loan transaction which creates a mere security interest.
          (tt) The term “Voting Ordinary Shares” means the Ordinary Shares, the Series A Ordinary Shares, and the Series B1 Ordinary Shares.
          (uu) The term “Voting Preference Shares” means the Series A Preference Shares and the Series B1 Preference Shares.
          (vv) The term “Voting Shares” of any Person means any shares or other equity interest of any class or classes of such Person whose holders are entitled under ordinary circumstances (irrespective of whether at the time shares or other equity interest of any other class or classes shall have or might have voting power by reason of the happening of any contingency) to vote for the election of the directors, managers, trustees or other governing body of such Person.
     1.2 Index of Other Defined Terms. In addition to the terms defined above, the following terms shall have the respective meanings given thereto in the sections indicated below:

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Definitions	Locations
Agreement	Preamble
Company	Preamble
Co-Sale Notice	9.1
Co-Sale Right	9.1
Co-Sale Shares	9.1
Cutback	8.2
EHS	13.2
Final Prospectus	8.4
First Closing	2.1(a)
First Closing Date	2.1(a)
First Closing Shares	2.1(b)
Information	8.3
Inspectors	8.3
Lender Shareholder Designee	12.2
Liabilities	8.4
Majority Interest Lenders	12.1
Managing Entities	12.1
Offices	2.1(a)
Outstanding Shares	9.1
Piggyback Notice	8.1
Records	8.3
Registration Date	8.3
Second Amendment	Recitals
Second Closing	2.2(a)
Second Closing Shares	2.2(b)
Selling Shareholder(s)	9.1
Shareholder Designees	12.2
Shareholders	Preamble
Technology Holdings	Preamble
Technology Holdings Designees	12.2
Third Closing	2.3(a)
Third Closing Shares	2.3(b)
Triggering Issuance	7.1
Violation	8.4
2. Issuance of Lender Shares.
     1.1 First Closing.
          (a) The issuance of the First Closing Shares (as defined below) shall take place at a closing (the “First Closing”) to be held at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York (the “Offices”), at 10:00 a.m., Eastern Standard Time on the Second Amendment Effective Date (as defined in the Second Amendment) subject to the representations and warranties of the Lender Shareholders being true, accurate and correct in all material respects at and as of the applicable Closing Date. The day on which the First Closing takes place is referred to as the “First Closing Date”.

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          (b) At the First Closing, the Company shall issue and deliver to the Lender Shareholders, certificates representing a number of Series B Ordinary Shares, credited as fully paid, equal to 25.0% of the First Closing Date Post Issuance Ordinary Shares rounded to two decimal places and a number of Series B Preference Shares, credited as fully paid, equal to 25.0% of the First Closing Date Post Issuance Preference Shares rounded to two decimal places (the “First Closing Shares”). The First Closing Shares shall be allocated ratably, including fractional shares, to each Lender Shareholder according to aggregate principal amount of each such Lender Shareholder’s outstanding Loans as of the First Closing Date. With respect to Series B Ordinary Shares issued at the First Closing, the Lender Shareholders shall receive Series B1 Ordinary Shares unless they elect to receive Series B2 Ordinary Shares and with respect to Series B Preferred Shares issued at the First Closing, the Lender Shareholders shall receive Series B1 Preferred Shares unless they elect to receive Series B2 Preferred Shares. Such elections shall be made by notice to the Company at least two Business Days prior to the First Closing Date.
          (c) The Company shall obtain the requisite approvals of the Bermuda Monetary Authority for the issuances of Shares pursuant to this Section 2.1.
     2.2 Second Closing.
          (a) If the Discharge shall not have occurred prior to the Second Closing Date (and the Second Closing shall not occur if the Discharge has occurred), the issuance of the Second Closing Shares (as defined below) shall take place at a closing (the “Second Closing”) to be held at the Offices (or at any other location as agreed in writing by the Company and the Majority Lender Shareholders) at 10:00 a.m., Eastern Standard Time on the Second Closing Date.
          (b) At the Second Closing, the Company shall issue and deliver to the Lender Shareholders, certificates representing a number of Series B Ordinary Shares, credited as fully paid, equal to 7.14% of the First Closing Date Post Issuance Ordinary Shares rounded to two decimal places and a number of Series B Preference Shares, credited as fully paid, equal to 7.14% of the First Closing Date Post Issuance Preference Shares rounded to two decimal places (the “Second Closing Shares”). The Second Closing Shares shall be allocated ratably, including fractional shares, to each Lender Shareholder according to aggregate principal amount of each such Lender Shareholder’s outstanding Loans as of the Second Closing Date. With respect to Series B Ordinary Shares issued at the Second Closing, the Lender Shareholders shall receive Series B1 Ordinary Shares unless they elect to receive Series B2 Ordinary Shares and with respect to Series B Preferred Shares issued at the Second Closing, the Lender Shareholders shall receive Series B1 Preferred Shares unless they elect to receive Series B2 Preferred Shares. Such elections shall be made by notice to the Company at least two Business Days prior to the Second Closing Date.
          (c) The Company shall obtain the requisite approvals of the Bermuda Monetary Authority for the issuances of Shares pursuant to this Section 2.2.

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     2.3 Third Closing.
          (a) If the Discharge shall not have occurred prior to the Third Closing Date (and the Third Closing shall not occur if the Discharge has occurred), the issuance of the Third Closing Shares (as defined below) shall take place at a closing (the “Third Closing”) to be held at the Offices (or at any other location as agreed in writing by the Company and the Majority Lender Shareholders) at 10:00 a.m., Eastern Standard Time on Third Closing Date.
          (b) At the Third Closing, the Company shall issue and deliver to the Lender Shareholders, certificates representing a number of Series B Ordinary Shares, credited as fully paid, equal to 45.92% of the First Closing Date Post Issuance Ordinary Shares rounded to two decimal places and a number of Series B Preference Shares, credited as fully paid, equal to 45.92% of the First Closing Date Post Issuance Preference Shares rounded to two decimal places (the “Third Closing Shares”). The Third Closing Shares shall be allocated ratably, including fractional shares, to each Lender Shareholder according to aggregate principal amount of each such Lender Shareholder’s outstanding Loans as of the Third Closing Date. With respect to Series B Ordinary Shares issued at the Third Closing, the Lender Shareholders shall receive Series B1 Ordinary Shares unless they elect to receive Series B2 Ordinary Shares and with respect to Series B Preferred Shares issued at the Third Closing, the Lender Shareholders shall receive Series B1 Preferred Shares unless they elect to receive Series B2 Preferred Shares. Such elections shall be made by notice to the Company at least two Business Days prior to the Third Closing Date.
          (c) The Company shall obtain the requisite approvals of the Bermuda Monetary Authority for the issuances of Shares pursuant to this Section 2.3.
3. Representation and Warranties.
     3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Lender Shareholders, as of the date hereof, as follows:
          (a) Organization and Authorization. The Company is duly organized and is validly existing as a limited liability company in good standing under the laws of Bermuda with the limited liability company power and authority to execute, deliver and perform this Agreement, to own its properties and carry on its business in the manner in which such business is now being conducted. This Agreement has been duly executed and delivered by the Company, has been effectively authorized by all necessary action by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms.
          (b) Capitalization.
               (i) As of the date hereof, the authorized capitalization of the Company consists of 181,003,276 Ordinary Shares, par $0.5801, of which 28,809,184 Ordinary Shares are issued and outstanding and 7,000,000 Series A Preference Shares, par $1.50, of which 6,561,242 Series A Preference Shares are issued and outstanding.

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Immediately after the First Closing, provided that there are no issuances or redemptions of Shares between the date hereof and the First Closing, the authorized capitalization of the Company will consist of:
               (A) 181,003,276 Ordinary Shares, par $0.5801, of which 38,412,245.33 Ordinary Shares will be issued and outstanding;
               (B) 7,677,651.59 Series A Ordinary Shares, par $0.5801, of which zero Series A Ordinary Shares will be issued and outstanding;
               (C) 7,000,000.00 Series A Preference Shares, par $1.50, of which 6,561,242.00 Series A Preference Shares will be issued and outstanding;
               (D) 32,543,815.91 Series B1 Ordinary Shares, par $0.5801, and 32,543,815.91 Series B2 Ordinary Shares, par $0.5801, of which 9,603,061.33 Series B Ordinary Shares will be issued and outstanding;
               (E) 6,828,940.68 Series B1 Preferred Shares, par $1.50 and 6,828,940.68 Series B2 Preferred Shares, par $1.50, of which 2,187,080.67 Series B Preferred Shares will be issued and outstanding.
               (ii) The outstanding Ordinary Shares and Series A Preference Shares are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state or non-U.S. securities laws, or pursuant to valid exemptions therefrom.
               (iii) All of the outstanding shares of each Subsidiary of the Company are owned directly or indirectly by the Company, provided, however, that the Company does not directly or indirectly own all of the shares of such entities where multiple shareholders are required by local law.
               (iv) Except as set forth in Schedule 3.1(b), there are not outstanding any options, warrants, share appreciation rights, phantom equity interests, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any Shares.
               (v) The Company has reserved 31,957,018 of its Ordinary Shares for issuance in the future under Stratus Technologies Inc. Stock Incentive Plan, as amended and restated as of February 24, 2009.
               (vi) Except as set forth in Schedule 3.1(b), the Company is not a party or subject to any agreement or understanding, and, to the best of the Company’s knowledge, there is no agreement or understanding between any persons or entities, which affects or relates to the voting or giving of written consents with respect to any Ordinary Shares or Series A Preference Shares.
               (vii) Except as set forth in Schedule 3.1(b), no share plan, share purchase, share option or other agreement or understanding between the Company and any

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holder of any equity securities of the Company or rights to purchase equity securities of the Company provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of the transactions contemplated by this Agreement.
          (c) Valid Issuance. The Series A Preference Shares and Ordinary Shares that are being issued to the Lender Shareholders hereunder, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly authorized and issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Amended and Restated Bye-Laws, and sold and delivered in accordance with applicable state, federal and non-U.S. securities laws. The Ordinary Shares issuable upon conversion of the Series A Preference Shares issued to the Lender Shareholders under this Agreement have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Amended and Restated Bye-Laws, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Amended and Restated Bye-Laws, and sold and delivered in accordance with applicable state, federal and non-U.S. securities laws.
          (d) No Conflicts. The issuance of the Lender Shares by the Company and the entering into of this Agreement does not and will not result in any violation of, or conflict with, any term of the charter, bylaws or other governing documents of the Company or any law or regulation applicable to the Company or any of its direct or indirect Subsidiaries or any material agreement, contract or understanding of the Company or any of its direct or indirect Subsidiaries.
          (e) Required Filings and Consents. The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing by the Company with or notification by the Company to, any governmental or regulatory authority, except for the Bermuda Monetary Authority.
          (f) Exclusivity of Representations and Warranties. Neither the Company nor any of its Affiliates or its Representatives is making any representation or warranty on behalf of the Company of any kind or nature whatsoever, oral or written, express or implied (including, but not limited to, any relating to financial condition, results of operations, assets or liabilities of the Company and its subsidiaries), except as expressly set forth in this Section 3.1, the First Amended and Restated Second Lien Credit Agreement among the Lender Shareholders and certain Subsidiaries of the Company and the Second Amendment, and the Company hereby disclaims any such other representations or warranties.
     3.2 Representations and Warranties of the Lender Shareholders. Each Lender Shareholder hereby, severally and not jointly, represents and warrants to the Company, as of the date hereof, as follows:

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          (a) Organization and Authorization. Such Lender Shareholder is duly organized and is validly existing as a corporation, a limited liability company or a limited liability partnership, in good standing in its state of organization, with the power and authority to execute, deliver and perform this Agreement, to own its properties and carry on its business in the manner in which such business is now being conducted. This Agreement has been duly executed and delivered by such Lender Shareholder, has been effectively authorized by all necessary action, partnership or otherwise, by the Lender Shareholder and constitutes a legal, valid and binding obligation of the Lender Shareholder enforceable in accordance with its terms.
          (b) No Conflicts. The investment by such Lender Shareholder in the Lender Shares does not and will not result in any violation of, or conflict with, any term of the limited partnership agreement, limited liability company agreement, charter, bylaws or other governing documents of such Lender Shareholder or any other instrument to which such Lender Shareholder is bound or any law or regulation applicable to such Lender Shareholder, the consequence of which is to prevent the Lender Shareholders from performing hereunder.
          (c) Required Filings and Consents. The execution and delivery of this Agreement by such Lender Shareholder does not, and the performance by such Lender Shareholder of its obligations hereunder and the consummation of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing by such Lender Shareholder with or notification by the Lender Shareholder to, any governmental or regulatory authority except to the extent any such consents, approvals, authorizations, permits or filings have been obtained or been made, or such notifications have been given.
          (d) Acquisition of Shares for Investment. (i) Such Lender Shareholder is financially able to hold the Lender Shares for long-term investment and (ii) the Lender Shares are being purchased by such Lender Shareholder for its own account for investment purposes, and not with a view to any distribution thereof to any person present in the United States or any identifiable group of United States citizens located outside of the United States, unless pursuant to registration under the Securities Act, or any applicable state securities laws, or unless pursuant to any applicable exemption from registration under the Securities Act or such state securities laws.
          (e) Accredited Investor. Such Lender Shareholder is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act.
          (f) Lender Shareholder’s Investigation and Reliance. Such Lender Shareholder is a sophisticated purchaser and has made its own independent investigation, review and analysis regarding the Company and its subsidiaries and the transactions contemplated hereby, which investigation, review and analysis were conducted by such Lender Shareholder with expert advisors that it has engaged for such purpose. Such Lender Shareholder and its Representatives have been provided with full and complete access to the Representatives, properties, offices, plants and other facilities, books and records of Company and its subsidiaries and other information that they have requested in

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connection with their investigation of the Company and its subsidiaries and the transactions contemplated hereby. Such Lender Shareholder is not relying on any statement, representation or warranty, oral or written, express or implied, made by the Company or any of its Affiliates or Representatives, except as expressly set forth in this Agreement, the First Amended and Restated Second Lien Credit Agreement among the Lender Shareholders and certain Subsidiaries of the Company and the Second Amendment. Neither the Company nor any of its Affiliates or Representatives shall have any liability to the Lender Shareholder or any of its Affiliates or Representatives resulting from the use of any information, documents or materials made available to such Lender Shareholder, whether orally or in writing, in any confidential information memoranda, “data rooms,” management presentations, due diligence discussions or in any other form in expectation of the transactions contemplated by this Agreement. Neither the Company nor any of its Affiliates or Representatives is making, directly or indirectly, any representation or warranty with respect to any estimates, projections or forecasts involving the Company and its subsidiaries.
4. Conditions to the First Closing.
     4.1 Conditions to Closing by the Lender Shareholders.
          (a) Prior to each Closing Date, the Company shall have delivered to the Lender Shareholders a certificate stating that the conversion ratio that applies to Series A Preferred Shares shall apply equally to the Series B1 Preferred Shares and the Series B2 Preferred Shares.
          (b) The Company shall have made an election on Internal Revenue Service Form 8832, effective no later than the day prior to the First Closing Date, for Bermuda, Ltd. to be treated as an entity disregarded as separate from its owner for U.S. federal income tax purposes.
5. Restrictions on Transfers of Lender Shares.
     5.1 Restrictive Legends. It is understood that each certificate, if any, representing the Lender Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (the “Securities Legend”):
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF BERMUDA OR OF ANY STATES OF THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE AND OTHER SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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     5.2 Removal of Restrictive Legend. The Securities Legend set forth above shall be removed by the Company from any certificate evidencing Lender Shares upon delivery of reasonably satisfactory evidence to the Company that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Lender Shares.
     5.3 Restrictive Legends Regarding Shareholder Agreement. It is understood that each certificate, if any, representing the Lender Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:
IN ADDITION, THE SECURITIES ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERS AND OTHER PROVISIONS CONTAINED IN A SUBSCRIPTION AND SHAREHOLDERS AGREEMENT, DATED AS OF MARCH [ ], 2010. COPIES OF SUCH AGREEMENT MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.
     5.4 Lender Shareholders Share Transfers. No Lender Shareholder (or any Permitted Designee, transferee, assignee or successor thereof) shall Transfer any Lender Shares without obtaining the Company’s written consent, to be given in its sole discretion (and in the case of paragraph (d) below, Majority Interest Lender approval), provided, that no such consent shall be required if the Transfer satisfies each of the following conditions:
          (a) Such Lender Shareholder delivers to the Company a written notice identifying the Transferee two Business Days prior to such Transfer.
          (b) The Transfer does not increase the total number of Lender Shareholders to above 150.
          (c) The transferee of the Lender Shares is not a competitor of the Company.
          (d) Unless Majority Interest Lender approval has been obtained, the transferee of the Lender Shares is not Technology Holdings, MidOcean Capital Partners Europe, L.P., Investcorp Management Services Limited or any of their respective Affiliates.
          (e) The transferee of the Lender Shares executes a joinder in the form attached hereto as Exhibit A, pursuant to which such transferee becomes a party to this Agreement as a “Lender Shareholder” and for all purposes of this Agreement is deemed to have executed a counterpart signature page of this Agreement and be subject to, benefit from and bound by all the provisions hereof.
          (f) Such Transfer of Lender Shares: (i) would not violate or be reasonably likely to violate applicable state and federal securities laws and (ii) would not,

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to the transferor’s knowledge, cause or be reasonably likely to cause the Company to violate or become a reporting company under the Securities Act, the Exchange Act, the Investment Company Act or other federal or state securities regulations or to be required to register a class of equity securities pursuant to Section 12(g) of the Exchange Act or the rules and regulations adopted thereunder.
          (g) Upon request prior to the expiration of such two Business Day period, such Lender Shareholder provides the Company additional information reasonably requested by the Company to permit the Company to make the determination described in the proviso hereto.
Notwithstanding anything to the contrary above, the Company shall have the right, at its sole discretion within two Business Days of the delivery of notice of such Transfer, to reject any proposed Transfer of Lender Shares if it would reasonably be expected to fail to satisfy Sections 5.4(a), 5.4(b), 5.4(c), 5.4(d), 5.4(e) or 5.4(f) (without taking into account any knowledge qualifier contained in such Section). Upon failure of a Transfer as a result of this Section 5.4, any Shares being transferred shall revert back to Transferor. The transfer restrictions in this Section 5.4 shall terminate upon a Qualified IPO, as defined in the Amended and Restated Bye-Laws.
     5.5 Lender Shareholders Loan Transfers Prior to Closing. If the Loans are Transferred prior to a Closing Date, then the Company will issue the First Closing Shares, Second Closing Shares or Third Closing Shares, as the case may be, ratably to each transferee (instead of to the transferor) according to aggregate principal amount of each such transferee’s outstanding Loans as of such respective Closing Date, if the following conditions are met:
          (a) Such transferee, if not a party to this Agreement at the time of Transfer, executes a joinder in the form attached hereto as Exhibit A, pursuant to which such transferee becomes a party to this Agreement as a “Lender Shareholder” and for all purposes of this Agreement is deemed to have executed a counterpart signature page of this Agreement and be subject to, benefit from and bound by all the provisions hereof.
          (b) The Transfer does not increase the total number of Lender Shareholders to above 150, post-issuance.
          (c) The transferee is not Technology Holdings, MidOcean Capital Partners Europe, L.P., Investcorp Management Services Limited or any of their respective Affiliates.
          (d) Such issuance: (i) would not violate or be reasonably likely to violate applicable securities laws and (ii) would not, to the transferor’s knowledge, cause or be reasonably likely to cause the Company to violate or become a reporting company under the Securities Act, the Exchange Act or the Investment Company Act or to be required to register a class of equity securities pursuant to Section 12(g) of the Exchange Act or the rules and regulations adopted thereunder.

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          (e) Such transferee provides the Company reasonably satisfactory evidence that the issuance would satisfy Sections 5.5(a) and 5.5(b) (and provided that, with respect to 5.5(b), the Company may require, at its sole discretion, an opinion of counsel to such effect).
          (f) The transfer of such Lender Shares to the transferee has received the prior approval of the Bermuda Monetary Authority (if required).
Notwithstanding anything to the contrary above, the Company shall have the right, at its sole discretion within such two-Business Day period, to reject any proposed issuance to any transferee of the Loans if it would reasonably be expected to fail to satisfy Sections 5.5(a), 5.5(b), 5.5(c), 5.5(d) (without taking into account any knowledge qualifier contained in such Section) or 5.5(e). If any of such conditions fail to be met, such Shares shall be issued to the transferor.
     5.6 Subject to Section 5.5, all Transfers of Loans shall include the right to receive the Second Closing Shares and Third Closing Shares, if such shares have not already been issued, allocated ratably to each Lender Shareholder according to aggregate principal amount of each such Lender Shareholder’s outstanding Loans on the date of issuance of such respective Second Closing Shares and Third Closing Shares.
6. Transfers.
     6.1 Technology Holdings Share Transfer. Technology Holdings (or any transferee, assignee or successor thereof) hereby agrees to not Transfer any Shares except to a transferee that shall have executed a joinder in the form attached hereto as Exhibit B, pursuant to which such transferee becomes a party to this Agreement and for all purposes of this Agreement is deemed to have executed a counterpart signature page of this Agreement and be subject to, benefit from and bound by all the provisions hereof.
Void Transfers. Any Transfer or purported Transfer of Shares in violation of any provision of this Agreement shall be void, and the Company shall not be required to recognize any such Transfer or purported Transfer. The Company shall not register the name of any such Transfer or purported transferee of Shares in the Company’s books and records.
7. Preemptive Rights.
     7.1General. Subject to the terms and conditions set forth in this Section 7, if at any time following the consummation of the First Closing the Company proposes to issue any Equity Securities (a “Triggering Issuance”), each Shareholder shall have the right to participate in such Triggering Issuance by subscribing for up to its Pro Rata Portion. With respect to each Shareholder, “Pro Rata Portion” shall mean the number of Equity Securities that is the product of (i) the aggregate number of Equity Securities proposed to be issued in the Triggering Issuance and (ii) a fraction, the numerator of which is the number of Ordinary Class Shares owned by or that would be received upon conversion of the Series A Preference Shares and/or Series B Preference Shares, as the case may be, owed by such Shareholder, immediately prior to Triggering Issuance, and the denominator of which is the sum of the Ordinary Class Shares owned by or that

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would be received upon conversion of the Series A Preference Shares and/or Series B Preference Shares, as the case may be, owed by all Shareholders, immediately prior to the Triggering Issuance.
     Notwithstanding the above, a Triggering Issuance shall not include, and the preemptive rights provided in Section 7.1 shall not apply to the following issuances of Equity Securities: (i) any Ordinary Shares issued upon conversion of the Series A Ordinary Shares, Series B Ordinary Shares, or any other Shares issued upon conversion of any such Series A Ordinary Shares, Series B Ordinary Shares, Series A Preference Shares or Series B Preference Shares; (ii) any securities issued in connection with any Share split, Share dividend or other similar event in which all Shareholders of the same class are entitled to participate on a pro rata basis; (iii) any securities issued upon the exercise, conversion or exchange of any security in issue or outstanding as of the date hereof; (iv) any securities issued pursuant to the acquisition of another Person by the Company by consolidation, amalgamation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, assets of such other Person or 50% or more of the voting power of such other Person or 50% or more of the equity ownership of such other Person; (v) up to 32,530,970) (as adjusted for stock splits, stock dividends, recapitalizations and the like) Shares (or options to purchase Shares) (including any of such Ordinary Class Shares or options which are repurchased) issued to officers, directors, employees and/or consultants of the Company or its subsidiaries under any share purchase or share option plan or agreement or other incentive compensation arrangement; (v) any Shares issued in connection with any capital reorganization, recapitalization or reclassification or (vi) any Shares issues under Section 2.
     7.2 Procedures. In the event that the Company proposes to undertake a Triggering Issuance, it shall provide the Shareholders fifteen Business Days notice setting forth in reasonable detail the terms and conditions of the Triggering Issuance. Each Shareholder wishing to participate in the Triggering Issuance shall notify the Company in writing at least five Business Days after delivery of such notice of its irrevocable undertaking to participate in the Triggering Issuance and the Company shall allow such Shareholder to participate in the Triggering Issuance up to its Pro Rata Portion on the same terms and conditions offered to Technology Holdings.
     7.3 Technology Holdings Preemptive Rights. Technology Holdings, on behalf if itself and each of its transferees of Shares, hereby agrees that the rights granted to Technology Holdings pursuant to this Section 7 supersede any preemptive rights or similar rights granted to Technology Holdings pursuant to any other agreement, including without limitation the agreements set forth on Schedule 3.1(b) hereto. Technology Holdings hereby waives any preemptive or similar rights it has today or may have in the future as a result of the issuances contemplated by this Agreement.
8. Registration Rights.
     8.1 Piggyback Registrations. Commencing 180 days after a Qualified IPO (as such term is defined in the Amended and Restated Bye-laws), the Company shall notify

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any Holder in writing (a “Piggyback Notice”) at least 30 days prior to (x) filing any registration statement to effect a registration of Ordinary Shares on Form S-3/F-3 or (y) filing any registration statement to effect a registration of Ordinary Shares under the Securities Act on behalf of Technologies Holdings, and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder as provided in this Section 8.1. Each such Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within twenty days after receipt of the Piggyback Notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of its Registrable Securities such Holder wishes to include in such registration statement (it being agreed that any such election to include Shares shall be irrevocable). If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities held by it in any subsequent registration statement which shall trigger a Piggyback Notice, all upon the terms and conditions set forth herein.
     8.2 Underwriting.
          (a) If a registration statement with respect to which the Company gives notice under this Section 8 is for an underwritten offering, then the Company shall so advise the Holders in the Piggyback Notice. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 8 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including a market stand-off agreement of up to 180 days if required by such underwriter or underwriters). Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting (such exclusion, a “Cutback”), and the number of shares that may be included in the registration and the underwriting shall be allocated, first to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement pursuant to this Section 8 on a pro rata basis with any other holders of securities of the Company participating in such registration based on the total number of Registrable Securities then held by each such Holder (calculated on an as-converted basis) and other holders of securities of the Company; provided, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that, subject to the rights of any holders granted registration rights on par with the rights provided for in this Section 8, all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If all the Registrable Securities requested by the Holders have

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been included, the other shareholders of the Company may include any Ordinary Shares on a pro rata basis. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing Persons, and for any Holder that is a corporation, the Holder and all corporations that are Affiliates of such Holder, shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all Persons included in such “Holder,” as defined in this sentence.
          (b) Expenses. All expenses incurred in connection with a registration pursuant to this Section 8, including, without limitation, all federal and “blue sky” registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of one counsel for the Holders (but excluding underwriters’ and brokers’ discounts and commissions relating to shares sold by the Holders), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 8 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriter(s) or brokers in connection with such offering by the Holders.
     8.3 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall use reasonable efforts to, as expeditiously as reasonably possible:
          (a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, provided, that the Company shall not be required to keep any such registration statement effective for more than 90 days.
          (b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.
          (c) Prospectuses. Furnish to each Holder a reasonable number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.
          (d) Blue Sky. Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders, provided that

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the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdictions.
          (e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
          (f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.
          (g) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.
          (h) Marketing. Cause its employees and personnel to use their reasonable best efforts to support the marketing of the Registrable Securities (including, without limitation, the participation in “road shows,” at the request of the underwriters or the holders of a majority of the Registrable Securities to be included in such registration) to the extent possible taking into account the Company’s business needs and the requirements of the marketing process.
          (i) Approvals. Use its reasonable best efforts to cause such Registrable Securities to be registered with or approved by such governmental authorities as may be reasonably necessary by virtue of the business and operations of the Company to enable the purchasers thereof to consummate the disposition of such Registrable Securities.

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          (j) Inspection Rights. Make available for inspection by any one lead underwriter participating in any such registration and its attorneys, accountants or other agents retained by any such underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable it, for itself and on behalf of the underwriters, to exercise its due diligence responsibility under the Securities Act, and cause the Company’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with the preparation and filing of such registration statement. Any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (1) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (2) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (3) such Information has been made generally available to the public. The seller of Registrable Securities agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information it deems confidential.
          (k) Transfer Agent. Provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Securities to the extent not already provided.
          (l) Listing. Use its reasonable best efforts to list such Registrable Securities on any securities exchange or automated quotation system on which any Shares of the Company are listed.
          (m) SEC. Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of twelve months beginning within three months after the effective date of the registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act.
          (n) CUSIP. Not later than the effective date of any registration statement (the “Registration Date”), provide a CUSIP number for the Securities registered under such registration statement and provide the trustee with printed certificates for such Securities in a form eligible for deposit with The Depository Trust Company.’
          (o) Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 8 that the selling Holders shall furnish to the Company such information as may be reasonably requested by the Company, including, but not limited to, information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such

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Securities as shall be required to timely effect the registration of their Registrable Securities.
     8.4 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 8:
          (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors, employees and agents of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) or actions (“Liabilities”) to which they may become subject under the Securities Act, the Exchange Act or other federal, state or foreign law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”):
               (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any document incident to registration or qualification of any securities of the Company;
               (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or
               (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal, state or foreign securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal, state or foreign securities law in connection with the offering covered by such registration statement.
The Company will reimburse each such Holder, partner, officer, director, employee, agent, underwriter or controlling Person of such Holder for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such Liability; provided, that the indemnity agreement contained in this subsection 8.4(a) shall not apply to amounts paid in settlement of any such Liability if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such Liability to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendments, supplement or document by such Holder, partner, officer, director, employee, agent, underwriter or controlling Person of such Holder.

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          (b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, officers, employees and agents and each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, officers, directors, employees or agents or any Person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any Liabilities to which the Company or any such director, officer, employee, agent, controlling Person, underwriter or any such other Holder, partner, director, officer, employee or agent of such other Holder may become subject under the Securities Act, the Exchange Act or other federal, state or foreign law, insofar as such Liabilities arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, agent, controlling person, underwriter or other Holder, partner, officer, director, employee, agent or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, that the indemnity agreement contained in this subsection 8.4(b) shall not apply to amounts paid in settlement of any such Liability if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, that the total amounts payable in indemnity by a Holder under this Section 8.4(b) or is contributed under Section 8.4(e) shall not exceed the net proceeds actually received by such Holder from the sale of the Registrable Securities effected pursuant to the related registration.
          (c) Notice. Promptly after receipt by an indemnified party under this Section 8.4 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8.4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 8.4 to the extent the indemnifying party is actually and materially prejudiced as a result thereof, but the omission so to deliver written notice to the indemnified party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.4.

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          (d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and the Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any Person if a copy of the Final Prospectus was timely furnished to the indemnified party and was furnished to the Person asserting the Liability at or prior to the time such action is required by the Securities Act.
          (e) Contribution. If the indemnification provided for in this Section 8.4 is unavailable to an indemnified party under Sections 8.4(a) or (b) with respect to any Liabilities thereunder, then each indemnifying party, in lieu of indemnifying such indemnified party, shall, to the fullest extent permitted by law, contribute to the amount paid or payable by such indemnified party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such Liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and each selling Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and each selling Holder agrees that it would not be just and equitable if contribution pursuant to this Section 8.4(e) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Liabilities referred to in Sections 8.4(a) and (b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
9. CO-SALE RIGHTS.
     9.1 Co-Sale Right. (a) If any Shareholder or group of Shareholders (the “Selling Shareholder(s)”), in one or a series of related transactions, proposes to sell, transfer, assign, exchange or otherwise convey or dispose of all or a portion of the Shares of the Company, or rights to acquire Shares of the Company, to a Person and/or its Affiliates which would result in such Person and/or its Affiliates, collectively, holding a majority of all of the aggregate outstanding Ordinary Class Shares outstanding at such time, calculated on an as-converted basis (collectively, the “Outstanding Shares”), then the Selling Shareholder(s) shall promptly give written notice (the “Co-Sale Notice”) to each of the other Shareholders at least fifteen Business Days prior to the closing of such sale. The Co-Sale Notice shall describe in reasonable detail the proposed sale including, without limitation, the number of shares to be sold or transferred (the “Co-Sale Shares”),

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the nature of such sale, the consideration to be paid, and the name and address of each prospective purchaser or transferee. Each other Shareholder shall have the right, exercisable upon written notice to the Selling Shareholder(s) within ten Business Days after receipt of the Co-Sale Notice, to participate in such sale of Co-Sale Shares on the same terms and conditions, including to sell at the same price per share. To the extent one or more of the other Shareholders exercises such right of co-sale (the “Co-Sale Right”) in accordance with the terms and conditions set forth below, the number of Co-Sale Shares that the Selling Shareholder(s) may sell in the relevant transaction shall be correspondingly reduced. The Co-Sale Right of each Shareholder shall be subject to the following terms and conditions:
          (a) Each Shareholder may sell all or any part of that number of the Ordinary Class Shares, Series A Preference Shares and/or Series B Preference Shares, as the case may be, held by such Shareholder that is equal to the product obtained by multiplying the aggregate number of shares of Co-Sale Shares set forth in the Co-Sale Notice by (y) a fraction, the numerator of which is the aggregate number of Ordinary Class Shares held by such Shareholder at the time of the sale and the denominator of which is the aggregate number of Ordinary Class Shares held by the Selling Shareholder(s) and all other Shareholders which are exercising their Co-Sale Rights at such time.
          (b) For purposes of determining any calculations under this Section 9, the number of Ordinary Class Shares held by any Shareholder or Shareholders, including the Selling Shareholder(s), shall be calculated on an as-converted basis (e.g., taking into account the sum of the number of Ordinary Class Shares held by such Shareholder at such time plus the number of Ordinary Class Shares that would be held by such Shareholder upon conversion of such Shareholders’ Series A Preference Shares and/or Series B Preference Shares, as applicable).
          (c) Each Shareholder shall effect its participation in the sale by promptly delivering to the Secretary of the Company a written notice requesting the Secretary to revise the share ledger to represent the proposed sale of shares to the prospective purchaser upon the closing of the proposed sale. Such notice shall include the type and number of shares of Outstanding Shares of the Company which such Shareholder elects to sell; provided, that if the prospective purchaser objects to the delivery of Series A Preference Shares or Series B Preference Shares in lieu of Ordinary Class Shares, such holder of Series A Preference Shares and/or Series B Preference Shares, as the case may be, shall convert such Series A Preference Shares and/or Series B Preference Shares, as the case may be, into Ordinary Shares and deliver that number of Ordinary Shares as calculated as provided above. The Company agrees to make any such conversion concurrent with the actual sale of such shares to the purchaser.
          (d) Upon receipt of notice from the Company that the transfer of such shares in the stock ledger has occurred, the Selling Shareholder(s) shall concurrently therewith assign to each such other Shareholder who shall have properly effected its Co-Sale Rights hereunder that portion of the sale proceeds to which such Shareholder is entitled by reason of its participation in such sale. To the extent that any prospective

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purchaser or purchasers prohibit such assignment of proceeds or otherwise refuse to purchase shares or other securities from a Shareholder exercising its Co-Sale Rights, the Selling Shareholder(s) shall not sell to such prospective purchaser or purchasers any shares of Outstanding Shares of the Company unless and until, simultaneously with such sale, the Selling Shareholder(s) shall purchase such shares of Outstanding Shares of the Company from such other Shareholder or Shareholders, as the case may be.
          (e) Non-Exercise of Rights. To the extent any Shareholder does not elect to participate in the sale of Co-Sale Shares in the time periods specified, the Selling Shareholder(s) may, not later than 120 days following delivery to the other Shareholders of the Co-Sale Notice, conclude a sale of the Co-Sale Shares on terms and conditions not materially more favorable to the transferee than those described in the Co-Sale Notice. Any proposed transfer on terms and conditions materially more favorable than those described in the Co-Sale Notice or any sale of such Co-Sale Shares after the 120 day period, shall be made only after compliance anew with the provisions of this Section 9.
          (f) Termination. The Co-Sale Rights of the Shareholders shall terminate upon a Qualified IPO (as such term is defined in the Amended and Restated Bye-laws).
10. Amendment.
     10.1 Amendment of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company (ii) Technology Holdings, (iii) the Majority Lender Shareholders and (iv) the Majority Interest Lenders; provided, however, that any amendment that adversely and disproportionately affects a Lender or Lender Shareholder, or increases the monetary obligations or liabilities of any such Lender or Lender Shareholder, shall require that Lender’s or Lender Shareholder’s, as the case may be, written consent.
11. Voting Arrangements.
     11.1 The Company and each of the Shareholders hereby agrees to take such action necessary, including voting or otherwise consenting with respect to the Shares owned by it, or cause any Representatives designated by such Shareholder to take such action necessary, including voting or otherwise consenting, as maybe required under applicable Bermuda law, to give full and timely effect to (1) Bye-Law 3 of the Amended and Restated Bye-Laws with respect to the redemption of the Preference Shares and (2) Section 12 of this Agreement.
12. Board of Directors
     12.1 Technology Holdings shall have the right at any time prior to the consummation of the Third Closing and as long as it continues to hold a majority of the outstanding Ordinary Class Shares, calculated on an as-if converted basis, to appoint at least a majority of the directors of the Managing Entities (as defined below). Subject to Sections 12.2(b), 12.2(c) and 12.2(d), the holders of a current majority in interest of the

25

Loans excluding any holder of Loans that also holds Series B2 Preference Shares or Series B2 Ordinary Shares (the “Majority Interest Lenders”), as a group, shall be entitled by written notice to the Company to appoint one director to the board or other governing body of each of the Company, Bermuda, Ltd. and Stratus, Inc., (the “Managing Entities”) and such director shall be a member of each committee of such board or governing body except to the extent such committee was formed to approve a transaction in which that director or such director’s employer (or its Affiliate) has a material interest or to the extent prohibited by applicable law. In addition, for so long as The Northwestern Mutual Life Insurance Company is a holder of Loans, The Northwestern Mutual Life Insurance Company shall have the right to appoint a designee that is an employee of The Northwestern Mutual Life Insurance Company or its Affiliate as an observer to the boards and the committees of the Managing Entities. Such observer shall be subject to all confidentiality and other information sharing limitations (including, without limitation, any trading restrictions) applicable to any Director, and the Company shall not be obligated to provide any information to such observer to the extent doing so could reasonably be expected to jeopardize any privileges. In addition, by vote of the majority of the Directors on an applicable board of any of the Managing Entities, such board may, to the extent the Directors deem it in necessary in good faith, meet in executive session, without the presence of any observer or other non-director persons, including in order to maintain any such privilege.
     12.2 Subject to Sections 12.2(b), 12.2(c) and 12.2(d), following the consummation of the Third Closing (if applicable), the Majority Interest Lenders, as a group, shall be entitled, by a written notice to the Company, to appoint the majority of the directors on the board of each of the Managing Entities (directors appointed by the Majority Interest Lenders pursuant to Sections 12.1 and 12.2, the “Lender Shareholder Designees”), provided that Technology Holdings shall be entitled to appoint at least three directors to the Managing Entities (such persons, the “Technology Holdings Designees”, and together with the Lender Shareholder Designees the “Shareholder Designees”), at any time following the Third Closing.
          (a) The Company shall reimburse each of the Shareholder Designees for their reasonable out-of-pocket expenses incurred by them for the purpose of attending meetings of the Managing Entities or committees thereof.
          (b) Upon Discharge, the Majority Interest Lenders shall cease to have the rights to designate any directors to the Managing Entities pursuant to Section 12.2, provided, however, that the Lender Shareholders holding a current majority in interest in the Series B Preference Shares shall, upon such Discharge, have the right to appoint one director to the boards or other governing bodies of the Managing Entities pursuant to Section 12.1, so long as at least 50% of the aggregate outstanding Series B Preference Shares as of the date of such Discharge remain outstanding. The number of Directors on the boards of the Managing Entities shall be adjusted in accordance with changes to or removal of the Shareholder Designees pursuant to this Section 12.2(b).
          (c) Each Lender Shareholder Designee must not be, at the time of their appointment to the board of a Managing Entity, a competitor of the Company or its Affiliates,

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and if they become a competitor of the Company or its Affiliates, they shall be automatically removed from the board of each Managing Entity.
     12.3 Removal of Directors. Each Director is subject to removal at any time for any reason, or for no reason, by (and only by) the Shareholder or Shareholders which designated such director.
     12.4 Filling Vacancies. If at any time a vacancy is created on a board of a Managing Entity by reason of the death, removal or resignation of any of the directors, the Shareholders agree to take such action, within 20 days of such occurrences, to approve and elect director(s) designated to fill such vacancy or vacancies in accordance with Sections 12.1 and 12.2.
     12.5 Material Decisions. For so long as the Majority Interest Lenders have the right to appoint a director to the boards of the Managing Entities pursuant to this Section 12, any action that would require the approval of the board of directors or other governing body of a Subsidiary of the Company and, in the reasonable judgment of the directors on that board, would have a material effect on the Company or such Subsidiary shall require the prior approval of the Board and the Company shall not permit any of its Subsidiaries from taking any such material action without first obtaining such prior approval of the Board.
     12.6 Covenant to Vote. Each of the Shareholders shall vote the Shares then owned or controlled by such Shareholder (i) at any annual or special general meeting of Shareholders of the Company called for the purpose of voting on the election or removal of directors or (ii) by written consent of Shareholders of the Company with respect to the election or removal of directors in favor of the election of the directors nominated or the removal of the directors designated in accordance with this Section 12.
13. Environmental.
     13.1 The Company hereby affirmatively covenants to:
          (a) Provide prompt written notice to the Board and Shareholders, of any environmental, health or safety (“EHS”), event or matter reasonably likely to materially adversely impact the Company’s operations, including, but not limited to notices of violations; fines or assessments; citations; suits; written complaints or administrative actions alleging violations of EHS laws; serious personal injury or property damage; unauthorized releases, spills or discharges of any significant quantities of hazardous substances into the environment or conditions which may cause the Company to operate in non-compliance with its EHS policies or applicable EHS laws;
          (b) Upon the reasonable request of any member of the Board, provide to the Board, a written report describing the compliance of the Company with its EHS policies and applicable EHS laws, and implement such improvements and corrections as may be necessary or appropriate, after consultation with outside counsel and the Board, to maintain conformance with such policies and laws; and

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          (c) Comply with all applicable statutes, laws, ordinances, rules, orders and regulations concerning labor, industrial hygiene and EHS laws, except where the failure to so comply could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business, or properties of the Company.
14. General Provisions.
     14.1 Notices.
          (a) Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given;
               (i) in the case of hand delivery to the address set forth below, on the next Business Day after delivery;
               (ii) in the case of delivery by an internationally recognized overnight courier to the address set forth below, freight prepaid, on the next Business Day after delivery;
               (iii) in the case of a notice sent by facsimile transmission to the number, and addressed as, set forth below, on the next Business Day after delivery, if facsimile transmission is confirmed; and
               (iv) in the case of a notice sent by email to the email address set forth below, on the date of written acknowledgment of receipt of such email by the recipient.
          (b) In the event that notices are given pursuant to one of the methods listed in clauses (i) through (iii) above, a copy of the notice should also be sent by email.
          (c) Contact details:
For the Company:
Technology Holdings Ltd
Milner House
18 Parliament Street
Hamilton, Bermuda HM12
Attn: Secretary
Fax: (441) 292-7880
Email: tgrant@chw.com

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With a copy to:
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Attn: E. Michael Greaney, Esq.
          Steven Shoemate, Esq.
Fax: (212) 351-4035
Email: mgreaney@gibsondunn.com; sshoemate@gibsondunn.com
For the Ordinary Investors:
Stratus Holdings Limited
c/o Investcorp Management Services Limited
P.O. Box 5340
Manama, Bahrain
Fax: + 973-536-541
Investcorp Stratus Limited Partnership
c/o Investcorp Management Services Limited
P.O. Box 5340
Manama, Bahrain
Fax: +973-536-541
With a copy to:
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Attn: David Rosenauer
Fax: (212) 351-4035
Email: drosenauer@gibsondunn.com
For MidOcean Capital Partners Europe, L.P.:
MidOcean Capital Partners Europe, L.P.
320 Park Avenue, 17th Floor
New York, NY 10022
Attn: Robert Sharp
Fax:(212) 497-1373
Email: rsharp@midoceanpartners.com
With a copy to:
Kirkland & Ellis, LLP
655 Fifteenth Street, N.W., Suite 1200
Washington, DC 20005
Attn: Mark Director, Esq.
Fax: (202) 879-5200
Email: mdirector@kirkland.com

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For the Lender Shareholders:
At the address provided on the Lender Shareholders signature page hereto.
With a copy to:
Milbank, Tweed, Hadley & McCloy LLP
601 S. Figueroa St. — 30th Floor
Los Angeles, CA 90017
Attn: Brett Goldblatt
Fax: (213) 892-4471
Email: bgoldblatt@milbank.com
     Each Person making a communication hereunder by facsimile shall promptly confirm by telephone to the Person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such communication shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 14.1, by giving the other parties written notice of the new address in the manner set forth above.
     14.2 Confidentiality. Each Shareholder agrees that, except as otherwise consented to in writing by the Company, all information provided or furnished to it about the Company and its Subsidiaries, including, without limitation, pursuant to this Section 13 or any of the information or other rights under the Amended and Restated Bye-Laws, will be kept strictly confidential and will not be disclosed by such Shareholder, or by any of its Representatives or employees, in any manner whatsoever, in whole or in part, except that (a) each Shareholder shall be permitted to disclose such information to those of its Representatives, investors, partners and employees who need to know such information in connection with such Shareholder’s investment in the Company and who are informed of the confidential nature of such information and agrees to be bound with an obligation of confidentiality, (b) each Shareholder shall be permitted to disclose information to the extent required by law, so long as such Shareholder shall have first afforded the Company with a reasonable opportunity to contest the necessity of disclosing such information and cooperates with any efforts of the Company to do so, (c) each Shareholder shall be permitted to disclose information to a prospective transferee, only to the extent such information is necessary for such transferee to analyze a potential investment in the Company, so long as such transferee is informed of the confidential nature of such information and agrees to be bound by the confidentiality obligations contained in this Section and (d) disclosure of information that is or has become generally available to the public other than as a result of disclosure by or at the direction of such Shareholder or its Representatives in violation of this Section 14.2.
     14.3 Survival of Representations, Warranties and Covenants. The respective representations and warranties of the Company and the Lender Shareholders contained in this Agreement and any certificate delivered pursuant hereto shall survive for six months after the Third Closing.

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     14.4 Fees and Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by the other; provided, however that Milbank, Tweed, Hadley and McCloy LLP shall be paid by the Company pursuant to the terms of the fee letter between them and the Company, dated March 16, 2010.
     14.5 Entire Agreement. This Agreement, together with all the documents identified herein, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations, written or oral, among the parties respecting the subject matter hereof; provided, however, that nothing in this Agreement shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the date hereof, which agreements shall continue in full force and effect until terminated in accordance with their respective terms.
     14.6 Governing Law. This Agreement, and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by and construed exclusively in accordance with the internal laws of the State of New York without regard to conflict of laws and choice of law.
     14.7 Submission to Jurisdiction; Waiver of Jury Trial. The Company and the Shareholders hereby submit to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York and appellate courts from any thereof for purposes of all legal proceedings which may arise hereunder or under any of the other documents entered into in connection herewith. The Company and the Shareholders irrevocably waive, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Company and the Shareholders hereby consent to process being served in any such proceeding by the mailing of a copy thereof by registered or certified mail, postage prepaid, to its address specified in Section 14.1 or in any other manner permitted by law. THE COMPANY AND THE SHAREHOLDERS HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER DOCUMENTS ENTERED INTO IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER VERBAL OR WRITTEN), OF THE COMPANY AND THE SHAREHOLDERS.
     14.8 Severability. If any term, provision, agreement, covenant or restriction of the Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired

31

or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not effected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
     14.9 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.
     14.10 Conflict with Bye-Laws. If, during the continuance of this Agreement, there should be any conflict between the provisions of this Agreement and the provisions of the Bye-Laws, the Shareholders shall join together to pass such resolutions as may be required to amend the relevant provisions of the Bye-Laws so that such provisions of the Bye-Laws may accord with the provisions of this Agreement and, failing such resolution, the provisions of this Agreement shall prevail.
     14.11 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except pursuant to a joinder as described in this Agreement, neither party may assign its rights or obligations hereunder without the prior written consent of the Company, the Majority Lender Shareholder and the Majority Interest Lenders, which consent shall not be unreasonably withheld or delayed; provided, however, notwithstanding the foregoing, Technology Holdings shall be entitled to assign any of its rights hereunder to any of its shareholders, including, without limitation, to permit such shareholders to exercise the preemptive rights, registration rights and Co-Sale Rights provided pursuant to Sections 7, 8 and 9 hereof directly, rather than indirectly through Technology Holdings, provided that any such assignees agree to be bounder hereunder with respect to such assigned rights and obligations. No assignment shall relieve the assigning party of any of its obligations hereunder.
     14.12 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.
     14.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile of an executed counterpart of any signature page to this Agreement to be executed hereunder shall have the same effectiveness as the delivery of a manually executed counterpart thereof.
     14.14 Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of the Company, then, upon the occurrence of any subdivision, combination, reverse split, share dividend, or the like of shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of share by such subdivision, combination or share dividend.

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     14.15 Public Announcements. Unless otherwise required by applicable law (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the Company and Majority Lender Shareholders (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.
(signature page follows)

33

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

STRATUS TECHNOLOGIES BERMUDA HOLDINGS LTD.
By:

By:
Name:
Title:

TECHNOLOGY HOLDINGS LTD.
By:

By:
Name:
Title:

LENDER SHAREHOLDER
By:

By:
Name:
Title:
Address:

[Signature Page to Subscription and Shareholders Agreement]

Schedule 3.1(b)
1.	Shareholders Agreement, dated as of May 23, 2002, by and among Stratus Technologies Bermuda Holdings Limited (as successor to Stratus Technologies Group, S.A.), the Ordinary Investor, the Series A Investors, the Series B Investors and the Management Shareholders.

2.	Stock Option Agreements, each between Stratus Technologies Bermuda Holdings Limited (in certain cases, as successor to Stratus Technologies Group, S.A.) and the other party thereto, and each entered into pursuant to a stock incentive plan of Stratus Technologies, Inc., or an affiliate thereof.

3.	Stock Incentive Plan of Stratus Technologies, Inc., first established on March 29, 1999, as amended and restated on February 24, 2009.

4.	Share Purchase and Shareholder Agreements, each between Stratus Technologies Bermuda Holdings Limited (in certain cases as successor to Stratus Technologies Group, S.A.) and the other party thereto.

5.	Put Option Agreements, each between Stratus Technologies Bermuda Holdings Limited (in certain cases, as successor to Stratus Technologies Group, S.A.) and the other party thereto.

Exhibit A
LENDER SHAREHOLDER JOINDER AGREEMENT
     Reference is hereby made to the Subscripton and Shareholders Agreement, dated as of [____], (as amended from time to time, the “Shareholders Agreement”), among Stratus Technologies Bermuda Holdings Ltd., a Bermuda limited liability company (the “Company”), Technology Holdings Ltd., a Bermuda limited liability company and the Company’s majority shareholder (“Technology Holdings”), and the financial institutions listed on the signature pages thereto (together with their permitted transferees, successors and assignees, the “Lender Shareholders” and, collectively with Technology Holdings, the “Shareholders”).
     Pursuant to and in accordance with Section 4 of the Shareholders Agreement, the undersigned hereby agrees that upon the execution of this Joinder Agreement, it shall become a party to the Shareholders Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Shareholders Agreement as though an original party thereto and shall be deemed to be a Lender Shareholder of the Company for all purposes thereof.
     Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Shareholders Agreement.

LENDER SHAREHOLDER
By:

By:
Name:
Title:
Address:

Exhibit B
SHAREHOLDER JOINDER AGREEMENT
     Reference is hereby made to the Subscripton and Shareholders Agreement, dated as of [____], (as amended from time to time, the “Shareholders Agreement”), among Stratus Technologies Bermuda Holdings Ltd., a Bermuda limited liability company (the “Company”), Technology Holdings Ltd., a Bermuda limited liability company and the Company’s majority shareholder (“Technology Holdings”), and the financial institutions listed on the signature pages thereto (together with their permitted transferees, successors and assignees, the “Lender Shareholders” and, collectively with Technology Holdings, the “Shareholders”).
     Pursuant to and in accordance with Section 4 of the Shareholders Agreement, the undersigned hereby agrees that upon the execution of this Joinder Agreement, it shall become a party to the Shareholders Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Shareholders Agreement as though an original party thereto and shall be deemed to be a Shareholder of the Company for all purposes thereof.
     Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Shareholders Agreement.

SHAREHOLDER
By:

By:
Name:
Title:
Address:

EXHIBIT B
Amended and Restated Bye-Laws
[See attached]

Bye-laws
of
Stratus Technologies Bermuda Holdings Ltd.
I HEREBY CERTIFY that the within-written Bye-laws are a true copy of the Bye-laws of the Company as adopted pursuant to written resolutions of the shareholders of the Company on the [___th day of March] 2010.

For and on behalf of
Coson Corporate Services Limited
Assistant Secretary
Prepared by
Cox Hallett Wilkinson
Barristers and Attorneys
Milner House, 18 Parliament Street,
Hamilton, Bermuda.

Stratus Technologies Bermuda Holdings Ltd.
INDEX

Bye-law	Subject	Page

1	Interpretation	3
2	Registered Office	8
3	Share Rights	8
5	Modification of Rights	33
7	Shares	34
10	Certificates	34
13	Lien	35
17	Calls on Shares	36
23	Forfeiture of Shares	37
29	Register of Members	38
30	Transfer of Shares	38
34	Transmission of Shares	39
38	Increase of Capital	40
41	Alteration of Capital	40
43	Reduction of Capital	41
45	General Meetings	41
46	Notice of General Meetings	42
48	Proceedings at General Meetings	42
67	Proxies and Corporate Representatives	44
72	Register of Directors and Officers	45
73	Directors	45
79	Alternate Directors	47
82	Directors Fees and Remuneration	48
83	Directors Interests	48
84	Powers and Duties of the Directors	49
87	Delegation of the Directors’ Powers and Duties	49
90	Proceedings of the Directors	50
97	Officers	52
99	Minutes	52
100	Secretary	52
101	Resident Representative	53
102	The Seal	53
104	Reserves	53
105	Capitalisation of Profits	53
107	Record Dates	54
108	Accounting Records	54
111	Audit	55
112	Service of Notices and other Documents	55
115	Indemnity	56
116	Drag Along Rights and Tag Along Rights	57
117	Alteration of Bye-laws	58

Bye-Laws
of
Stratus Technologies Bermuda Holdings Ltd.
INTERPRETATION
1.	In these Bye-laws unless the context otherwise requires:

“1933 Act” means the United States of America Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or common control with such Person. A Person will be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise;

“Approved Sale” means a transaction or a series of related transactions which results in a bona fide, unaffiliated change of economic beneficial ownership of the Stratus Group or its business of greater than 50%, whether pursuant to the sale of the share capital of the Company, the sale of the assets of the Stratus Group (if combined with a distribution of net proceeds to shareholders), or a merger or an amalgamation or a consolidation (other than a sale of shares by an Investcorp Investor to another Investcorp Investor or in connection with a Consolidation Transaction);

“Bermuda” means the Islands of Bermuda;

“Business Day” means any day other than a Saturday, Sunday or any day on which banks located in Bermuda shall be authorized or required to be closed;

“Company” means the company incorporated in Bermuda under the name of Stratus Technologies Bermuda Holdings Ltd. on the 28th day of April, 2006;

“Consolidation Transaction” means a transaction or series of related transactions (including amalgamations, mergers, reorganizations, liquidations, share exchanges and/or consolidations involving the Company and one or more of its direct and indirect wholly owned subsidiaries) effected to implement a reorganization of the Company (and one or more of such subsidiaries) (or similar transactions) that does not result in a material change in the beneficial ownership of the voting securities of the Company or its successor;

“the Companies Act” means collectively The Companies Act, 1981 and every other statute governing companies and any statutory modification thereof from time to time in force in Bermuda insofar as the same apply to the Company;

“the Directors” means the duly appointed Board of Directors of the Company for the time being;

“Drag along notice” has the meaning specified in Bye-law 116;

“First Lien Notes” means the [__]% Senior Secured Notes due 2015, of the Company and Stratus Technologies, Inc., and any Additional Notes (as defined in such Indenture) issued under the Indenture dated [_______], 2010, as in effect as of the date hereof.

“Initial Public Offering” means the sale of any of the Ordinary Shares pursuant to a registration statement that has been declared effective under the 1933 Act, if as a result of such sale (i) the Company becomes a reporting company under section 12(b) or 12(g) of the United States of America Securities Exchange Act; and (ii) such Ordinary Shares are traded on the New York Stock Exchange or the American Stock Exchange, or is quoted on the Nasdaq National Market System or is traded or quoted on any other national stock exchange or national securities system;

“Investcorp Investor” means, at any date of determination, all of the following who are then holders of Ordinary Class Shares: Investcorp Bank E.C and its Affiliates and any other investor with whom Investcorp Bank E.C or any Affiliate thereof has an administrative relationship;

“IRR” means the annual rate of return (assuming annual compounding), determined in accordance with the principles customarily used in the financial community in calculating an internal rate of return on investment, which, if used to discount to present value the amount actually received by the holders of the Preference Shares for or in respect of the Preference Shares during the period from the date of receipt by the holders of the Preference Shares of Net Proceeds back to the Series A Original Issue Date (as such term is defined in Bye-law 3(b)(iii)(l)(ii)) (with all amounts, if any, received in any currency other than USD converted into USD at the exchange rate in effect, as quoted by Bloomberg L.P. for similar financial transactions, as of 5pm London time as of the date of receipt of such amounts) would cause the net present value (on such date) of such investments to equal zero;

“Lender Shareholders” has the meaning given to it in the Shareholders Agreement;

“Member” means a person registered in the Register as a holder of shares (of whatever class) in the Company;

“Net Proceeds” means the amount received by the holders of the Preference Shares as a result of a Liquidity Event (as defined in Bye-law 3(b)(vi)(a)) minus the aggregate amount of any declared but unpaid dividends or other distributions on the Preference Shares at such time;

“Ordinary Shares” means the ordinary shares of par value $0.5801 each in the capital of the Company having the rights and being subject to the restrictions set out in these Bye-laws;

“Ordinary Class Shares” means the Ordinary Shares, the Series A Ordinary Shares, the Series B1 Ordinary Shares and the Series B2 Ordinary Shares;

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“Person” means an individual, partnership, joint venture, limited liability company, corporation, trust, unincorporated organization or a government or any department or agency thereof;

“Preference Shares” means the Series A Preference Shares and the Series B Preference Shares;

“Pro Rata Portion” has the meaning specified in Bye-law 116;

“Register” means the Register of Members of the Company;

“Register of Directors” means the Register of Directors and Officers of the Company maintained by the Company in accordance with Section 92A of the Companies Act;

“Requisite Approval” means (i) prior to the Third Closing, consent of the holders of at least sixty percent (60%) of the voting interest of the then issued and outstanding Preference Shares, voting separately as a class, and (ii) on and following the Third Closing, consent of the holders of a majority of the then issued and outstanding Preference Shares, voting separately as a class.

“Resident Representative” means the person appointed to act as Resident Representative of the Company and includes any assistant or deputy representative;

“Seal” means the Common Seal of the Company (if any) and includes any duplicate thereof;

“Secretary” means the person appointed to perform the duties of the Secretary of the Company and includes an acting or assistant Secretary;

“Second Lien Loans” means loans under that certain First Amended And Restated Second Lien Credit Agreement, dated as of August 28, 2006 (as amended by ____________), among, inter alios, Stratus Technologies Bermuda Ltd., an exempted limited liability company under the laws of Bermuda, Stratus Technologies, Inc., a Delaware corporation, the several lenders from time to time parties thereto, and Deutsche Bank Trust Company Americas, as administrative agent for such lenders, as amended and in effect as of the date hereof.

“Series A Ordinary Shares” means the series A ordinary shares of par value $0.5801 each in the capital of the Company having the rights and being subject to the restrictions set out in these Bye-laws;

“Series A Preference Shares” means the series A preference shares of par value $1.50 each in the capital of the Company having the rights and being subject to the restrictions set out in these Bye-laws;

“Series B Ordinary Shares” means the Series B1 Ordinary Shares and the Series B2 Ordinary Shares;

6

“Series B Preference Shares” means the Series B1 Preference Shares and the Series B2 Preference Shares;

“Series B1 Ordinary Shares” means the series B1 ordinary shares of par value $0.5801 each in the capital of the Company having the rights and being subject to the restrictions set out in these Bye-laws;

“Series B1 Preference Shares” means the series B1 preference shares of par value $1.50 each in the capital of the Company having the rights and being subject to the restrictions set out in these Bye-laws;

“Series B2 Ordinary Shares” means the series B2 ordinary shares of par value $0.5801 each in the capital of the Company having the rights and being subject to the restrictions set out in these Bye-laws;

“Series B2 Preference Shares” means the series B2 preference shares of par value $1.50 each in the capital of the Company having the rights and being subject to the restrictions set out in these Bye-laws;

“Shareholders Agreement” means that certain Subscription and Shareholders Agreement entered into as of March __, among the Company, Technology Holdings and the Lender Shareholders;.

“Stratus SA” means Stratus Technologies Group, S.A a Luxembourg company (now liquidated) whose registered office was at 123, avenue du X Septembre, L-2551 Luxembourg;

“Stratus SA Series A Preference Shares” means the series A preference shares of par value $1.50 each previously held in the capital of Stratus SA;

“Stratus Group” means the Company and its direct and indirect subsidiaries from time to time;

“Tag along notice” has the meaning specified in Bye-law 116;

“Technology Holdings” has the meaning given to it in the Shareholders’ Agreement;

“Third Closing” has the meaning set forth in the Shareholders Agreement.

“Treasury Share” means a share in the capital of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled;

“in writing” and “written” include typewriting, printing, lithography, photography, and other modes of representing or reproducing works in visible form;

“Voting Ordinary Shares” means the Ordinary Shares, the Series A Ordinary Shares and the Series B1 Ordinary Shares;

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“Voting Preference Shares” means the Series A Preference Shares and the Series B1 Preference Shares;

“Voting Shares” means the Voting Preference Shares, the Voting Ordinary Shares;

“May” shall be construed as permissive;

“Shall” shall be construed as imperative;

Words importing the singular number only include the plural number and vice versa;

Words importing the masculine gender only include the feminine and neuter genders respectively;

Words importing persons include companies or associations or bodies of persons, whether corporate or unincorporated;

Any words or expressions defined in the Companies Act shall have the same meaning when used herein.
REGISTERED OFFICE
2.	The Registered Office shall be at such place in Bermuda as the Directors shall from time to time appoint.
SHARE RIGHTS
3.	(a)	The share capital of the Company at the date of adoption of these Bye-laws is US$__________________ divided into Series A Preference Shares, Series B1 Preference Shares, Series B2 Preference Shares, Ordinary Shares, Series A Ordinary Shares, Series B1 Ordinary Shares and Series B2 Ordinary Shares.

	(b)	The Preference Shares shall confer upon the holder(s) thereof (or the holders of the Series A Ordinary Shares, Series B1 Ordinary Shares or Series B2 Ordinary Shares issuable upon conversion thereof, as set forth below) the rights and restrictions attributed to such shares in accordance with the provisions of this Bye-law 3(b) as follows:
(i)	Redemption
(a)	Each holder of Preference Shares may require the Company to redeem all, but not less than all, of its Preference Shares upon written notice to the Company, with a copy to each of the other holders of the Preference Shares requesting redemption of all of the Preference Shares held by it at a date specified in such notice (such date shall be deemed a “Preference Share Redemption Date”), such Preference Share Redemption Date to be within ten (10) to thirty (30) days of delivery of the request letter. Provided, however, that no holder of Preference Shares shall be permitted to exercise its redemption rights under this Section 3(b)(i)(a) of the

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Bye-Laws until the later of (1) 91 days after the earlier of the stated maturity date or the first date on which no First Lien Notes are outstanding and (2) 91 days after the earlier of the stated maturity date or the first date on which no Second Lien Notes are outstanding.

(b)	The redemption price for each Preference Share (“Redemption Price”) shall be the Preference Amount (as defined in Bye-law 3(b)(vi)(a)(i)) per Preference Share, in each case payable in US$, calculated as of the Preference Share Redemption Date, and subject to proportional adjustment for share splits, reverse splits, share dividends, share distributions or similar events with respect to the share capital of the Company.

(c)	If, on the Preference Share Redemption Date, the number of Preference Shares that may then be legally redeemed by the Company is less than the number of such Preference Shares requested to be redeemed by all such holder(s) at such date (“Preference Share Requesting Holders”), then (i)the Series A Preference Shares and Series B Preference Shares shall be redeemed pro rata in proportion to the Redemption Price payable with respect to such Preference Shares, and (ii) the Preference Shares to be redeemed that are not legally redeemable shall be redeemed consistent with the priorities set forth immediately above among the Preference Share Requesting Holders as soon as such Preference Shares become legally redeemable (with the Preference Share Redemption Price calculated as at the date of actual redemption) and the holder(s) of the then issued Voting Preference Shares shall be entitled to appoint, remove and replace five (5) additional directors to the Board of Directors of the Company. The identity of such additional five (5) directors shall be determined among the holders of the then issued Voting Preference Shares as follows: a holder will be entitled to appoint, remove and replace one (1) of such additional directors for each full twenty percent (20%) of the aggregate voting interests of the Voting Preference Shares held by such holder, with any remaining director seat determined by majority vote of the holder(s) of the Voting Preference Shares. Appointment, removal and replacement of any such additional directors shall be effected by a notice deposited with the Secretary in accordance with Bye-laws 74(b) and 75(b) (as applicable). If the entire amount of Preference Shares requested to be redeemed has not been redeemed within ninety (90) days of the Preference Share Redemption Date, the holders of a majority of the then issued Preference Shares may require the Company to use its reasonable efforts to cause a sale of the Company or other transaction necessary to produce sufficient proceeds to permit the payment of the full Redemption Price for the remaining Preference Shares requested to be redeemed that were not otherwise redeemed.

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(d)	If the Company (i) defaults in its obligations to pay the Redemption Price in respect of each Preference Share to be redeemed, or (ii) has funds legally available to pay the Redemption Price, but defaults in its obligation to do so, and, in either case, such default continues for more than ten (10) Business Days, the holder(s) of a majority of the then issued Voting Preference Shares shall be entitled to appoint, remove and replace an additional director to the Board of Directors of the Company (and any such appointment, removal or replacement shall be effected by a notice deposited with the Secretary in accordance with Bye-laws 74(b) and 75(b) (as applicable)) and the amount payable with respect to the Redemption Price after such default has increased, (a) if such default occurs on or before February 1, 2002, to amount equal to the Initial Series A Conversion Price (as defined in Bye-law 3(b)(iii)(a)) times one point thirty-seven (1.37); (b) if such default occurs on or before February 1, 2003 but after February 1, 2002, to an amount equal to the product of the amount determined in (a) above time one point seventeen (1.17); (c) if such default occurs on or before February 1, 2004 but after February 1, 2003, to an amount equal to the product of the amount determined in (b) above times one point ten (1.10); and (d) if such default occurs after February 1, 2004, to an amount equal to the greater of the amount determined in (c) above or the amount necessary to attain a ten percent (10%) IRR.
(ii)	Dividends
(a)	The credit balance on the profit and loss account, after deduction of the general expenses, social charges, write-offs and provisions for past and future contingencies as determined by the Board of Directors of the Company represents the net profit.

(b)	The remaining balance of the net profit shall be at the disposal of the Board of Directors of the Company.

(c)	The holders of the Preference Shares (together as if one class) shall be entitled to receive in any financial year, out of the funds legally available therefore, dividends at a rate of eight percent (8%) of the Initial Conversion Price for each series (as defined in Bye-law 3(b)(iii)(a)) on the basis that, in respect of each series of Preference Share, the Initial Conversion Price shall be deemed to be retroactive to the Series A Original Issue Date, notwithstanding that Series B Preference Shares may have been created after such date (e.g., measured in the case of the Series B Preference Shares from the date measured for purposes of calculating the dividend payable with respect to the Series A Preference Shares so that the Preferred Share Dividend for each Preference Share shall be at all times equal) (as adjusted for any subdivisions, combinations, consolidations or distributions or dividends in specie with respect to such shares) per annum on each issued Preference Share

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(“Preference Share Dividend”), payable in preference and priority to any payment of the dividend on the Ordinary Class Shares or any other class or series of shares of the Company authorized and issued in the future (unless otherwise approved by the holders of at least eighty-five percent (85%) of the voting interests of the then issued Voting Preference Shares, voting separately as a class on an as-converted basis). Such dividends on the Preference Shares shall be non-cumulative and shall be payable subject to and in accordance with the provisions of the Companies Act. Dividends, when payable, will be distributed in the time and place fixed by the Board of Directors of the Company.

(d)	After payment of the Preference Share Dividend to the holders of the Preference Shares, dividends (whether in cash or in shares) may be paid to the holders of the Preference Shares and the Ordinary Class Shares (together as if one class), and any other holders of shares in the capital of the Company, provided that the amount paid to the holders of the Preference Shares shall be equal to the net excess of (i) the aggregate amount of the dividends paid with respect to the Ordinary Class Shares from February 1, 2001 and (ii) the aggregate amount of any Preference Share Dividend and other dividends previously paid to the holders of the Preference Shares.

(e)	Interim dividends may be paid by the Board of Directors of the Company within the conditions provided for by law and these Bye-laws.
(iii)	Conversion of the Preference Shares to Ordinary Class Shares; Conversion of the Series B1 Preference Shares to Series B2 Preference Shares; Conversion of the Series B2 Preference Shares to Series B1 Preference Shares; Conversion of the Series B1 Ordinary Shares to Series B2 Ordinary Shares; Conversion of the Series B2 Ordinary Shares to Series B1 Ordinary Shares; Conversion of the Series A Ordinary Shares, the Series B1 Ordinary Shares and the Series B2 Ordinary Shares to Ordinary Shares

The holders of certain shares of the Company shall have the following conversion rights:

Optional Conversion
(a)	Each Series A Preference Share, Series B1 Preference Share and Series B2 Preference Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for the Preference Shares into such number of fully paid Series A Ordinary Shares, Series B1 Ordinary Shares and Series B2

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Ordinary Shares, respectively, as is determined by dividing USD 7.09 by the conversion price of each such series, determined as hereinafter provided, in effect at the time of conversion (“Conversion Price”). The Conversion Price for each such series of Preference Share shall initially be USD 7.09 (“Initial Conversion Price”). Such Initial Conversion Price for each series is, retroactive to the Series A Original Issue Date, and shall continue to be subject to adjustment as hereinafter provided.

(b)	Each Series B1 Preference Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for the shares of the Company into one Series B2 Preference Share.

(c)	Each Series B2 Preference Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for the shares of the Company into one Series B1 Preference Share.

(d)	Each Series B1 Ordinary Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for the shares of the Company into one Series B2 Ordinary Share.

(e)	Each Series B2 Ordinary Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for the shares of the Company into one Series B1 Ordinary Share.

(f)	Each Series A Ordinary Share, Series B1 Ordinary Share and Series B2 Ordinary Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for the shares of the Company into one Ordinary Share.
Automatic Conversion
(g)	The Series A Preference Shares, Series B1 Preference Shares and Series B2 Preference Shares will automatically be converted into Ordinary Shares at the then applicable Conversion Price upon the earlier of:
(i)	the closing of a firmly underwritten public offering of Ordinary Shares either (x) on a recognized leading European stock exchange (with Requisite Approval) lead managed by an underwriter of internationally recognized standing or (y) pursuant to an effective registration statement on Form S-1 or Form F-1 (as appropriate) or any successor forms under the 1933 Act, lead managed by an underwriter of recognized U.S national standing, for

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listing on a U.S nationally recognized exchange, at an effective per share public offering price of at least the Initial Conversion Price (subject to adjustments as hereinafter provided) multiplied by two (2) and resulting in gross proceeds to the Company in excess of seventy-five million United States Dollars (USD 75,000,000) (before deduction of underwriters’ commissions and expenses) (a “Qualified IPO”); and

(ii)	the date specified by vote or written consent of holders of at least eighty-five percent (85%) of the voting interests of the then outstanding Series A Preference Shares, Series B1 Preference Shares and Series B2 Preference Shares, voting separately as one class on an as-converted basis.
In the event of the automatic conversion of the Preference Shares upon a Qualified IPO, the person(s) entitled to receive the Series A Ordinary Shares, Series B1 Ordinary Shares or Series B2 Ordinary Shares issuable upon such conversion of Preference Shares shall instead receive only Ordinary Shares as if converted under 3(b)(iii)(f), and shall not be deemed to have converted such Preference Shares or Ordinary Class Shares until immediately prior to the closing of such Qualified IPO. In addition, upon a Qualified IPO, the outstanding Series A Ordinary Shares, Series B1 Ordinary Shares and Series B2 Ordinary Shares will automatically be converted into Ordinary Shares as if converted under 3(b)(iii)(j), such shares shall not be deemed to have been converted until immediately prior to the closing of such Qualified IPO.
Mechanics of Conversion
(h)	Conversion of Preference Shares to Ordinary Class Shares. No fractional Series A Ordinary Shares, Series B1 Ordinary Shares or Series B2 Ordinary Shares shall be issued upon conversion of the Preference Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Preference Shares shall be entitled to convert the same into full Series A Ordinary Shares, Series B1 Ordinary Shares or Series B2 Ordinary Shares, it shall surrender the certificate or certificates therefor, if any, at the office of the Company or of any transfer agent for the Preference Shares, and shall give written notice to the Company at such office that it elects to convert such number of Preference Shares, as specified in such notice. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preference Shares a certificate or certificates for the number of Series A Ordinary Shares, Series B1 Ordinary Shares or Series B2 Ordinary Shares to which it shall be entitled as aforesaid or, in lieu thereof, evidence

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that such number of Series A Ordinary Shares, Series B1 Ordinary Shares or Series B2 Ordinary Shares has been recorded in the Register as held by such holder, and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional Series A Ordinary Shares, Series B1 Ordinary Shares or Series B2 Ordinary Shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Preference Shares to be converted, and the person or persons entitled to receive the Series A Ordinary Shares, Series B1 Ordinary Shares or Series B2 Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Series A Ordinary Shares, Series B1 Ordinary Shares or Series B2 Ordinary Shares on such date.

(i)	Conversion of Series B1 Preference Shares or B2 Preference Shares to Series B2 Preference Shares or B1 Preference Shares. Before any holder of Series B1 Preference Shares shall be entitled to convert the same into Series B2 Preference Shares or before any holder of Series B2 Preference Shares shall be entitled to convert the same into Series B1 Preference Shares, as the case may be, it shall surrender the certificate or certificates therefor, if any, at the office of the Company or of any transfer agent for the Preference Shares, and shall give written notice to the Company at such office that it elects to convert such number of Series B1 Preference Shares or B2 Preference Shares into a like number of Series B2 Preference Shares or B1 Preference Shares, as the case may be. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B1 Preference Shares or B2 Preference Shares a certificate or certificates for the number of such other series of Series B Preference Shares to which it shall be entitled as aforesaid or, in lieu thereof, evidence that such number of Series B Preference Shares has been recorded in the Register as held by such holder. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series B Preference Shares to be converted, and the person or persons entitled to receive the other series of Series B Preference Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such other series of Series B Preference Shares on such date.

(j)	Conversion of Ordinary Class Shares to a Different Series of Ordinary Class Shares. Before any holder of Series A Ordinary Shares, Series B1 Ordinary Shares or Series B2 Ordinary Shares shall be entitled to convert the same into Ordinary Shares, Series B1 Ordinary Shares or Series B2 Ordinary Shares, as the case may be, it shall surrender the certificate or certificates therefor, if any, at the office of the Company or of any transfer agent for the Ordinary Class Shares, and shall give written notice to the Company at such office that it elects to convert such number of

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Ordinary Class Shares into a like number of such other series of Ordinary Class Shares, as specified in such notice and as permitted hereunder. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Ordinary Class Shares a certificate or certificates for the number of such other series of Ordinary Class Shares to which it shall be entitled as aforesaid or, in lieu thereof, evidence that such number of Ordinary Class Shares has been recorded in the Register as held by such holder. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Ordinary Class Shares to be converted, and the person or persons entitled to receive the other series of Ordinary Class Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such other series of Ordinary Class Shares on such date.
Reservation of shares issuable upon Conversion
(k)	The Company shall at all times reserve and keep available out of its authorized but unissued Preference Shares and Ordinary Class Shares solely for the purpose of effecting the conversions contemplated by this Bye-law 3(b)(iii)(a)-(f) such number of each series of Ordinary Class Shares or Preference Shares as shall from time to time be sufficient to effect the conversion of all issued Preference Shares and Ordinary Class Shares and if at any time the number of authorized but unissued shares of any such class or series shall not be sufficient to effect the conversion of all such issued Preference Shares or Ordinary Class Shares, in addition to such other remedies as shall be available to the holder of such Preference Shares or Ordinary Class Shares, as the case may be, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Class Shares or Preference Shares, or any series thereof, to such number of Ordinary Class Shares or Preference Shares as shall be sufficient for such purposes.
Adjustments to Conversion Price
(l)	Special Definitions

For the purposes of this Bye-law 3(b)(iii)(l)-(x), the following definitions shall apply:
(i)	“Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Class Shares or Convertible Securities;

(ii)	“Series A Original Issue Date” shall mean the date on which the Stratus SA Series A Preference Shares were first issued;

(iii)	“Convertible Securities” shall mean, for purposes of

15

determining any adjustments to the Conversion Price of a series of Preference Shares, any evidences of indebtedness, shares (other than the Preference Shares and Ordinary Class Shares) or other securities directly or indirectly convertible into or exchangeable for Ordinary Class Shares;

(iv)	“Additional Ordinary Shares” shall mean, for purposes of determining any adjustments to the Conversion Price of a series of Preference Shares, all shares (including reissued shares, if any) of the Ordinary Class Shares issued (or, pursuant to Bye-law 3(b)(iii)(g) deemed to be issued) by the Company after the Series A Original Issue Date, other than:
(A)	Series A Ordinary Shares, Series B1 Ordinary Shares or Series B2 Ordinary Shares issued upon conversion of the Preference Shares authorized herein or as a dividend or distribution on the Preference Shares;

(B)	up to thirty two million five hundred and thirty thousand nine hundred and seventy (32,530,970) (as adjusted for share consolidations, subdivisions, share dividends, redesignations, reclassifications recapitalizations and the like) Ordinary Shares or Options for such Ordinary Shares (including any of such Ordinary Shares or Options which are repurchased) issued to officers, directors, employees and consultants of the Stratus Group pursuant to share purchase or share option plans or agreements or other incentive share agreements in existence as of February 1, 2001, including the Stratus Technologies Inc. Stock Incentive Plan, as amended and restated February 24, 2009, or otherwise approved pursuant to the provisions of Bye-law 3(b)(v)(b)(ix) hereof (collectively, the “Option Pool”);

(C)	Ordinary Class Shares issued as consideration for an amalgamation with or acquisition of shares or assets of another company;

(D)	Ordinary Class Shares issued in connection with any lending or equipment lease financing or similar transaction approved by the Board of Directors, not to exceed in the aggregate one percent (1%) of the issued share capital of Stratus SA as of February 1, 2001;

(E)	Ordinary Class Shares issued in connection with any event for which adjustment is made pursuant to Bye-laws 3(b)(iii)(r) or 3(b)(iii)(s) hereof; and

(F)	The First Closing Shares, the Second Closing Shares, or the Third Closing Shares, all as defined in the Shareholders Agreement.

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No adjustment of the Conversion Price
(m)	No adjustment in the Conversion Price of a series shall be made in respect of the issuance of Additional Ordinary Shares unless the consideration per share for an Additional Ordinary Share issued or deemed to be issued by the Company is less than the Conversion Price in effect on the date of and immediately prior to such issue.
Deemed issue of Additional Ordinary Shares
(n)	In the event Stratus SA or the Company, as the case may be, at any time or from time to time after the Series A Original Issue Date has issued or shall issue any Options or Convertible Securities or has fixed or shall fix a record date for the determination of holders of any class or series of securities entitled to receive any such Options or Convertible Securities, then the maximum number (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to Bye-Law 3(b)(iii)(n)(B) below) of Ordinary Class Shares issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Ordinary Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Ordinary Shares shall not be deemed to have been issued unless the consideration per share (determined pursuant to Bye-law 3(b)(iii)(o) hereof) of such Additional Ordinary Shares would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Ordinary Shares are deemed to be issued:
(A)	no further adjustment to the Conversion Price of the Preference Shares shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(B)	if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of Ordinary Class Shares issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

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(C)	upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:
(i)	in the case of Convertible Securities or Options for Ordinary Class Shares, the only Additional Ordinary Shares issued were Ordinary Class Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange; and

(ii)	in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Ordinary Shares deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised;
(D)	no readjustment pursuant to Bye-laws 3(b)(iii)(n)(B) or (C) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (x) the Conversion Price on the original adjustment date, or (y) the Conversion Price that would have resulted from any issuance of Additional Ordinary Shares between the original adjustment date and such readjustment date; and

(E)	in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in Bye-law 3(b)(iii)(n)(C) above.

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Adjustment of Conversion Price upon issuance of Additional Ordinary Shares for an aggregate consideration of less than USD 20,000,000
(o)	In the event that, after March [__], 2010 and until such time as Stratus SA or the Company, as the case may be, has received or receives aggregate consideration in excess of twenty million United States Dollars (USD 20,000,000) from the issuance, or series of issuances, of Additional Ordinary Shares (such date, the “Trigger Point”), Stratus SA or the Company, as the case may be, has issued or issues Additional Ordinary Shares without consideration or for a consideration per share less than the applicable Conversion Price of any series of Preference Shares in effect on the date of and immediately prior to such issue, then and in such event the Conversion Price of such series shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined according to the following formula:

ACP = PCP X	OSC + $$$
PCP
OSS
Where:	“ACP” is the Adjusted Conversion Price;

“PCP” is the Conversion Price in effect immediately prior to such issuance;

“OSC” is the number of Ordinary Class Shares issued immediately prior to such issuance;

“OSS” is the number of Ordinary Class Shares issued immediately subsequent to such issuance; and

“$$$” is the total consideration for all Additional Ordinary Shares issued in such issuance, as applicable.
Any adjustment under this Bye-law 3(b)(iii)(o) shall become effective at the close of business on the relevant record or issue date. For the purpose of all such adjustments hereunder, in calculating OSC and OSS, the maximum number of Ordinary Class Shares which the holders of any rights, options, warrants or convertible or exchangeable securities shall be entitled to

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subscribe for or purchase or convert or exchange such securities into shall be deemed to be issued and outstanding.
Adjustment of Conversion Price upon issuance of Additional Ordinary Shares for an aggregate consideration greater than USD 20,000,000
(p)	In the event that at any time after the Trigger Point the Company shall issue Additional Ordinary Shares without consideration or for a consideration per share less than the then applicable Conversion Price of any series of Preference Shares in effect on the date of and immediately prior to such issue, then and in such event the Conversion Price of such series shall be reduced, concurrently with such issue, to such lower price per Additional Ordinary Share in such issuance; provided, however, that the Conversion Price as adjusted under this Bye Law 3(b)(iii)(p) shall only apply to Preference Shares held by any holder that exercises its right of first offer to purchase securities in any equity offering by the Company with respect to at least fifty percent (50%) of the additional shares made available to such holder in connection with such offering (the “Minimum Participation Amount”). Holders who do not elect to exercise their right of first offer with respect to at least the Minimum Participation Amount shall continue to be entitled to antidilution protection provided under Bye Law 3(b)(iii)(o) hereof. For avoidance of doubt, in the event the Company shall issue Additional Ordinary Shares prior to the Trigger Point and the consideration to be received in such issuance, when aggregated with all consideration received by the Company in previous issuances by the Company of Additional Ordinary Shares, exceeds twenty million United States Dollars (USD 20,000,000), then and in such event the Conversion Price shall be reduced, concurrently with such issuance, to such lower price per Additional Ordinary Share in such issuance with respect to the entire amount of such issuance, subject to the proviso set forth in the first sentence of this Bye- Law 3(b)(iii)(p).
Determination of the Consideration
(q)	For the purpose of Bye-law 3(b)(iii), the consideration received by the Company for the issuance of any Additional Ordinary Shares shall be computed as follows:
(i)	Cash and Property

Except as provided in Bye-law 3(b)(iii)(q)(ii) below, such consideration shall:
(A)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

(B)	insofar as it consists of property other than cash, be

20

computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors and as confirmed by an independent auditor; and

(C)	in the event Additional Ordinary Shares are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received with respect to such Additional Ordinary Shares, computed as provided in Bye-laws 3(b)(iii)(q)(i)(A) and (B) above, as determined in good faith by the Board of Directors.
(ii)	Expenses

In the event the Company pays or incurs expenses, commissions or compensation, or allows concessions or discounts to underwriters, dealers or others performing similar services in connection with such issuance, in an aggregate amount in excess of five percent (5%) of the aggregate consideration received by the Company for such issuance as determined in Bye-law 3(b)(iii)(q)(i) above, consideration shall be computed as provided in Bye-law 3(b)(iii)(q)(i) above after deducting the aggregate amount in excess of five percent (5%) of the aggregate consideration received by the Company for such issuance.

(iii)	Options and Convertible Securities

The consideration per share received by the Company for Additional Ordinary Shares deemed to have been issued pursuant to Bye-law 3(b)(iii)(n), relating to Options and Convertibles shall be determined by dividing:
(A)	the total amount, if any received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the aggregate amount of additional consideration (as set forth in the instruments relating thereto, without any regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of the Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(B)	the number of Ordinary Class Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the

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exercise of such Options or the conversion or exchange of such Convertible Securities.
Adjustments for dividends in specie, subdivisions, combinations or consolidations of Ordinary Class Shares
(r)	In the event the issued Ordinary Class Shares, or any series thereof, shall be subdivided into a greater number of Ordinary Class Shares, the Conversion Price of the series of Preference Shares which is convertible into such series of Ordinary Class Shares then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the issued Ordinary Class Shares, or any series thereof, shall be combined or consolidated, by reclassification, redesignation or otherwise, into a lesser number of Ordinary Class Shares, the Conversion Price of the series of Preference Shares which is convertible into such series of Ordinary Class Shares then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased. In the event any series of Ordinary Class Shares (but not a series of Ordinary Class Shares which is convertible into such series) shall be subdivided into a greater number of Ordinary Class Shares, the conversion ratio of the series which is convertible into such series of Ordinary Class Shares shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event any series of Ordinary Class Shares (but not a series of Ordinary Class Shares which is convertible into such series) shall be combined or consolidated, by reclassification, redesignation or otherwise, into a lesser number of Ordinary Class Shares, the conversion ratio of the series which is convertible into such series of Ordinary Class Shares shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.
Adjustments for other distributions
(s)	In the event the Company at any time or from time to time makes or files a record date for the determination of holders of Ordinary Class Shares entitled to receive any distribution payable in securities or assets of the Company other than Ordinary Class Shares, then and in each such event provision shall be made so that the holders of Preference Shares shall receive upon conversion thereof, in addition to the number of Ordinary Class Shares receivable thereupon, the amount of securities or assets of the Company which they would have received had their Preference Shares been converted into the applicable series of Ordinary Class Shares immediately prior to such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Bye-law 3(b)(iii) with respect to the rights of the holders of the Preference Shares.

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Adjustments for reclassification, exchange and substitution
(t)	If any class or series of shares (an “Issuable Class”) issuable upon conversion of any other class or series of shares (a “Convertible Class”) shall be changed into the same or a different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification, redesignation or otherwise (other than a subdivision or combination of shares provided for in Bye- Law 3(b)(iii)(r) hereof), then and in each such event the holder of each share of the Convertible Class shall have the right thereafter to convert such share, into the kind and amount of shares and other securities and property receivable upon such reorganization or reclassification, redesignation or other change by holders of the number of shares of such Issuable Class that would have been subject to receipt by the holders of the Convertible Class immediately before that change, all subject to further adjustment as provided herein.
No impairment
(u)	Save, where to do or fail to do any matter or thing would or may, in the opinion of the Company’s counsel, amount to a breach of the fiduciary duties of the Directors:
a.	the Directors are authorized to effect conversion of the Company’s shares as provided in this Bye-law 3(b)(iii) in such manner as they shall think fit including, by means of redesignation, reclassification or a repurchase; and

b.	the Company will not, by amendment of these Bye-laws or through any reorganization, transfer of assets, consolidation, amalgamation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but, save as aforesaid, the Company will at all times in good faith assist in the carrying out of all the provisions of this Bye-law 3(b)(iii) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of any Convertible Class against impairment.
Certificates as to adjustments
(v)	Upon the occurrence of each adjustment or readjustment of the Conversion Price of a series of Preference Shares or other conversion ratio, pursuant to this Bye-law 3(b)(iii), the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preference Shares or Ordinary Class Shares affected by such adjustment or readjustment a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preference Shares, furnish or cause to be furnished to such holder a like certificate setting forth (i)

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such adjustments and readjustments, (ii) the Conversion Price at the time in effect for each series of Preference Shares and (iii) the number and kind of Ordinary Class Shares and the amount, if any, of other property which at the time would be received upon the conversion of such Preference Shares.

(w)	All calculations under this Bye-law 3(b)(iii) shall be made to the nearest cent or to the nearest hundredth (1/100) of a share, as the case may be.

(x)	No adjustment in the Conversion Price of a series need be made if such adjustment would result in a change in such Conversion Price of less than USD 0.01. Any adjustment of less than USD 0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of USD 0.01 or more in such Conversion Price.
(iv)	Information and other rights
(a)	For so long as any Ordinary Class Shares or Preference Shares remain in issue, the Company shall deliver to each holder of then issued Ordinary Class Shares and Preference Shares, provided, however, that there shall be no such delivery obligation to competitors of the Company, the following documents:
(i)	audited financial statements within ninety (90) days after the end of each financial year;

(ii)	unaudited quarterly financial statements within forty-five (45) days of the end of each financial quarter;

(iii)	upon request, an annual operating budget and strategic plan within thirty (30) days prior to the end of each financial year; and

(iv)	upon request, unaudited monthly financial statements within thirty (30) days of the end of each month.
(b)	For so long as any Preference Shares remain in issue, the holders of such shares shall in addition to the rights set out in Bye-law 3(b)(iv)(a) have all such inspection rights as are afforded to shareholders under Bermuda law, provided, however, that no competitors of the Company shall have rights under this Bye-law 3(b)(iv)(b).

(c)	The information and inspection rights provided in Bye-laws 3(b)(iv)(a) and (b) shall terminate upon a Qualified IPO.

(d)	Following a Qualified IPO, the Company shall deliver, to the extent not otherwise publicly available, to each holder of Preference Shares, or Ordinary Class Shares issued directly or indirectly upon conversion of the Preference Shares, copies of the Company’s financial statements required to be prepared pursuant to the laws of Bermuda, regular reporting forms to the stock

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exchange on which the Qualified IPO had occurred or, if on a stock exchange in the United States of America, an Annual Report on Form 20-F (or any successor form), and any quarterly or current reports or other annual reports issued to shareholders, promptly after such documents are filed with any regulator governing the affairs of the Company, including the SEC, as appropriate.
(v)	Protective Provisions
(a)	The holders of the Preference Shares shall have the following consent rights (“Protective Provisions”), which shall be subject to a vote at a Special General Meeting of the shareholders of the Company:

(b)	Subject to Bye-law 3(b)(v)(c), for so long as at least 4,056,978 Preference Shares (as adjusted for share consolidations, subdivisions, share dividends, redesignations, reclassifications, recapitalizations and the like) remain in issue, the Company shall not, without first obtaining the Requisite Approval, engage in any of the following:
(i)	any action that authorizes, creates or issues any shares having preferences superior to or on a parity with the any series of Preference Shares;

(ii)	any amalgamation, consolidation, acquisition or similar transaction of the Company with one or more other companies in which the shareholders of the Company prior to such transaction, or series of related transactions, would hold shares representing less than a majority of the voting power of the issued shares of the surviving company immediately after such transaction or series of transactions;

(iii)	any acquisition or divestiture of assets (including, without limitation, intellectual property assets) other than licensing of intellectual property in the ordinary course of business and sale leasebacks (other than sale leasebacks of intellectual property) and sales of equity or similar financing transactions (a) having a value of greater than fifty million United States Dollars (USD 50,000,000) or (b) with any affiliate or shareholder of the Company if such acquisition or divestiture has a value of greater than twenty-five million United States Dollars (USD 25,000,000);

(iv)	the sale of all or substantially all of the Company’s assets (“ Sale Event”);

(v)	the liquidation, dissolution or winding up of the Company;

(vi)	the declaration or payment of a dividend on the Ordinary Class Shares (other than a dividend payable solely in

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Ordinary Class Shares) or redemption or repurchase of Ordinary Class Shares or preference shares senior to, junior to or on parity with the Series A or Series B Preference Shares except in accordance with obligations existing at the time of the issuance of such shares pursuant to compensation, equity incentive and other employment arrangements, or lending or equipment lease financing or similar transactions referred to in Bye-law 3(b)(iii)(l)(iv)(D) hereof;

(vii)	except in the circumstances set out in Bye-laws 3(b)(i)(c) or (d), any increase or decrease in the authorised number of Directors of the Company (provided, that the approval required for such action shall be the Requisite Approval without taking into account Preference Shares other than Voting Preference Shares);

(viii)	the incurrence of any Indebtedness (as defined in the Amended and Restated Credit Agreement, dated as of December 21, 2000, among Stratus Computer (DE), Inc., a Delaware corporation, Stratus Technologies International S.à.r.l. (formerly known as Stratus Computer Systems S.à.r.l.), a company organized under the laws of Luxembourg, the several lenders from time to time parties thereto, the JPMorgan Chase Bank (formerly known as Chase Manhattan Bank), a New York banking corporation, as administrative agent for the lenders, and the other parties thereto, as amended (“Credit Agreement”)) by the Company and its subsidiaries in an aggregate amount greater than fifty million United States Dollars (USD 50,000,000) in excess of the amount outstanding and available to be drawn under the Credit Agreement, unless, after giving effect to the incurrence of such Indebtedness, the ratio of Indebtedness to EBITDA (based on the twelve months ending prior to the month in which such calculation was made) is less than or equal to three (3) times EBITDA;

(ix)	an increase, in any financial year of the Company, in the number of options made available pursuant to the Option Pool in excess of two percent (2%) of the maximum number of options (without regard to outstanding or exercised options) issuable pursuant to the Option Pool, as the same may have been increased in accordance with this Bye-law 3(b)(v)(b)(ix).

For purposes hereof, the terms “EBITDA” and “Indebtedness” shall have the meanings given to them in the Credit Agreement.
(c)	With respect to Bye-law 3(b)(v)(b)(iv) above, (i) the Requisite Approval shall also be required for the Company to permit,

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approve or consent to (as the controlling shareholder or otherwise) any action by its subsidiaries that would result in a Sale Event, and (ii) the charters or other organizational documents of the principal subsidiaries of the Company shall be similarly restricted to provide that such principal subsidiaries are not permitted to effect a sale or other transfer constituting a Sale Event without the approval of the Company.

(d)	Notwithstanding anything herein to the contrary, no Requisite Approval shall be required in the case of any transaction described in Bye-Law 3(b)(v)(b)(ii), (iii), (iv) and (v) (a “Control Transaction”) (provided that with respect to a Control Transaction for which no consent is required under Bye-law 3(b)(v)(b) because of this Bye-law 3(b)(v)(d), to the extent the implementation of such Control Transaction would otherwise require an approval described in Bye-Law 3(b)(v)(b) (i), (ii) or (iii) hereof, no consent under Bye-law 3(b)(v)(e) hereof shall be required), where such a Control Transaction would result in the holders of the Preference Shares receiving value in cash or Readily Marketable Securities (as defined below) of at least the Preference Amount (as defined in Bye-law 3(b)(vi)(a)(i) hereof); provided, however, that if such Control Transaction would not result in the holders of the Preference Shares receiving value in cash or Readily Marketable Securities of at least the Preference Amount, then the consent of each holder of Voting Preference Shares shall be required for such Control Transaction unless it is agreed by the holders of a majority of the voting interests of the then issued Voting Preference Shares, voting separately as a class on an as-converted basis, that any non-consenting holder of Preference Shares shall, in fact, receive value in cash or Readily Marketable Securities of at least the Preference Amount; provided, further, however, that the terms and conditions of any such Control Transaction shall not require any holder of Preference Shares (i) to make any out of pocket expenditure prior to the consummation of such Control Transaction (excluding modest expenditures for postage, copies, etc.), or to be obligated to pay any expenses incurred in connection with such Control Transaction, except indirectly to the extent such costs are incurred for the benefit of all of the Company’s shareholders and are paid by the Company or the acquiring party, and except for costs incurred by or on behalf of a holder of the Preference Shares for its sole benefit; (ii) to make any representations, warranties or covenants in connection with such Control Transaction, except for representations and warranties with respect to such holder’s ownership of the Company’s securities to be sold by it and its ability to convey title thereto free and clear of liens, encumbrances or adverse claims and reasonable covenants regarding confidentiality, publicity and similar matters; (iii) to assume any liability with respect to any representation and warranty or covenant made by the Company or other shareholder in connection with such Control Transaction; (iv) to amend, extend

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or terminate any contractual or other relationship with the Company, the acquirer or their respective affiliates; or (v) to agree to any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to such Control Transaction.

(e)	The Company shall not, without first obtaining the approval of the holders of at least eighty-five percent (85%) of the voting interests of the then issued Preference Shares, voting separately as a class on an as-converted basis, engage in any of the following:
(i)	any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Preference Shares including, without limitation, Bye-laws 3(b)(i)(c) and 3(b)(i)(d) or that alters the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, any series of Ordinary Class Shares or Preference Shares relative to any other series of Ordinary Class Shares or Preference Shares;

(ii)	other than as a manner for effecting conversion of a series of Preference Shares or Series A Ordinary Shares, Series B1 Ordinary Shares or Series B2 Ordinary Shares as provided in Bye-Law 3(b)(iii), any action that reclassifies any outstanding shares of the Company into shares of the Company having preferences or priority as to dividends or assets ranking with a higher preference to or on a parity with any series of Preference Shares; and

(iii)	any amendment of these Bye-laws that affects the rights of the holders of the Preference Shares.
(vi)	Liquidity Events
(a)	In the event of any (i) liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, (ii) consolidation, amalgamation, transformation, acquisition, change of control, or other transaction or series of transactions in which the Company’s shareholders would not retain a majority of the voting power of the surviving entity or (iii) Sale Event (each, a “Liquidity Event”), provided, however, that a Liquidity Event shall not include the issuance of shares to holders of the Second Lien Loans pursuant to the Shareholders Agreement:

(i) the holders of the then issued Preference Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of any other class or series of shares, including the Ordinary Class Shares, by reason of their ownership of such Preference Shares, an amount necessary to provide the holders of the Preference Shares with the greater of the following returns (the “Preference Amount”), in accordance with their respective ownership interests:

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(A)	the amount the holders of the Preference Shares would have received if the Preference Shares were converted into Ordinary Shares at the then applicable Conversion Price immediately prior to the Liquidity Event (the “ Conversion Amount”); or

(B)	one of the following:
(I)	if the Liquidity Event occurs on or before February 1, 2002, the product of the Initial Conversion Price times 1.35;

(II)	if the Liquidity Event occurs on or before February, 2003, but after February 1, 2002, the product of the amount determined in Bye-law 3(b)(vi)(a)(i)(B)(I) above times 1.15;

(III)	if the Liquidity Event occurs on or before February 1, 2004 but after February 1, 2003, the product of the amount determined in Bye-law 3(b)(vi)(a)(i)(B)(II) above times 1.08; or

(IV)	if the Liquidity Event occurs on or after February 1, 2004, the greater of the amount determined in Bye-law 3(b)(vi)(a)(i)(B)(III) above or the amount necessary to attain an eight percent (8%) IRR.
Upon a Liquidity Event, if the assets and funds distributed amongst the holders of the Preference Shares shall be insufficient to permit the payment to such holders of the full Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Preference Shares in proportion to the Preference Amount each such holder is otherwise entitled to receive with respect to such holder’s holding of Preference Shares.

(iv)	After setting apart or paying in full the Preference Amounts due to the holders of the Preference Shares pursuant to Bye-law provisions 3(b)(vi)(a), the remaining assets and funds of the Company legally available for distribution to shareholders, if any, shall be distributed to the holders of the Ordinary Class Shares on a pro rata basis.

(b)	Notwithstanding any other provision of this Bye-law 3(b)(vi), the Company may at any time, out of funds legally available therefor, repurchase Ordinary Class Shares issued to or held by employees, officers or consultants of the Company or its subsidiaries upon termination of their employment or services, pursuant to any agreement providing for such right of repurchase, whether or not dividends on the Preference Shares shall have been declared and

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funds set aside therefor and such repurchases shall not be subject to the liquidation preferences of the Preference Shares, such number of Ordinary Class Shares to be repurchased pursuant to any agreement subsequent to February 1, 2001 not to exceed in the aggregate one percent (1%) of the issued Ordinary Class Shares per annum.

(c)	In the event the Company proposes to distribute assets other than cash in connection with a Liquidity Event, the value of the assets to be distributed to the holders of the Preference Shares and the Ordinary Class Shares shall be determined in good faith by the Board of Directors or, in case of a liquidation, dissolution or winding up, by the liquidator(s). Any securities not subject to restrictions on free marketability shall be valued as follows:
(A)	if traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the twenty (20) day period ending one (1) day prior to the distribution;

(B)	if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the twenty (20) day period ending three (3) days prior to the distribution; and

(C)	if there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board of Directors or, as the case may be, the liquidator(s).
(d)	The method of valuation of securities subject to restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in Bye Laws 3(b)(vi)(c)(A),(B) or (C) hereof to reflect the fair market value thereof as determined in good faith by the Board of Directors or, as the case may be, the liquidator(s). The holders of at least a majority of the voting interests of the issued Voting Preference Shares, voting separately as a class on an as-converted basis, shall have the right separately to challenge any determination by the Board of Directors or, as the case may be, the liquidator(s) of fair market value pursuant to Bye-law 3(b)(vi)(c), in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board of Directors or, as the case may be, the liquidator(s) and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging parties.
(vii)	Voting

(a) The Preference Shares shall be subject to the following rights and restrictions with regards to voting;

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(i)	The holders of Series A Preference Shares shall in respect of their holdings of Series A Preference Shares shall, when taken together as a class, be entitled, at any general meeting of the Company or in respect of any matter provided for in these Bye-laws, to such number of votes as is equal to the number of whole Series A Ordinary Shares into which the Series A Preference Shares held by such holder are convertible as of the record date for determining those shareholders who are entitled to vote on such matter at the general meeting in question.

(ii)	The holders of Series B1 Preference Shares shall in respect of their holdings of Series B1 Preference Shares shall, when taken together as a class, be entitled, at any general meeting of the Company or in respect of any matter provided for in these Bye-laws, to such number of votes as is equal to the product of (x) the number of whole Series B1 Ordinary Shares into which the number of Series B1 Preference Shares held by such holder are convertible as of the record date for determining those shareholders who are entitled to vote on such matter at the general meeting in question, multiplied by (y) the B1 Preferred Voting Ratio. The “B1 Preferred Voting Ratio” shall mean that number equal to the quotient obtained by dividing (A) the number of issued and outstanding Series B Preference Shares at such record date, by (B) the number of issued and outstanding Series B1 Preference Shares as at such record date.

(iii)	The Series B2 Preference Shares shall not carry any rights to vote at any general meeting of the Company or in respect of any matter provided for in these Bye-laws or otherwise, except as expressly provided elsewhere in these Bye-laws.
(b)	The Ordinary Class Shares shall rank pari passu with each other in all respects save that, subject to any express provision of these Bye-laws which provides the holders of any series of Ordinary Class Shares with the rights to vote in respect of any matter, the Ordinary Class Shares shall be subject to the following rights and restrictions with regards to voting:
(i)	The Ordinary Shares and Series A Ordinary Shares shall carry the rights to vote at any general meeting of the Company or in respect of any matter provided for in these Bye-laws on the basis of one vote per share;

(ii)	The holders of Series B1 Ordinary Shares shall in respect of their holdings of Series B1 Ordinary Shares shall, when taken together as a class, be entitled, at any general meeting of the Company or in respect of any matter provided for in these Bye-laws, to cast such number of votes as is equal to the product of (x) the number of Series B1 Ordinary Shares held by such holder as of the record date for determining those shareholders who are entitled to vote on such matter at the general meeting in question, multiplied by (y) the B1 Ordinary Voting Ratio. The “B1 Ordinary Voting Ratio” shall mean that number equal to the quotient

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obtained by dividing (A) (the number of issued and outstanding Series B Ordinary Shares as at such record date less the number of Series B Ordinary Shares converted to Ordinary Shares as at such date), by (B) the number of issued and outstanding Series B1 Ordinary Shares as at such record date.

(iii)	The Series B2 Ordinary Shares shall not carry any rights to vote at any special general meeting of the Company or in respect of any matter provided for in these Bye-laws.
	(c)	Subject to any rights conferred by these Bye-laws on the holders of any share or class of shares, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may in general meeting from time to time determine.

	(d)	The Company shall, subject to Bye-law 3(b)(v)(b), if applicable, to the approval of the relevant percentage of voting interests of the holders of the then issued Preference Shares, have the power to purchase its own shares upon such terms and conditions as may be contained herein or in the absence of any such provisions on such terms as may be agreed upon between the Company and the prospective selling Member.

4.	(a)	Subject to the Companies Act, any preference shares may, with the sanction of a resolution of the Members and, subject to Bye-law 3(b)(v)(b), if applicable, to the approval of the relevant percentage of voting interests of the holders of the then issued Preference Shares, be issued on terms:
(i)	that they are to be redeemed on a given date or otherwise in accordance with the terms of issue of the shares determined by the Company; and/or

(ii)	that they are liable to be redeemed at the option of the Company; and/or

(iii)	if authorised by the Memorandum of Association or Incorporating Act of the Company, that they are liable to be redeemed at the option of the holder.
(b)	The redemption of preference shares (other than the Preference Shares which shall be redeemed in accordance with the provisions of Bye-law 3(b)(i)) hereunder shall be effected on such terms and in such manner as the Members of the Company shall, before the issue of such shares, determine by way of amendment of these Bye-laws and shall otherwise be in accordance with the terms of the Companies Act.

(c)	The Company shall have the power to acquire its own shares to be held as Treasury Shares, for cash or any other consideration in accordance with the Companies Act on such terms as the Directors shall think fit. All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by

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the Company in respect of any such Treasury Share and, except where required in accordance with the Companies Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the Company’s share capital, or shares of the Company or of any class of share capital, or shares of the Company.
MODIFICATION OF RIGHTS
5.	Subject to the Companies Act, and to Bye-law 3(b)(v)(b), if applicable, all or any of the special rights for the time being attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class) may from time to time (whether or not the Company is being wound up) be varied with the consent in writing of the holders of not less than fifty-one per cent of the voting interests of that class or with the sanction of a resolution passed at a separate general meeting of the holders of the shares of the class. To every such separate general meeting, all the provisions of these Bye-laws relating to general meetings shall apply but so that the necessary quorum shall be two or more persons holding or representing by proxy fifty per cent of the voting interests of the class and that any holder of shares of the class present in person or by proxy may demand a poll.
6.	(a)	The special rights conferred upon the holders of any class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of that class, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

	(b)	The Ordinary Shares, the Series A Ordinary Shares, the Series B1 Ordinary Shares and the Series B2 Ordinary Shares shall all rank pari passu with each other.

	(c)	The Series A Preference Shares, the Series B1 Preference Shares and the Series B2 Preference Shares shall all rank pari passu with each other, except with respect to voting rights as set forth in these Bye-Laws.

	(d)	The Series B Preference Shares will be entitled to a separate class vote on any amendment or modification of any rights or privileges of (i) the Series B Preference Shares to the extent that such amendment or modification does not equally affect the Series A Preference Shares and Series B Preference Shares or (ii) the Series A Preference Shares to the extent that such amendment or modification does not equally affect the Series A Preference Shares and the Series B Preference Shares.

	(e)	The Series B Ordinary Shares will be entitled to a separate class vote on any amendment or modification of any rights or privileges of (i) the Series B Oardinary Shares to the extent that such amendment or modification does not equally affect the Series A Ordinary Shares and Series B Ordinary Shares or (ii) the Series A Ordinary Shares to the extent that such amendment or modification does not equally affect the Series A Ordinary Shares and the Series B Ordinary Shares.

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(f)	The Series A Ordinary Shares will be entitled to a separate class vote on any amendment or modification of any rights or privileges of (i) the Series A Ordinary Shares to the extent that such amendment or modification does not equally affect the Series A Ordinary Shares and Series B Ordinary Shares or (ii) the series B Ordinary Shares to the extent that such amendment or modification does not equally affect the Series A Ordinary Shares and the Series B Ordinary Shares.

(g)	The Series A Preference Shares will be entitled to a separate class vote on any amendment or modification of any rights or privileges of (i) the Series A Preference Shares to the extent that such amendment or modification does not equally affect the Series A Preference Shares and Series B Preference Shares or (ii) the Series B Preference Shares to the extent that such amendment or modification does not equally affect the Series A Preference Shares and the Series B Preference Shares.

(h)	Each of the Series B1 Preference Shares and Series B2 Preference Shares will be entitled to a separate class vote on any amendment or modification of any rights or privileges of (i) the Series B1 Preference Shares or Series B2 Preference Shares, as the case may be, to the extent that such amendment or modification does not equally affect the Series B1 Preference Shares and Series B2 Preference Shares or (ii) the Series A Preference Shares to the extent that such amendment or modification does not equally affect the Series A Preference Shares and the Series B Preference Shares.
SHARES
7.	The unissued shares of the Company shall be under the control of the Directors who (subject to the provisions of Bye-law 3(b)(v)(b), if applicable) may offer, allot, grant options over or otherwise dispose of them, in whole or fractional shares, to such persons at such times and for such consideration and upon such terms and conditions as the Directors may determine.

8.	The Directors may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law and may satisfy any obligation in respect of such payments in cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

9.	Except as required by law no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as otherwise provided in these Bye-laws) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.
CERTIFICATES
10.	(a)	Unless specifically requested by a shareholder in writing to the Company, no certificates will be issued and the Company will maintain a book stock account of the shares for which a shareholder is entered into the Register and the

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shareholder shall be issued with a personal account number pertaining to such shareholder’s holding of shares. The preparation, issue and delivery of certificates shall be governed by the Companies Act.

(b)	Every person whose name is entered as a shareholder in the Register shall be entitled without payment to one certificate for all of his shares of one class, or upon payment of such reasonable out-of pocket expenses as the Directors shall from time to time determine, to several certificates, each for one or more of his shares.

(c)	In respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate and the delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

(d)	If the securities of the Company shall be traded or listed on an appointed stock exchange the Company may permit the issue and transfer of securities of the Company pursuant to Section 272A of the Companies Act and the Regulations made thereunder without the issue of certificates in respect thereof.
11.	(a)	If a share certificate is worn out, defaced, lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Directors may think fit and, if the old certificate is worn out or defaced, on delivery of that certificate to the Company for cancellation.
(b)	If the Bye-laws are amended in any way affecting anything contained in the certificates for issued shares, or it becomes desirable for any reason to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the directors may order any holders of certificates for issued shares to surrender and exchange them for new certificates within a reasonable time to be fixed by the directors.
12.	All certificates for shares, debentures or other securities of the Company (other than any securities issued pursuant to Bye-law 10(d) hereof and Section 272A of the Companies Act) shall be issued either: (i) under the Common Seal of the Company (and if the Common Seal is so affixed it shall bear the signature (or a facsimile thereof) of a Director or the Secretary); or (ii) bearing the signature (or a facsimile thereof) of a Director or the Secretary; or (iii) bearing the signature (or a facsimile thereof) of a person expressly authorised to sign such certificate. Even though an officer who signed, or whose facsimile signature has been written, printed or stamped on, a certificate for shares shall have ceased by death, resignation or otherwise to be an officer of the Company before such certificate is delivered by the Company, such certificate shall be as valid as though signed by a duly elected, qualified and authorised officer.
LIEN
13.	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether presently payable or not, called or payable at a fixed

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time in respect of that share and the Company shall also have a first and paramount lien on all shares (other than fully paid shares) standing registered in the name of a Member, for all the debts and liabilities of that Member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than that Member and notwithstanding that the same are joint debts or liabilities of that Member or his estate and any other person, whether a member or not. The Company’s lien on a share shall extend to all dividends payable thereon. The Directors may at any time waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-law.

14.	The Company may sell, in such manner as the Directors may think fit, any share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen (14) days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment has been served on the Member or the person entitled thereto by reason of his death or bankruptcy.

15.	To give effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

16.	The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person entitled to the shares at the date of sale.
CALLS ON SHARES
17.	(a)	The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their shares and not by the terms of issue thereof made payable at fixed times provided however that calls shall be made on all the shares and in the same proportions and at the same time, and each Member shall (subject to the Company serving upon him at least fourteen days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified in the amount called on his shares. A call may be revoked or postponed as the Directors may determine.

	(b)	The shares received by the Lenders Shareholders in connection with the Shareholders Agreement have been credited as fully paid and accordingly are nonassessable and not subject to any capital call requirements.
18.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

19.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

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20.	If a sum called in respect of a share shall not be paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at ten percent (10%) per annum, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

21.	Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date shall for all the purposes of these Bye-laws be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable and, in case of non-payment, all the relevant provisions of these Bye-laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

22.	The Directors may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payment.
FORFEITURE OF SHARES
23.	If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him in such form as the Board of Directors approve requiring payment by a date not less than 14 days from the date of the notice of so much of the call or instalment as is unpaid together with any interest which may have accrued. The Directors may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Bye-laws to forfeiture shall include surrender.

24.	If the requirements of such forfeiture notice are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

25.	When any share shall have been so forfeited, notice of the forfeiture shall be served upon the person who was immediately before forfeiture the holder of the share and an entry of the forfeiture, with the date thereof, shall forthwith be made in the Register; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

26.	A forfeited share shall be deemed to be the property of the Company and the Directors may sell re-allot or otherwise dispose of the same upon such terms and in such manner as they shall think fit.

27.	Any person whose shares have been forfeited shall thereupon cease to be a Member in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at such rate as the Directors may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

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28.	An affidavit in writing that the deponent is a Director or the Secretary of the Company and that a share in the Company has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on any sale, re-allotment or disposition thereof and the Directors may authorise some person to transfer the share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.
REGISTER OF MEMBERS
29.	The Secretary shall establish and maintain the Register of Members at the Registered Office in the manner prescribed by the Companies Act. Unless the Directors otherwise determine and subject to any period of closure permitted under the Act, the Register shall be open for inspection in the manner prescribed by the Companies Act between 10.00 a.m. and 12.00 noon on every business day. Unless the Directors so determine, no Member or intending Member shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share and if any such entry exists or is permitted by the Directors it shall not be deemed to abrogate any of the provisions of Bye-law 9.
TRANSFER OF SHARES
30.	Subject to the Companies Act, any restrictions as to the transfer of the Company’s shares contained in the Shareholders Agreement and in these Bye-laws, any member may transfer all or any of his shares by an instrument of transfer in writing in such form (which shall comply with the provisions of Bye-law 31) as the Board of Directors shall approve (and shall comply with the provisions of Bye-Law 31). The instrument of transfer may be on the back of the share certificate.
31.	(a)	The instrument of transfer of a share shall be signed by or on behalf of the transferor and in the case only of a nil or partly paid share in like manner by the transferee if by an individual in the presence of two witnesses and if by a Company in manner prescribed by its charter. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer when registered may be retained by the Company.

	(b)	The Directors may decline to register any transfer of shares upon which the Company has a lien and in their absolute discretion without assigning any reason therefor, may decline to register any transfer of any share which is not a fully-paid share. The directors may also decline to register any transfer unless:
(i)	the instrument of transfer has been duly stamped with any applicable Bermuda stamp duty and lodged with the Company, at its Registered Office or such other place as the Directors shall determine and of which

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notice shall be given, accompanied by the certificate for the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

(ii)	the instrument of transfer is in respect of only one class of share;

(iii)	where applicable, the permission of the Bermuda Monetary Authority or any other relevant governmental or regulatory authority with respect thereto has been obtained.
32.	If the Directors decline to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

33.	No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, distringas or stop notice, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share.
TRANSMISSION OF SHARES
34.	In the case of the death of a Member, the survivor or survivors, where the deceased was a joint holder, and the legal personal representatives of the deceased where he was sole holder, shall be the only person recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons.

35.	Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member or otherwise by operation of applicable law may, upon such evidence being produced as may from time to time be required by the Directors as to his entitlement, be registered as the holder of the share or subject to the completion of the form of transfer set out in Form “A” hereto have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of the transfer of the share by that Member before his death or bankruptcy, as the case may be.

36.	A person becoming entitled to a share in consequence of the death of a Member or otherwise by operation of applicable law shall, upon such evidence being produced as may from time to time be required by the Board as to his entitlement, be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Member until he shall have become registered as the holder thereof. The Directors may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the Directors may thereafter withhold payment of all dividends and other moneys payable in respect of the shares until the requirements of the notice have been complied with.

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37.	Subject to any directions of the Directors from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-laws 34, 35 and 36.
INCREASE OF CAPITAL
38.	The Company may from time to time by resolution passed at a general meeting and whether or not all of the existing authorised capital shall have been issued increase its capital by such sum to be divided into shares of such par value as the resolution shall prescribe provided that in connection with any such increase the Company may not authorize the Directors to waive or limit the preferential subscription rights of the holders of the Preference Shares.

39.	The Company may, by the resolution increasing the capital, direct that the new shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Companies Act) at a discount to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or make any other provision as to the issue of the new shares.

40.	The new shares shall be subject to all the provisions of these Bye-laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.
ALTERATION OF CAPITAL
41.	(a)	The Company may, subject to Bye-law 3(b)(v)(b) if applicable, from time to time in general meeting:
(i)	divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

(ii)	consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;

(iii)	subdivide its shares or any of them into shares of smaller par value than is fixed by its Memorandum of Association, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

(iv)	change the currency denomination of its share capital;

(v)	make provision for the issue and allotment of shares which do not carry any voting rights; and

(vi)	cancel shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.
(b)	Within the authority conferred by the Members in general meeting, the Directors may settle any issues relating to such division, consolidation or subdivision

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under this Bye-law as they think fit and, in particular may arrange for the sale of any shares representing fractions and the distribution of the net proceeds of sale in due proportion among the Members who would have been entitled to the fractions, and for this purpose the Directors may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.
42.	Subject to the Companies Act and to any confirmation or consent required by law or these Bye-laws the Company may by resolution in general meeting from time to time convert any preference shares into redeemable preference shares.
REDUCTION OF CAPITAL
43.	Subject to the Companies Act, its Memorandum of Association and any confirmation or consent required by law or these Bye-laws, including Bye-law 3(b)(v)(b), the Company may from time to time in general meeting authorise the reduction of its issued share capital or any capital redemption reserve fund or any share premium account in any manner.

44.	In relation to any such reduction, the Company may in general meeting determine the terms upon which such reduction is to be effected including in the case of a reduction of part only of a class of shares, those shares to be affected.
GENERAL MEETINGS
45.	The Company shall hold an Annual General Meeting once in every calendar year in accordance with the requirements of the Companies Act on a day and at a time and place fixed by the Directors. The Directors may, whenever they think fit, and shall, when required by the Companies Act, convene general meetings other than Annual General Meetings which shall be called Special General Meetings. Special General Meetings may be convened by requisitionists in accordance with the Companies Act in the event of the failure of the Directors so to do.
NOTICE OF GENERAL MEETINGS
46.	Any General Meeting shall be called by not less than five (5) days’ notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, day and time of the meeting, and, in the case of a Special General Meeting, the general nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by Bye-laws 112 and 113 to all Members and Directors other than such as, under the provisions of these Bye-laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company.

47.	Notwithstanding that a meeting of the Company is called by shorter notice than that specified in Bye-law 46, it shall be deemed to have been duly called if it is so agreed:

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(i)	in the case of any general meeting of a Company having only one Member, by that Member; or

(ii)	in the case of a meeting called as an Annual General Meeting, by all the Members entitled to attend and vote thereat; or

(iii)	in the case of any other meeting, by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95 per cent in nominal value of the shares giving that right.
PROCEEDINGS AT GENERAL MEETINGS
48.	No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. At least two Members present in person or by proxy and representing not less than 50 per cent of the Voting Shares of the Company shall be a quorum for all purposes save that if the Company has only one Member that Member present in person or by proxy shall constitute a quorum.

49.	If within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved; in any other case it shall stand adjourned to such other day and such other time and place as the Directors shall determine of which notice shall be given in the same manner as for the original meeting. The same quorum requirement shall again apply.

50.	The Chairman of the Directors shall preside as Chairman at every General Meeting. If there is no such Chairman or if at any meeting the Chairman is not present within 15 minutes from the time appointed for holding the meeting, the Directors present shall elect one of their number to act. If no Director is present the Members present shall elect one of their number to be Chairman of the meeting.

51.	The Chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

52.	At any meeting of the Company on a show of hands every Member present in person shall have one vote and on a poll every Member shall be entitled to such number of votes per share as is attributable to such class of share in accordance with Bye-law 3(c).

53.	Save where a greater majority is required by the Companies Act or these Bye-laws any question proposed for consideration at a general meeting shall be decided by a simple majority of votes cast.

54.	If a share is held by two or more joint holders, the member whose name is listed first on the register shall be entitled to vote that share.

55.	The Directors of the Company shall be entitled to notice of and to attend and be heard at any general meeting of the Members of the Company or any separate class thereof.

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56.	A Member who is a patient for any purpose under any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee, curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Member for the purpose of general meetings of the Company.

57.	No Member shall, unless the Directors otherwise determine, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

58.	No objection shall be raised to the qualification of any voter or notice taken of any error in counting the votes cast except at the meeting or adjourned meeting at which the vote objected to is given or tendered or the error is committed, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting and shall only vitiate the result of the voting if the Chairman of the meeting decides that such result has been affected thereby. The decision of the Chairman of the meeting shall be final and conclusive.

59.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before or on the declaration of the result of the show of hands a poll is demanded by:
(i)	the Chairman of the meeting; or

(ii)	at least three Members present in person or represented by proxy and holding Voting Shares; or

(iii)	any Member or Members present in person or represented by proxy and holding between them not less than one tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(iv)	a Member or Members present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all such shares conferring such right.
60.	Unless a poll is so demanded in accordance with the foregoing Bye-law 59, a declaration by the Chairman of the meeting as to the result of the voting on a show of hands shall be final and conclusive, and any entry to that effect in the Minute Book of the Company shall be conclusive evidence of the fact without proof of the number of votes recorded for or against such resolution.

61.	If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

62.	A poll demanded on any question shall be taken forthwith and the result thereof declared by the Chairman of the meeting prior to the termination of the meeting.

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63.	The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business which is not related to the question on which the poll has been demanded.

64.	A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

65.	In the case of an equality of votes at a general meeting whether on a show of hands or on a poll, the Chairman of such meeting shall not be entitled to a second or casting vote and the motion under consideration shall fail.

66.	A meeting of the Members or any class thereof may be held by means of such telephone electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such a meeting.
PROXIES AND CORPORATE
REPRESENTATIVES
67.	(a)	The instrument appointing a proxy shall be in writing in such form as the Board of Directors may approve. It shall be executed under the hand of the appointor or of his attorney authorised by him in writing or if the appointor is a corporation, either under its Seal or under the hand of an officer, attorney or other person authorised to sign the same.

	(b)	A member may appoint any person as his proxy and any corporation may appoint a representative as permitted by the Companies Act. The proxy or representative need not be a Member.
68.	Any Member may appoint a standing proxy or, if a corporation, a representative by depositing such appointment at the Registered Office of the Company. Any such standing proxy or appointment of representative shall be valid for all general meetings and adjournments thereof until notice of revocation is received by the Secretary at the Registered Office. Where a standing proxy or appointment of representative exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Member is present or in respect to which the Member has specially appointed a proxy or representative. The Directors may from time to time require such evidence as they shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorisation and the operation of any such standing proxy or appointment of representative shall be deemed to be suspended until such time as the Directors determine that they have received the requested evidence or other evidence satisfactory to them.

69.	The instrument appointing a proxy together with any power of attorney under which it is signed or a notarially certified copy thereof or such other evidence as to its due execution as the Directors may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening the meeting) not later than 24 hours prior to the holding of the meeting at which the person

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named in the instrument proposes to vote and in default the instrument of proxy shall not be treated as valid.

70.	The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates provided always that no proxy votes shall be accepted at any such adjournment unless the instrument of proxy shall have been delivered prior to the original meeting in the manner and by the time specified in Bye-law 69 hereof. A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf, whether on show of hands or on a poll, at a general meeting of the Company or at a class meeting.

71.	Subject to the Companies Act, the Chairman of the meeting may at his discretion determine the right of any person not being a Member or his proxy or a Director to attend any General meeting.
REGISTER OF DIRECTORS AND OFFICERS
72.	The Secretary shall establish and maintain a Register of Directors and Officers at the registered office in the manner prescribed by the Companies Act. The Register of Directors shall be open for inspection in the manner prescribed by the Companies Act between 10.00 am. and 12.00 noon on every business day.
DIRECTORS
73.	(a)	The number of Directors shall not be less than two and may not be more than fifteen (whether or not such Directors are also shareholders) as the Company in general meeting may from time to time determine. Notwithstanding the foregoing, the Directors are authorized to increase or decrease the maximum number of Directors as they consider fit without requirement for the approval of the Members in general meeting of the Company.

	(b)	No share qualification shall be required of any Director of the Company.
(c)	Notwithstanding anything in these Bye-laws to the contrary, save for any Director appointed by the holder(s) of the relevant percentage of preference shares pursuant to Bye-Laws 3(b)(i)(C), the Directors shall be appointed by the Members holding Voting Shares and each such Member who is also a party to the Shareholders Agreement shall comply with the provisions of the Shareholders Agreement with regard to such appointments.
74.	(a)	Subject to Bye-Law 73(c) and the terms of the Shareholders Agreement, save for any Director appointed by the holder(s) of the relevant percentage of Voting Preference Shares pursuant to Bye-laws 3(b)(i)(c) or (d), the Directors shall be elected by the Members of the Company in the first place at the statutory meeting of the Company and annually thereafter. Any such general meeting may, subject to Bye-law 73(c) and the terms of the Shareholders Agreement, authorise the Directors to fill any vacancy in their number left unfulfilled at such general

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meeting. Save for any Director appointed by the holder(s) of the relevant percentage of Voting Preference Shares pursuant to Bye-laws 3(b)(i)(c) or (d), retiring members of the Board are eligible for re-election.

	(b)	Directors appointed pursuant to Bye-laws 3(b)(i)(c) or (d), shall be appointed by the holder(s) of the relevant percentage of Voting Preference Shares in accordance with Bye-laws 3(b)(i)(c) or (d), as applicable, by depositing a notice of appointment signed by or on behalf of such holder(s) with the Secretary at the Registered Office and such appointment shall become effective on the date of receipt by the Secretary. Any Director appointed pursuant to Bye-laws 3(b)(i)(c) or (d) shall serve until removed or replaced by the holder(s) of the Voting Preference Shares who appointed such Director and shall not be required to retire at any general meeting of the Company. The authorised number of Directors shall, if necessary, be increased to accommodate any appointment of a Director pursuant to Bye-laws 3(b)(i)(c) or (d) with effect from the date of such appointment and without requirement for the approval of the Members in general meeting of the Company.

75.	(a)	Subject to Bye-Law 73(c) and the terms of the Shareholders Agreement, save for any Director appointed by the holders of the relevant percentage of Voting Preference Shares pursuant to Bye-laws 3(b)(i)(c) or (d), the removal of a Director shall be effected by resolution of the Members in general meeting and otherwise in accordance with the Companies Act and the terms of the Shareholders Agreement, including without limitation, appointment and election of any replacement Director.

	(b)	Directors appointed pursuant to Bye-laws 3(b)(i)(c) or (d), shall be removed or replaced by the holders of the relevant percentage of the Voting Preference Shares in accordance with Bye-laws 3(b)(i)(c) or (d), as applicable, by depositing a notice of removal or replacement signed by or on behalf of such holders with the Secretary at the Registered Office and such removal or replacement shall become effective on the date of receipt by the Secretary.
76.	Any person who may have been appointed to be alternate director of the Company to a Director who has been removed from office shall cease to be an alternate director immediately upon the removal of such Director as aforesaid.

77.	Subject to Bye-Law 73(c) and the terms of the Shareholders Agreement, save for any Director appointed by the holders of the relevant percentage of Voting Preference Shares pursuant to Bye-laws 3(b)(i)(c) or (d), any vacancy created by the removal of a director at a special General Meeting may be filled by the members at that meeting or subsequently by the Directors.

78.	The office of a Director shall be vacated upon the happening of any of the following events:
(i)	if he resigns his office by notice in writing delivered to the Secretary of the Company either at the Registered Office of the Company or tendered at a meeting of the Directors. Such resignation shall take effect at the time of receipt

46

unless another time is specified. The acceptance of such resignation shall not be necessary to make it effective;

(ii)	if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Directors resolve that his office is vacated;

(iii)	if he becomes bankrupt or compounds with his creditors;

(iv)	if he is prohibited by law from being a Director; or

(v)	if he otherwise ceases to be a director by virtue of the Companies Act or is removed from office pursuant to these Bye-laws or the terms of the Shareholders Agreement, including without limitation, removal pursuant to Bye-law 75(b) hereof.
ALTERNATE DIRECTORS
79.	(a)	A Director may appoint or remove his own Alternate Director. Any appointment or removal of an alternate Director by a Director shall be effected by depositing a notice of appointment or removal with the Secretary at the Registered Office, signed by such Director, and such appointment or removal shall become effective on the date of receipt by the Secretary.

	(b)	The members may elect any person not prohibited by law from being a Director and otherwise qualified to be a director to serve as an alternate director or may authorise the Directors to appoint alternate directors.

	(c)	An alternate director may also be a director in his own right and may act as alternate to more than one director.
80.	An alternate director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in his absence.

81.	Every person acting as an alternate director shall be subject in all respects to the provisions of these Bye-laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An alternate director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director. Every person acting as an alternate director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an alternate director to any resolution in writing of the Directors or a committee of the Directors, shall unless the terms of his appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

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DIRECTORS’ FEES AND REMUNERATION
82.	The amount, if any, of Directors’ fees shall from time to time be determined by the Company in general meeting and in the absence of a determination to the contrary in general meeting such fees shall be deemed to accrue from day to day. The payment of reasonable travelling, hotel and incidental expenses properly incurred by Directors in attending and returning from meetings of the Board of Directors or committees constituted pursuant to these Bye-laws or general meetings together with all expenses properly and reasonably incurred by any Director in the conduct of the Company’s business or in the discharge of his duties as a Director shall be within the power of the Directors to determine. A managing director shall receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the Directors may resolve.
DIRECTORS’ INTERESTS
83.	(a)	A Director may hold any other office with the Company in conjunction with his appointment as a Director for such period and upon such terms as the Directors may determine, and may be paid such extra remuneration by way of salary, as the Directors may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-law.

	(b)	A Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor of the Company.

	(c)	Subject to the provisions of the Companies Act, a Director may, notwithstanding his office, be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested and be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested.

	(d)	So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board of Directors or by writing to the Board of Directors as required by the Companies Act, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-laws allow him to be appointed or from any transaction or arrangement in which these Bye-laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit. A Director having a direct personal financial interest contrary to that of the Company in a matter submitted to the approval of the Board of Directors shall be obliged to inform the Board of Directors thereof and to have his declaration recorded in the minutes of the meeting. At the next General Meeting of the shareholders, before votes are taken in on any other matter, the shareholders shall be informed of those cases in which a Director had a direct personal financial interest contrary to that of the Company.

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(e)	Subject to the Companies Act and any further disclosure required thereby, a general notice to the Board of Directors by a Director or officer declaring that he is a director or officer or has an interest in any business entity and is to be regarded as interested in any transaction or arrangement made with that business entity shall be sufficient declaration of interest in relation to any transaction or arrangement so made.
POWERS AND DUTIES OF DIRECTORS
84.	Subject as may otherwise be required by the provisions of the Companies Act and these Bye-laws and subject to any directions given by the Company in general meeting, the Directors shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company including, but not by way of limitation, the power to borrow money. No alteration of these Bye-laws and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A validly convened meeting of the Directors at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

85.	All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed drawn accepted endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

86.	The Directors may, from time to time, appoint one or more of their body to be a Managing Director or Managing Directors of the Company, either for a fixed term or without any limitation as to the period for which he or they is or are to hold such office, and may from time to time remove or dismiss him or them from office and appoint another or others in his or their place or places but without prejudice to any claim which either party may have against the other at the date of such removal or dismissal.
DELEGATION OF THE DIRECTORS’
POWERS AND DUTIES
87.	The Directors may by power of attorney appoint any company, firm or person, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Bye-laws) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also confer a power of substitution upon such attorney whereby he shall be authorised further to delegate all or any of the powers, authorities and discretions vested in him.
88.	(a)	The Directors may entrust to and confer upon any Director or officer any of the powers exercisable by them upon such terms and conditions with such restrictions as they think fit, and either collaterally with, or to the exclusion of, their own powers, and may from time to time revoke or vary all or any of such

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powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

(b)	The directors may delegate any of their powers, authorities and discretions to committees, consisting of two or more directors as they think fit. Any committee so formed shall, in the exercise of the powers authorities and discretions so delegated, conform to any directions which may be given to it by the Directors.
89.	The meetings and proceedings of any committee of directors shall be governed by the provisions of Bye-law 90 of these Bye-laws which relate to meetings of the Directors so far as the same are applicable thereto.
PROCEEDINGS OF THE DIRECTORS
90.	(a)	Subject to the provisions of these Bye-laws, the Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

	(b)	On any question put to a meeting of Directors, subject as set out in sub-paragraph (c) of this Bye-law, each Director shall have one vote.

	(c)	Each of the Directors (if any) who have been appointed by the holder(s) of the relevant percentage of Voting Preference Shares pursuant to the Shareholders Agreement or Bye-laws 3(b)(i)(c) or (d) shall, in respect of any question put to a meeting of Directors have, in addition to his vote, one additional vote for each additional director that the holder of the Voting Preference Shares who appointed him or her was entitled to appoint to the Board of Directors in accordance with the rights of such holder under the Shareholders Agreement, Bye-laws 3(b)(i)(c) and/or (d), as the case may be, notwithstanding that such rights have not been exercised.
91.	Notice of a meeting of the Directors shall be given in accordance with Bye-laws 112 and 113. A Director may waive notice before or after the date of the meeting for which the notice is given. It shall not be necessary to specify the business to be considered at the meeting. The length of notice shall be reasonable in all the circumstances.
92.	(a)	The quorum necessary for the transaction of the business of the Board of Directors shall be a majority in number of the Directors of the Company then appointed. In the event that a Director resigns at a meeting of the Board of Directors it may be resolved that his resignation should take effect at the end of such meeting and that he be counted in the quorum and continue to act if otherwise a quorum of Board of Directors would not be present.

	(b)	A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the provisions of the Companies Act and these Bye-laws with regard to disclosure of his interest shall be entitled to vote in

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respect of any contract, transaction or arrangement in which he is so interested and if he shall do so his vote shall be counted, and he shall be taken into account in ascertaining whether a quorum is present.
93.	So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in their number but if no quorum of Directors remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

94.	Unless otherwise agreed by a majority of the Directors attending a meeting of the Board of Directors, the Chairman (if any) shall act as Chairman at all meetings of the Directors at which such person is present. If no Chairman has been elected, the Directors present may choose one of their numbers to act as Chairman of the meeting.
95.	(a)	A resolution approved and signed by all the Board of Directors for the time being entitled to receive notice of a meeting of the Directors or of a committee of the Board of Directors and taking the form of one or more documents in writing or facsimile, or other similar means of written communication from a duly authenticated source shall be as valid and effectual as if it had been passed at a meeting of the directors or of such committee duly convened and held, such resolution to be effective on the date on which the last director signs the resolution.

	(b)	Any one or more of the Directors or any committee thereof may participate in a meeting of the Board of Directors or committee by means of such telephone electronic or other communications facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting by such means shall constitute presence in person at a meeting and that meeting will be deemed to be held in Bermuda.
96.	All acts done at any meeting of the Board of Directors or any committee of the Board of Directors or by any person acting as a Director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.
OFFICERS
97.	The Board of Directors may appoint such persons as Officers of the Company (who may or may not be Directors) as it shall determine.

98.	Any person elected or appointed pursuant to Bye-law 97 shall hold office for such period and upon such terms as may be fixed by the Board of Directors. Any such election or appointment may be revoked or terminated by the Board of Directors but without prejudice to any claim for damages that such officer may have against the Company for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the

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Companies Act or these Bye-laws, the powers and duties of the officers of the Company shall be such (if any) as are determined from time to time by the Board of Directors.
MINUTES
99.	(a)	The Directors shall cause minutes to be made for the purpose of recording:-
(i)	all appointments of officers made by the Board of Directors;

(ii)	the names of the Directors and other persons (if any) present at each meeting of Board of Directors and of any committee; and

(iii)	all proceedings at general meetings of the Company, at separate meetings of holders of any class of shares in the Company and at meetings of the Board of Directors and committees.
(b)	Such minutes shall be duly entered in books provided for such purpose and any minutes duly entered in the Minute Book signed by the Chairman of that meeting or by the Chairman of any succeeding meeting shall be receivable as prima facie evidence of the matters stated in such minutes. A resolution in writing made in accordance with Section 77A of The Companies Act or under Bye-law 95(a) hereof shall constitute minutes for the purpose of this Bye-law.
SECRETARY
100.	The Secretary shall be appointed by the Board of Directors at such remuneration (if any) and upon such terms as they may think fit and any Secretary so appointed may be removed by them. The Secretary shall whenever possible, attend all meetings of the Company and of the Board of Directors, keep correct minutes of such meetings and enter such minutes in proper books provided for the purpose. The Secretary shall also perform such other duties including the preparation of written resolutions as shall from time to time be prescribed or delegated by the Board of Directors. The duties of the Secretary may when required be carried out by an assistant or acting secretary or any other director or officer so authorised in that behalf by the Board of Directors.
RESIDENT REPRESENTATIVE
101	The Company, where Section 130 of the Act shall be applicable may appoint a Resident Representative in accordance with the Act. Any Resident Representative so appointed shall be deemed an officer of the Company for the purpose of Section 92A of the Act . The Resident Representative shall be entitled to receive notice of all meetings of the Board of Directors and Members of the Company or any committee of the Board of Directors and shall be entitled to attend, be heard at and to receive minutes of all proceedings of the Board of Directors and Members of the Company or of any committee of the Board of Directors: Provided that accidental omission to give notice to the Resident Representative of any such meeting of the Members or the Board of Directors or of any committee of the Board of Directors shall not invalidate any action taken at any such meetings.

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THE SEAL
102.	(a)	The Company may adopt a Seal in such form as the Board of Directors shall determine.

	(b)	The Seal (if any) may, but need not be, affixed to any deed, instrument, document or share certificate and if the Seal is so affixed, it shall be attested by the signature of at least one person who is a Director or the Secretary of the Company, or of a person expressly authorised by the Board of Directors for that purpose.

	(c)	The Board of Directors may adopt one or more duplicate Seals for use in or outside Bermuda.
103.	A Director or the Secretary or the Resident Representative (if any) may, but need not, affix the Seal (if any) to certify the authenticity of any copies of documents.
RESERVES
104.	The Board of Directors may, before recommending or declaring any dividend set aside out of the profits of the Company such sums as they think proper as a reserve fund to be used to meet contingencies or for equalising dividends or for any other special purpose. Pending the application of such reserve fund it may be invested in such manner as the directors shall think fit.
CAPITALISATION OF PROFITS AND SHARE PREMIUMS
105.	The Company may at any time and from time to time resolve in general meeting to the effect that it is desirable to capitalise any undivided profits (including profits standing to the credit of any reserve or other special account) not required for the payment of any fixed dividend or any moneys held on any share premium account or any capital redemption reserve fund other than any reserve fund which may have been established according to the terms of issue of such capital and accordingly that such amount be set free for distribution amongst the Members or any class of Members who would be entitled thereto if distributed by way of dividend and in the same proportions, on the basis that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Members respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Members, or partly in one way and partly in the other, and the Board of Directors shall give effect to such resolution provided that for the purpose of this Bye-law, any sum standing to the credit of the share premium account may be applied only in paying up unissued shares of the same class in respect of which the share premium was paid to be issued to such Members credited as fully paid.

106.	Where any difficulty arises in regard to any distribution under the last preceding Bye-law the Board of Directors may settle the same as they think expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion

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but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Board of Directors. The Board of Directors may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.
RECORD DATES
107.	Notwithstanding any other provisions of these Bye-laws the Board of Directors may fix any date as the record date for any allotment or issue of shares and for the purpose of identifying the persons entitled to receive notices of general meetings. Any such record date shall be not more than sixty days before the date on which such allotment or issue is to be made or such notice is to be despatched.
ACCOUNTING RECORDS
108.	The Directors shall exercise a general supervision over the financial affairs of the Company and shall cause to be kept in accordance with such generally accepted accounting principles as the Board of Directors may from time to time determine accounting records sufficient to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions, in accordance with the Companies Act.

109.	The records of account shall be kept at the Registered Office or at such other place or places as the Board of Directors think fit, and shall at all times be open to inspection by the Directors; provided that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three month period. No Member (other than an officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board of Directors or by the Company in general meeting

110.	A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditor’s report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Act.
AUDIT
111.	Save and to the extent that an audit is waived in the manner permitted by the Companies Act, an auditor shall be appointed at each Annual General Meeting of the Company and his duties regulated in accordance with the Companies Act, any other applicable law and such requirements not inconsistent with the Companies Act as the Board of Directors may from time to time determine. The remuneration of the auditor shall be fixed by the Members in general meeting or referred by them to the Board of Directors.

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SERVICE OF NOTICES AND OTHER
DOCUMENTS
112.	Any notice or other document (including a share certificate) may be served on or delivered to any Member, Director or Resident Representative appointed under Bye-law 101 hereof by the Company either:
(a)	by delivering it to such person personally; or

(b)	by sending it by letter mail or courier addressed to such Member, Director or Resident Representative at his address as appearing in the Register or Register of Directors and Officers or by delivering it to or leaving it at such registered address; or

(c)	by transmitting it by electronic means (including facsimile and electronic mail but not telephone) in accordance with such directions as may be given by such Member to the Company for the purpose; or

(d)	by notifying the Director, Member or Resident Representative of the availability of the information and the ability to access the same on a website rather than by any other means and including therein the address of the website, the place on the website where the information or document may be found, and instructions as to how the information or document may be accessed on the website. Such information or documents delivered in accordance with this Bye-law 112(d) shall be deemed to have been delivered when (i) the Member, Director or Resident Representative is notified in accordance with this Bye-law; and (ii) the information or document is published on the website.
113.	(a)	In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders.

	(b)	Any notice (save for one delivered in accordance with Bye-law 112(d) shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or transmitted by electronic means.
114.	Any notice or other document delivered, sent or given to a Member in any manner permitted by these Bye-laws shall, notwithstanding that such Member is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or joint holder unless his name shall, at the time of service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice

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or document on all persons, interested (whether jointly with or as claiming through or under him) in the share.
INDEMNITY
115.	(a)	The Directors, Secretary and other Officers for the time being of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company or any subsidiary thereof and everyone of them, and everyone of their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets and profits of the Company or any subsidiary thereof from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts; and none of them shall be answerable for the acts, receipts, neglects or defaults of the other or others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; provided that, this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

	(b)	Each Member agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Company or any subsidiary thereof, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof; provided that, such waiver shall not apply to any claims or rights of action arising out of the fraud or dishonesty which may attach to such Director.

	(c)	The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him under the Companies Acts in his capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director may be guilty in relation to the Company or any subsidiary thereof.

	(d)	The Company may advance moneys to a Director or Officer for the costs, charges and expenses incurred by the Director in defending any civil or criminal proceedings against him, on condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonesty is proved against him.

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DRAG ALONG RIGHTS AND TAG ALONG RIGHTS
116.	(a)	The Company shall promptly give a written transaction notice to holders of Ordinary Class Shares with respect to any Approved Sale.

	(b)	The Company, acting by a resolution of its Board, shall have the right, exercisable by giving written notice (the “Drag along notice”) to any holder of Ordinary Class Shares within thirty (30) Business Days after such holder of Ordinary Class Shares has been given notification by the Company of an Approved Sale, to compel such holder of Ordinary Class Shares to sell a Pro-Rata Portion of his shares to the party acquiring or that has acquired control of the Stratus Group in an Approved Sale on substantially the same material terms as those applicable to the sale of the ownership interest to such party in the transaction that constitutes such Approved Sale. If the Company does not exercise this right, the holder of Ordinary Class Shares shall have a one-time right, exercisable within ten (10) Business Days after the expiration of such thirty (30) Business Days by giving written notice to the Company (the “Tag along notice”), to participate in the transaction that constitutes the Approved Sale and to sell a Pro Rata Portion of his shares on substantially the same material terms as those applicable to the sale of the ownership interest to the party acquiring or that has acquired control of the Stratus Group in the Approved Sale, and the Company shall take such actions as may be necessary to accommodate such participation or, if the Company is unable to do so, the Company shall have and shall exercise, or shall assign to any other Person which shall exercise, the right to purchase a Pro-Rata Portion of the shares on substantially the same material terms. As used herein, “Pro Rata Portion” means the percentage of the total ownership in the Stratus Group being acquired by the party acquiring or that has acquired control of the Stratus Group in the Approved Sale. Any sale of shares shall be deemed to be “on substantially the same material terms” if the value received by the holder of Ordinary Class Shares is the same as the value received by other shareholders, even if the form of consideration received by the holder of Ordinary Class Shares is cash rather than such other property as may be received by the other shareholders.

	(c)	If the Company delivers a Drag along notice or a holder of Ordinary Class Shares delivers a Tag along notice, the holder of Ordinary Class Shares shall cooperate with the Company and take all such actions as the Company may reasonably request to effect such Approved Sale as efficiently as possible. Without limiting the generality of the foregoing, the holder of Ordinary Class Shares shall enter into such agreements with the Company, its shareholders and any other parties to the transactions constituting the Approved Sale as the Company may reasonably request. For the avoidance of doubt, the compulsory transfer provisions contemplated by the Shareholders Agreement do not constitute an Approved Sale subject to the provisions of this Bye-law 116.

	(d)	The provisions of this Bye-law 116 shall (a) expire upon, and shall not apply to, an Initial Public Offering and (b) have no further effect following the implementation of the provisions of this Bye-law 116 in connection with an Approved Sale.

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ALTERATION OF BYE-LAWS
117.	These Bye-laws may be amended from time to time in the manner provided for in the Companies Act.

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EXHIBIT C
First Lien Credit Agreement Requirements
[See attached]

Exhibit C
First Lien Credit Agreement Requirements
1. The Senior Secured Notes, due 2015, described in clause (i) of “First Lien Credit Agreement” (the “Senior Secured Notes”), shall have (a) a principal amount not exceeding $215,000,000 (not including pay-in-kind interest), (b) a cash-payable coupon (non-default rate) not in excess of 12.50% p.a., and (c) an aggregate cash-payable and payable-in-kind yield (non-default rate) not in excess of 13.00% p.a. (including any original issue discount (or upfront fees payable to noteholders having a similar purpose), but excluding for the avoidance of doubt any underwriting, arrangement or similar fees).
2. The Senior Secured Notes shall have no financial performance maintenance covenants.
3. The issuance of Capital Stock of Bermuda Holdings to the Lenders pursuant to the Subscription and Stockholders Agreement and the rights of the Lenders to appoint members of the boards of directors of Bermuda Holdings and each of the Borrowers shall not constitute a “Change of Control” under the Senior Secured Notes.
4. The Senior Secured Revolving Credit Facility, to be entered into in April 2010, described in clause (ii) of “First Lien Credit Agreement” (the “Revolving Credit Agreement”), shall have (a) a maximum commitment amount not exceeding $25,000,000, (b) a cash-payable coupon (non-default rate) not in excess of 8.50% p.a., and (c) an aggregate cash-payable and payable-in-kind yield (non-default rate) not in excess of 9.00% p.a. (including any original issue discount (or upfront fees having a similar purpose), but excluding for the avoidance of doubt any underwriting, arrangement or similar fees).
5. The Senior Secured Revolving Credit Facility shall have no financial performance maintenance covenants, other than a “springing” interest coverage ratio test, that will be tested only if outstanding amounts under such Senior Secured Revolving Credit Facility exceed a threshold of no less than $10,000,000, calculated on a rolling average basis over a period of no less than 30 days.
6. The Senior Secured Notes, due 2015, described in clause (i) of “First Lien Credit Agreement”, shall have an offer to purchase requirement pursuant to which the issuers are required at least annually to offer to purchase such notes using at least 75% of “excess cash flow” for the related fiscal period, which requirement may be subject to minimum thresholds, baskets and exceptions.

EXHIBIT D
Intercreditor Agreement
[See attached]

INTERCREDITOR AGREEMENT
among
STRATUS TECHNOLOGIES, INC.
and
STRATUS TECHNOLOGIES BERMUDA LTD.,
as Borrowers
JEFFERIES FINANCE LLC,
as Super Priority Agent
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Collateral Agent and Trustee
and
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Second Priority Agent
dated as of [_____], 2010

INTERCREDITOR AGREEMENT
          This INTERCREDITOR AGREEMENT (“Agreement”), is dated as of [______], 2010 and entered into by and among Stratus Technologies, Inc. (the “U.S. Borrower”), Stratus Technologies Bermuda Ltd. (the “Bermuda Borrower” and, together with the U.S. Borrower, the “Borrowers”), Jefferies Finance LLC (“Jefferies”), in its capacity as administrative agent for the Super Priority Obligations (as defined below), including its successors and assigns from time to time (the “Super Priority Agent”); The Bank of New York Mellon Trust Company, N.A. (“BNYM”) in its capacity as collateral agent for the Indenture Obligations (as defined below), including its successors and assigns from time to time (the “Collateral Agent”) and a trustee (the “Trustee”); and Deutsche Bank Trust Company Americas (“DBTCA”) in its capacity as administrative agent for the Second Lien Obligations (as defined below), including its successors and assigns from time to time (the “Second Priority Agent”). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.
RECITALS
          The Borrowers, the lenders party thereto, the Super Priority Agent, Jefferies, as Sole Lead Arranger and Sole Book Runner, Jefferies, as Sole Syndication Agent, and Jefferies, as Collateral Agent, have entered into that Credit Agreement dated as of the date hereof providing for a revolving credit facility (as amended, restated, supplemented, modified, replaced or refinanced from time to time, the “Revolving Credit Agreement”);
          The Borrowers, the Collateral Agent, the Trustee, and [______] have entered into that Indenture dated as of the date hereof providing for the authentication and delivery of notes (the “Notes”) issued by the Borrowers (as amended, restated, supplemented, modified, replaced or refinanced from time to time, the “Indenture”);
          The Borrowers, the lenders party thereto, Goldman Sachs Credit Partners L.P. (“GSCP”) and Deutsche Bank Securities Inc. as Joint Lead Arrangers and Joint Bookrunners, GSCP as Syndication Agent and DBTCA as Administrative Agent have entered into that First Amended and Restated Second Lien Credit Agreement dated as of August 28, 2006 providing for a term loan (as amended, restated, supplemented, modified, replaced or refinanced from time to time, the “Second Lien Credit Agreement”);
          Pursuant to (i) the Revolving Credit Agreement, [____] and the Borrowers have agreed to guaranty the Super Priority Obligations and to cause certain current and future Subsidiaries to agree to guaranty the Super Priority Obligations (the “Super Priority Guaranty”); (ii) the Indenture, [____] and the Borrowers have agreed to guaranty the Indenture Obligations and to cause certain current and future Subsidiaries to agree to guaranty the Indenture Obligations (the “Indenture Guaranty”); and (iii) the Second Lien Credit Agreement, [____] and the Borrowers have agreed to guaranty the Second Lien Obligations and to cause certain current and future Subsidiaries to agree to guaranty the Second Lien Obligations (the “Second Lien Guaranty”);

          The obligations of the Borrowers under the Revolving Credit Agreement and any Swap Agreement with a Lender Counterparty and the obligations of [____] and the Subsidiary guarantors under the Super Priority Guaranty will be secured on a first priority basis by Liens on substantially all the assets of the Borrowers, [____] and the Subsidiary guarantors (such current and future Subsidiaries of the [____] providing a guaranty thereof, the “Super Priority Subsidiary Guarantors”), respectively, pursuant to the terms of the Super Priority Collateral Documents;
          The obligations of the Borrowers under the Indenture and the obligations of [____] and the Subsidiary guarantors under the Indenture Guaranty will be secured on a second priority basis by liens on substantially all the assets of the Borrowers, [____] and the Subsidiary guarantors (such current and future Subsidiaries of [____] providing a guaranty thereof, the “Indenture Subsidiary Guarantors”), respectively, pursuant to the terms of the Collateral Documents;
          The obligations of the Borrowers under the Second Lien Credit Agreement and the obligations of [____] and the Subsidiary guarantors under the Second Lien Guaranty will be secured on a third priority basis by liens on substantially all the assets of the Borrowers, [____] and the Subsidiary guarantors (such current and future Subsidiaries of [____] providing a guaranty thereof, the “Second Lien Subsidiary Guarantors” and, together with the Super Priority Subsidiary Guarantors and Indenture Subsidiary Guarantors, the “Subsidiary Guarantors”), respectively, pursuant to the terms of the Second Lien Collateral Documents;
          The Super Priority Loan Documents, the Indenture Documents and the Second Lien Loan Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral;
          In order to induce the Super Priority Agent and the Super Priority Claimholders to consent to the Grantors incurring the Indenture Obligations and the Second Lien Obligations and to induce the Super Priority Claimholders to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrowers or any other Grantor, each of the Collateral Agent on behalf of the Indenture Claimholders and the Second Priority Agent on behalf of the Second Lien Claimholders has agreed to the intercreditor and other provisions set forth in this Agreement; and
          In order to induce the Collateral Agent and the Indenture Claimholders to consent to the Grantors incurring the Second Lien Obligations and to induce the Indenture Claimholders to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrowers or any other Grantor, the Second Priority Agent on behalf of the Second Lien Claimholders has agreed to the intercreditor and other provisions set forth in this Agreement.

AGREEMENT
          In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
          SECTION 1. Definitions.
          1.1. Defined Terms. As used in the Agreement, the following terms shall have the following meanings:
          “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, a Person shall be deemed to “control” or be “controlled by” a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through ownership of equity interests, by contract or otherwise.
          “Agreement” means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented, replaced or otherwise modified from time to time.
          “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
          “Bankruptcy Court” means a court having jurisdiction over an Insolvency or Liquidation Proceeding.
          “Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.
          “Bermuda Borrower” has the meaning assigned to that term in the Preamble to this Agreement.
          “BNYM” has the meaning assigned to that term in the Preamble to this Agreement.
          “Borrowers” has the meaning assigned to that term in the Preamble to this Agreement.
          “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close.
          “Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting Super Priority Collateral, Indenture Collateral and Second Lien Collateral.

          “Collateral Agent” has the meaning assigned to that term in the Preamble to this Agreement.
          “Collateral Documents” means the [Security Documents] (as defined in the Indenture), the Indenture Mortgages and any other agreement, document or instrument pursuant to which a Lien is granted securing any Indenture Obligations or under which rights or remedies with respect to such Liens are governed.
          “Comparable Collateral Document” means, in relation to any Collateral subject to any Lien created under any Super Priority Collateral Document, the Indenture Document which creates a Lien on the same Collateral, granted by the same Grantor or Grantors.
          “Comparable Second Lien Collateral Document” means, in relation to any Collateral subject to any Lien created under any Collateral Document, the Second Lien Loan Document which creates a Lien on the same Collateral, granted by the same Grantor or Grantors.
          “DBTCA” has the meaning assigned to that term in the Preamble to this Agreement.
          “DIP Financing” has the meaning assigned to that term in Section 6.1(a).
          “Discharge of Indenture Obligations” means, except to the extent otherwise expressly provided in Section 5.7:
          (a) payment in full in cash (or defeasance in accordance with Section [insert cross-reference to section of Indenture dealing with legal defeasance option /covenant defeasance option] of the Indenture or the satisfaction and discharge of the Indenture in accordance with Section [insert cross-reference to section of Indenture dealing with satisfaction and discharge] of the Indenture) of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Indenture Documents and constituting Indenture Obligations; and
          (b) payment in full in cash (or defeasance in accordance with Section [insert cross-reference to section of Indenture dealing with legal defeasance option /covenant defeasance option] of the Indenture or the satisfaction and discharge of the Indenture in accordance with Section [insert cross-reference to section of Indenture dealing with satisfaction and discharge] of the Indenture) of all other Indenture Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid.
          “Discharge of Super Priority Obligations” means, except to the extent otherwise expressly provided in Section 5.6:

          (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Super Priority Loan Documents and constituting Super Priority Obligations;
          (b) payment in full in cash of all other Super Priority Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid;
          (c) termination or expiration of all commitments, if any, to extend credit that would constitute Super Priority Obligations; and
          (d) termination or cash collateralization (in an amount and manner reasonably satisfactory to the Super Priority Agent, but in no event greater than 105% of the aggregate undrawn face amount) of all Swap Agreements with Lender Counterparties issued or entered into, as the case may be, under the Super Priority Loan Documents and constituting Super Priority Obligations.
          “Disposition” means a sale, lease, exchange, transfer or other disposition.
          “Grantors” means the Borrowers, [____], each of the Subsidiary Guarantors and each other Person that has or may from time to time hereafter execute and deliver a Super Priority Collateral Document, a Collateral Document or a Second Lien Collateral Document as a “Grantor” (or the equivalent thereof).
          “GSCP” has the meaning assigned to that term in the Recitals to this Agreement.
          “Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning of the Revolving Credit Agreement, the Indenture or the Second Lien Credit Agreement, as applicable.
          “Indenture” has the meaning assigned to that term in the Recitals to this Agreement.
          “Indenture Claimholders” means, at any relevant time, the holders of Indenture Obligations at that time, including the Noteholders, the Collateral Agent, the Trustee and the agents under the Indenture Documents.
          “Indenture Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Indenture Obligations.
          “Indenture Debt Notice” has the meaning assigned to that term in Section 5.7.

          “Indenture Documents” means the Indenture, the Notes outstanding thereunder, the Indenture Guaranty, the Collateral Documents, this Agreement and each of the other agreements, documents and instruments providing for or evidencing any other Indenture Obligation, and any other document or instrument executed or delivered at any time in connection with any Indenture Obligations, including any intercreditor or joinder agreement among holders of Indenture Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of this Agreement.
          “Indenture Guaranty” has the meaning assigned to that term in the Recitals to this Agreement.
          “Indenture Liens” means any Liens securing the Indenture Collateral pursuant to the Collateral Documents, this Agreement or otherwise.
          “Indenture Mortgage” means a collective reference to each mortgage, deed of trust, deed to secure debt and any other document or instrument under which any Lien on real property owned by any Grantor is granted to secure any Indenture Obligations or under which rights or remedies with respect to any such Liens are governed.
          “Indenture Obligations” means, subject to the next paragraph, all Obligations outstanding under the Indenture and the other Indenture Documents, including all amounts owed to the Trustee and the Collateral Agent under the Indenture Documents and the Collateral Documents. “Indenture Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Indenture Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.
          Notwithstanding the foregoing, if the principal amount of the Notes outstanding under the Indenture is in excess of the Maximum Indenture Indebtedness Amount, then only that portion of the principal amount equal to the Maximum Indenture Indebtedness Amount shall be included in the Indenture Obligations and interest shall only be included in the Indenture Obligations to the extent related to such portion of the principal included in the Indenture Obligations. For the avoidance of doubt, nothing in this definition shall affect the inclusion in the term “Indenture Obligations” of amounts owed to the Trustee and the Collateral Agent under the Indenture in respect of their fees, expenses and indemnities.
          “Indenture Obligations Amount” has the meaning assigned to that term in Section 5.1(e).
          “Indenture Recovery” has the meaning assigned to that term in Section 6.5(b).
          “Indenture Standstill Period” has the meaning assigned to that term in Section 3.1(a).

          “Indenture Subsidiary Guarantors” has the meaning assigned to that term in the Recitals to this Agreement.
          “Indenture Termination Fee” has the meaning assigned to that term in Section 5.8(b).
          “Insolvency or Liquidation Proceeding” means:
          (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;
          (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets;
          (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or
          (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.
          “Jefferies” has the meaning assigned to that term in the Preamble to this Agreement.
          “Lender Counterparty” means (a) each Super Priority Lender or any Affiliate of a Super Priority Lender, including, without limitation, each such Affiliate that enters into a joinder agreement with the Super Priority Agent or (b) the Super Priority Agent or an Affiliate thereof, in each case, counterparty to a Swap Agreement (including any Person who is a Super Priority Lender (and any Affiliate thereof) as of the date hereof, but subsequently, whether before or after entering into a Swap Agreement, ceases to be a Super Priority Lender).
          “Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust, UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing.
          “Maximum Indenture Indebtedness Amount” means $215,000,000.
          “Maximum Super Priority Indebtedness Amount” means $25,000,000 for the period from the date of this Agreement until the date occurring six months after such date, and thereafter, $30,000,000.
          “New Collateral Agent” has the meaning assigned to that term in Section 5.7.

          “New Super Priority Agent” has the meaning assigned to that term in Section 5.6.
          “Noteholders” means the holders of the Notes outstanding under the Indenture.
          “Notes” has the meaning assigned to that term in the Recitals to this Agreement.
          “Obligations” means all obligations of every nature of each Grantor from time to time owed to any agent or trustee, the Super Priority Claimholders, the Indenture Claimholders, the Second Lien Claimholders or any of them or their respective Affiliates, in each case under the Super Priority Loan Documents, the Indenture Documents, the Second Lien Loan Documents or Swap Agreements, whether for principal, interest or payments for early termination, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.
          “Pledged Collateral” has the meaning assigned to that term in Section 5.5(a).
          “Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.
          “Revolving Credit Agreement” has the meaning assigned to that term in the Recitals to this Agreement.
          “Second Lien Claimholders” means, at any relevant time, the holders of Second Lien Obligations at that time, including the Second Lien Lenders and the agents under the Second Lien Loan Documents.
          “Second Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Second Lien Obligations.
          “Second Lien Collateral Documents” means the Security Documents (as defined in the Second Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.
          “Second Lien Credit Agreement” has the meaning assigned to that term in the Recitals to this Agreement.

          “Second Lien Guaranty” has the meaning assigned to that term in the Recitals to this Agreement.
          “Second Lien Lenders” means the “Lenders” under and as defined in the Second Lien Loan Documents.
          “Second Lien Loan Documents” means the Second Lien Credit Agreement and the Credit Documents (as defined in the Second Lien Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Second Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second Lien Obligations, including any intercreditor or joinder agreement among holders of Second Lien Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of this Agreement.
          “Second Lien Mortgage” means a collective reference to each mortgage, deed of trust, deed to secure debt and any other document or instrument under which any Lien on real property owned by any Grantor is granted to secure any Second Lien Obligations or under which rights or remedies with respect to any such Liens are governed.
          “Second Lien Obligations” means all Obligations outstanding under the Second Lien Credit Agreement and the other Second Lien Loan Documents. “Second Lien Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Second Lien Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.
          “Second Lien Obligations Amount” has the meaning assigned to that term in Section 5.1(e).
          “Second Lien Standstill Period” has the meaning assigned to that term in Section 3.1(b).
          “Second Lien Subsidiary Guarantors” has the meaning assigned to that term in the Recitals to this Agreement.
          “Second Priority Agent” has the meaning assigned to that term in the Recitals to this Agreement.
          “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.
          “Subsidiary Guarantors” has the meaning assigned to that term in the Recitals to this Agreement.
          “Super Priority Agent” has the meaning assigned to that term in the Recitals to this Agreement.
          “Super Priority Cash Management Obligations” means, with respect to any Person, all obligations of such Person in respect of overdrafts and liabilities owed to any other Person that arise from treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds, or any similar transactions, that are secured by any Collateral under the Super Priority Collateral Documents.
          “Super Priority Claimholders” means, at any relevant time, the holders of Super Priority Obligations at that time, including the Super Priority Lenders, the agents under the Super Priority Loan Documents and the Lender Counterparties.
          “Super Priority Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Super Priority Obligations.
          “Super Priority Collateral Documents” means the Security Documents (as defined in the Revolving Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Super Priority Obligations or under which rights or remedies with respect to such Liens are governed.
          “Super Priority Debt Notice” has the meaning assigned to that term in Section 5.6.
          “Super Priority Guaranty” has the meaning assigned to that term in the Recitals to this Agreement.
          “Super Priority Lenders” means the [“Lenders”] under and as defined in the Super Priority Loan Documents.
          “Super Priority Liens” means any Liens securing the Super Priority Collateral pursuant to the Super Priority Collateral Documents, this Agreement or otherwise.
          “Super Priority Loan Documents” means the Revolving Credit Agreement and the Credit Documents (as defined in the Revolving Credit Agreement), including Swap Agreements entered into with a Lender Counterparty, and each of the other agreements, documents and instruments providing for or evidencing any other Super Priority Obligation, and any other document or instrument executed or delivered at any time in connection with any Super Priority Obligations, including any intercreditor or joinder agreement among holders of Super Priority Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of this Agreement.
          “Super Priority Obligations” means, subject to the next paragraph, all Obligations outstanding under the Revolving Credit Agreement and the other Super Priority Loan Documents, including Swap Agreements entered into with any Lender Counterparty and Super Priority Cash Management Obligations. “Super Priority Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Super Priority Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.
          Notwithstanding the foregoing, (x) only that portion of the Super Priority Cash Management Obligations not in excess of $1,500,000 shall be included in the Super Priority Obligations and (y) if the sum of: (1) Indebtedness for borrowed money constituting principal outstanding under the Revolving Credit Agreement (including any unfunded commitments) and the other Super Priority Loan Documents; plus (2) the aggregate face amount of any letters of credit issued but not reimbursed under the Revolving Credit Agreement, is in excess of the Maximum Super Priority Indebtedness Amount, then only that portion of such Indebtedness and such aggregate face amount of letters of credit equal to the Maximum Super Priority Indebtedness Amount shall be included in Super Priority Obligations and interest and reimbursement obligations with respect to such Indebtedness and letters of credit shall only constitute Super Priority Obligations to the extent related to Indebtedness and face amounts of letters of credit included in the Super Priority Obligations.
          “Super Priority Obligations Amount” has the meaning assigned to that term in Section 5.1(e).
          “Super Priority Purchase Price” has the meaning assigned to that term in Section 5.8(a).
          “Super Priority Recovery” has the meaning assigned to that term in Section 6.5(a).
          “Super Priority Subsidiary Guarantors” has the meaning assigned to that term in the Recitals to this Agreement.
          “Super Priority Termination Fees” has the meaning assigned to that term in Section 5.8(a).
          “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or any of their Subsidiaries shall be a “Swap Agreement”.
          “Triggering Event” means (a) the acceleration prior to maturity of all or any portion of the Super Priority Obligations, (b) the exercise of any remedy with respect to Liens on the Collateral by the Super Priority Agent, (c) a default in any payment under any of the Super Priority Loan Documents, the Indenture Documents or the Second Lien Loan Documents which remains uncured or unwaived for a period of 30 days in the aggregate, or (d) the commencement of an Insolvency or Liquidation Proceeding.
          “Trustee” has the meaning assigned to that term in the Preamble to this Agreement.
          “US Borrower” has the meaning assigned to that term in the Preamble to this Agreement.
          “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.
          1.2. Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:
          (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;
          (b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;
          (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;
          (d) all references herein to Sections shall be construed to refer to Sections of this Agreement; and
          (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 2. Lien Priorities.
          2.1. Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral, of any Liens securing the Indenture Obligations granted on the Collateral or of any Liens securing the Super Priority Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any other applicable law or the Second Lien Loan Documents or the Indenture Documents or any defect or deficiencies in, or failure to perfect, the Liens securing the Super Priority Obligations or the Indenture Obligations or any other circumstance whatsoever, each of the Collateral Agent, on behalf of itself and the Indenture Claimholders, and the Second Priority Agent, on behalf of itself and the Second Lien Claimholders, hereby agrees that:
          (a) so long as the Discharge of Super Priority Obligations has not occurred, any Lien on the Collateral securing any Super Priority Obligations now or hereafter held by or on behalf of the Super Priority Agent or any Super Priority Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Indenture Obligations or any Second Lien Obligations;
          (b) so long as the Discharge of Super Priority Obligations has not occurred, any Lien on the Collateral securing any Indenture Obligations or any Second Lien Obligations now or hereafter held by or on behalf of the Collateral Agent, any Indenture Claimholders, any agent or trustee therefor, the Second Priority Agent, any Second Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any Super Priority Obligations. All Liens on the Collateral securing any Super Priority Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Indenture Obligations and any Second Lien Obligations for all purposes, whether or not such Liens securing any Super Priority Obligations are subordinated to any Lien securing any other obligation of the Borrowers, any other Grantor or any other Person;
          (c) so long as the Discharge of Indenture Obligations has not occurred, any Lien on the Collateral securing any Indenture Obligations now or hereafter held by or on behalf of the Collateral Agent or any Indenture Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Second Lien Obligations; and
          (d) so long as the Discharge of Indenture Obligations has not occurred, any Lien on the Collateral securing any Second Lien Obligations now or hereafter held by or on behalf of the Second Priority Agent, any Second Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any Indenture Obligations. All Liens on the Collateral securing any Indenture Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, whether or not such Liens securing any Indenture Obligations are subordinated to any Lien securing any other obligation of the Borrowers, any other Grantor or any other Person.
For all purposes of this Agreement, the Trustee shall not be charged with notice or knowledge of the Discharge of Super Priority Obligations unless and until it shall have received written notice thereof from a Grantor or the Super Priority Agent.
          2.2. Prohibition on Contesting Liens. Each of the Second Priority Agent, for itself and on behalf of each Second Lien Claimholder, the Collateral Agent, for itself and on behalf of each Indenture Claimholder, and the Super Priority Agent, for itself and on behalf of each Super Priority Claimholder, agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the validity or enforceability of any Super Priority Collateral Document, Collateral Document or Second Lien Collateral Document or any obligation thereunder, (ii) the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Super Priority Claimholders in the Super Priority Collateral, by or on behalf of any of the Indenture Claimholders in the Indenture Collateral, or by or on behalf of any of the Second Lien Claimholders in the Second Lien Collateral, as the case may be, or the provisions of this Agreement, or (iii) the relative rights and duties of the holders of Super Priority Obligations, Indenture Obligations or Second Lien Obligations granted and/or established pursuant to this Agreement, any Super Priority Collateral Document, any Collateral Document or any Second Lien Collateral Document; provided, that nothing in this Agreement shall be construed to prevent or impair the rights of the Super Priority Agent or any Super Priority Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Super Priority Obligations as provided in Sections 2.1 and 3.1; provided, further, that after the Discharge of Super Priority Obligations occurs, nothing in this Agreement shall be construed to prevent or impair the rights of the Collateral Agent or any Indenture Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Indenture Obligations as provided in Sections 2.1 and 3.1.
          2.3. No New Liens. (a) So long as the Discharge of Super Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the Borrowers or any other Grantor, the parties hereto agree that the Borrowers shall not, and shall not permit any other Grantor to:
          (i) grant or permit any additional Liens on any asset or property to secure any Indenture Obligations or Second Lien Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Super Priority Obligations; or
          (ii) grant or permit any additional Liens on any asset or property to secure any Super Priority Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Indenture Obligations and the Second Lien Obligations.
To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Super Priority Agent and/or the Super Priority Claimholders, (x) the Collateral Agent, on behalf of the Indenture Claimholders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2 and (y) the Second Priority Agent, on behalf of the Second Lien Claimholders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.
          (b) So long as the Discharge of Indenture Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the Borrowers or any other Grantor, the parties hereto agree that the Borrowers shall not, and shall not permit any other Grantor to:
          (i) grant or permit any additional Liens on any asset or property to secure any Second Lien Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Indenture Obligations; or
          (ii) grant or permit any additional Liens on any asset or property to secure any Indenture Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Second Lien Obligations.
To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Collateral Agent and/or the Indenture Claimholders, the Second Priority Agent, on behalf of Second Lien Claimholders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.
          2.4. Similar Liens and Agreements. The parties hereto agree that it is their intention that the Super Priority Collateral, the Indenture Collateral and the Second Lien Collateral be identical. In furtherance of the foregoing and of Section 8.9, the parties hereto agree, subject to the other provisions of this Agreement:
          (a) upon request by the Super Priority Agent, the Collateral Agent or the Second Priority Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Super Priority Collateral, the Indenture Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Super Priority Loan Documents, the Indenture Documents and the Second Lien Loan Documents; and
          (b) that the documents and agreements creating or evidencing the Super Priority Collateral, the Indenture Collateral and the Second Lien Collateral and guarantees for the Super Priority Obligations, the Indenture Obligations and the Second Lien

Obligations, subject to Sections 5.3(e) and 5.3(f), shall be in all material respects the same forms of documents other than with respect to the first lien, the second lien and the third lien nature of the Obligations thereunder.
          SECTION 3. Enforcement.
          3.1. Exercise of Remedies.
          (a) Until the Discharge of Super Priority Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the Borrowers or any other Grantor, the Collateral Agent and the Indenture Claimholders and the Second Priority Agent and the Second Lien Claimholders:
          (i) will not exercise or seek to exercise any rights or remedies with respect to any Collateral (including the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Collateral Agent or any Indenture Claimholder or the Second Priority Agent or any Second Lien Claimholder is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that (x) the Collateral Agent may exercise any or all such rights or remedies after the passage of a period of at least 90 days has elapsed since the date on which the Super Priority Agent receives notice from the Collateral Agent of a declaration of an “Event of Default” under the Indenture Documents (the “Indenture Standstill Period”); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the Collateral Agent or any Indenture Claimholder exercise any rights or remedies with respect to the Collateral if, notwithstanding the expiration of the Indenture Standstill Period, the Super Priority Agent or Super Priority Claimholders shall be pursuing in a commercially reasonable manner the exercise of their rights or remedies with respect to all or any material portion of the Collateral (prompt notice of such exercise to be given to the Collateral Agent and the Second Priority Agent by the Super Priority Agent) and (y) the Second Lien Claimholders may exercise any rights or remedies after a period of 90 days has elapsed following the termination of the Indenture Standstill Period, and the period, if any, during which neither the Collateral Agent nor any other Indenture Claimholder may enforce or exercise any rights or remedies with respect to the Collateral due to the proviso in clause (x) above (the “Second Lien Standstill Period”) subject to the following proviso; provided further, however, that notwithstanding anything in the Intercreditor Agreement to the contrary, in no event may the Second Priority Agent or any other Second Lien Claimholder enforce or exercise any rights or remedies with respect to any Collateral if, notwithstanding the expiration of the Second Lien Standstill Period, the Super Priority Agent, any other Super Priority Claimholder, the Collateral Agent or any other Indenture Claimholder shall have commenced, and shall be pursuing in a commercially reasonable manner, the exercise of any rights or remedies with respect to all or any material portion of the Collateral (prompt notice of any exercise by the Collateral

Agent or any other Indenture Claimholder to be given to the Second Priority Agent by the Collateral Agent);
          (ii) will not contest, protest or object to any foreclosure proceeding or action brought by the Super Priority Agent or any Super Priority Claimholder or any other exercise by the Super Priority Agent or any Super Priority Claimholder of any rights and remedies relating to the Collateral under the Super Priority Loan Documents or otherwise; and
          (iii) subject to their rights under clause (a)(i) above and except as may be permitted in Sections 3.1(d) and 3.1(e), will not object to the forbearance by the Super Priority Agent or the Super Priority Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral;
provided, that, in the case of (i), (ii) and (iii) above, the Liens granted to secure the Indenture Obligations of the Indenture Claimholders and the Second Lien Obligations of the Second Lien Claimholders shall attach to any proceeds resulting from actions taken by the Super Priority Agent or any Super Priority Claimholder in accordance with this Agreement after application of such proceeds to the extent necessary to meet the requirements of a Discharge of Super Priority Obligations. The Collateral Agent agrees to provide at least ten Business Days’ prior written notice to the Super Priority Agent of its intention to foreclose upon or dispose of any Collateral; provided, however, that the failure to give any such notice shall not in any way limit its ability to foreclose upon or dispose of any Collateral to the extent that such foreclosure is not otherwise prohibited by the provisions of this Agreement.
          (b) After the Discharge of Super Priority Obligations has occurred and until the Discharge of Indenture Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the Borrowers or any other Grantor, the Second Priority Agent and the Second Lien Claimholders:
          (i) will not exercise or seek to exercise any rights or remedies with respect to any Collateral (including the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second Priority Agent or any Second Lien Claimholder is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that the Second Priority Agent may exercise any or all such rights or remedies after the Second Lien Standstill Period, or, in the event there has been no Indenture Standstill Period, a period of 180 days has elapsed since the date on which the Collateral Agent has delivered to the Second Priority Agent written notice of any event of default under the Indenture Documents; provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the Second Priority Agent or any Second Lien Claimholder exercise any rights or remedies with respect to the Collateral if, notwithstanding the expiration of the Second Lien Standstill Period, the Collateral Agent or the Indenture Claimholders shall be pursuing in a commercially reasonable manner the exercise of their rights or remedies with respect to all or any material portion of the Collateral (prompt notice of such exercise to be given to the Second Priority Agent by the Collateral Agent);
          (ii) will not contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent or any Indenture Claimholder or any other exercise by the Collateral Agent or any Indenture Claimholder of any rights and remedies relating to the Collateral under the Indenture Documents or otherwise; and
          (iii) subject to their rights under clause (b)(i) above and except as may be permitted in Section 3.1(e), will not object to the forbearance by the Collateral Agent or the Indenture Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral;
provided, that in the case of (i), (ii) and (iii) above, the Liens granted to secure the Second Lien Obligations of the Second Lien Claimholders shall attach to any proceeds resulting from actions taken by the Collateral Agent or any Indenture Claimholder in accordance with this Agreement after application of such proceeds to the extent necessary to meet the requirements of a Discharge of Indenture Obligations. The Second Priority Agent agrees to provide at least ten Business Days’ prior written notice to the Super Priority Agent and the Collateral Agent of its intention to foreclose upon or dispose of any Collateral; provided, however, that the failure to give any such notice shall not in any way limit its ability to foreclose upon or dispose of any Collateral to the extent that such foreclosure is not otherwise prohibited by the provisions of this Agreement.
          (c) (i) Until the Discharge of Super Priority Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the Borrowers or any other Grantor, subject to Section 3.1(a)(i), the Super Priority Agent and the Super Priority Claimholders shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Collateral Agent or any Indenture Claimholder or the Second Priority Agent or any Second Lien Claimholder; provided, that the Lien securing the Indenture Obligations and the Lien securing the Second Lien Obligations shall remain on the proceeds of such Collateral released or disposed of subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the Collateral, the Super Priority Agent and the Super Priority Claimholders may enforce the provisions of the Super Priority Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.
               (ii) After the Discharge of Super Priority Obligations has occurred but until the Discharge of Indenture Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the Borrowers or any other Grantor, subject to Section 3.1(b)(i), the Collateral Agent and the Indenture Claimholders shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second Priority Agent or any Second Lien Claimholder; provided, that the Lien securing the Second Lien Obligations shall remain on the proceeds of such Collateral released or disposed of subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the Collateral, the Collateral Agent and the Indenture Claimholders may enforce the provisions of the Indenture Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.
          (d) Notwithstanding the foregoing, the Collateral Agent and any Indenture Claimholder may:
          (1) file a claim or statement of interest with respect to the Indenture Obligations; provided, that an Insolvency or Liquidation Proceeding has been commenced by or against any of the Borrowers or any other Grantor;
          (2) take any action (not adverse to the priority status of the Liens on the Collateral securing the Super Priority Obligations, or the rights of the Super Priority Agent or the Super Priority Claimholders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral;
          (3) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Indenture Claimholders, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;
          (4) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;
          (5) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Indenture Obligations and the Collateral; and
          (6) exercise any of its rights or remedies with respect to the Collateral after the termination of the Indenture Standstill Period to the extent permitted by Section 3.1(a)(i).
     The Collateral Agent, on behalf of itself and the Indenture Claimholders, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Super Priority Obligations has occurred, except as expressly provided in Sections 3.1(a), 6.3(c) and this Section 3.1(d), the sole right of the Collateral Agent and the Indenture Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Super Priority Obligations has occurred.
          (e) Notwithstanding the foregoing, the Second Priority Agent and any Second Lien Claimholder may:
          (1) file a claim or statement of interest with respect to the Second Lien Obligations; provided, that an Insolvency or Liquidation Proceeding has been commenced by or against any of the Borrowers or any other Grantor;
          (2) take any action (not adverse to the priority status of the Liens on the Collateral securing the Super Priority Obligations and the Indenture Obligations, or the rights of the Super Priority Agent, the Super Priority Claimholders, the Collateral Agent or the Indenture Claimholders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral;
          (3) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Claimholders, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;
          (4) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;
          (5) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Second Lien Obligations and the Collateral; and

          (6) exercise any of its rights or remedies with respect to the Collateral after the termination of the Second Lien Standstill Period to the extent permitted by 3.1(b)(i).
     The Second Priority Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Super Priority Obligations and the Discharge of Indenture Obligations has occurred, except as expressly provided in Sections 3.1(a) and (b), 6.3(c) and this Section 3.1(e), the sole right of the Second Priority Agent and the Second Lien Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second Lien Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Super Priority Obligations and the Discharge of Indenture Obligations has occurred.
          (f) Subject to Sections 3.1(a) and (d) and Section 6.3(c):
          (1) the Collateral Agent, for itself and on behalf of the Indenture Claimholders, agrees that the Collateral Agent and the Indenture Claimholders will not take any action that would hinder any exercise of remedies under the Super Priority Loan Documents or is otherwise prohibited hereunder, including any Disposition of the Collateral, whether by foreclosure or otherwise;
          (2) the Collateral Agent, for itself and on behalf of the Indenture Claimholders, hereby waives any and all rights it or the Indenture Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the Super Priority Agent or the Super Priority Claimholders seek to enforce or collect the Super Priority Obligations or the Liens securing the Super Priority Obligations granted in any of the Super Priority Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Super Priority Agent or Super Priority Claimholders is adverse to the interest of the Indenture Claimholders; and
          (3) the Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Collateral Documents or any other Second Lien Collateral Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Super Priority Agent or the Super Priority Claimholders with respect to the Collateral as set forth in this Agreement and the Super Priority Collateral Document.
          (g) Subject to Sections 3.1(a) and (e) and Section 6.3(c):
          (1) the Second Priority Agent, for itself and on behalf of the Second Lien Claimholders, agrees that the Second Priority Agent and the Second Lien Claimholders will not take any action that would hinder any exercise of remedies under the Super Priority Loan Documents or is otherwise prohibited hereunder, including any Disposition of the Collateral, whether by foreclosure or otherwise;
          (2) the Second Priority Agent, for itself and on behalf of the Second Lien Claimholders, hereby waives any and all rights it or the Second Lien Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the Super Priority Agent or the Super Priority Claimholders seek to enforce or collect the Super Priority Obligations or the Liens securing the Super Priority Obligations granted in any of the Super Priority Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Super Priority Agent or Super Priority Claimholders is adverse to the interest of the Second Lien Claimholders; and
          (3) the Second Priority Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Collateral Documents or any other Second Lien Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Super Priority Agent or the Super Priority Claimholders with respect to the Collateral as set forth in this Agreement and the Super Priority Collateral Documents.
          (h) Subject to Sections 3.1(b) and (e) and Section 6.3(c):
          (1) the Second Priority Agent, for itself and on behalf of the Second Lien Claimholders, agrees that the Second Priority Agent and the Second Lien Claimholders will not take any action that would hinder any exercise of remedies under the Indenture Documents or is otherwise prohibited hereunder, including any Disposition of the Collateral, whether by foreclosure or otherwise;
          (2) the Second Priority Agent, for itself and on behalf of the Second Lien Claimholders, hereby waives any and all rights it or the Second Lien Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the Collateral Agent or the Indenture Claimholders seek to enforce or collect the Indenture Obligations or the Liens securing the Indenture Obligations granted in any of the Indenture Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Collateral Agent or Indenture Claimholders is adverse to the interest of the Second Lien Claimholders; and
          (3) the Second Priority Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Collateral Documents or any other Second Lien Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Collateral Agent or the Indenture Claimholders with respect to the Collateral as set forth in this Agreement and the Second Lien Collateral Documents.

          (i) Except as otherwise specifically set forth in Sections 3.1(a) and (d), the Collateral Agent and the Indenture Claimholders may exercise rights and remedies as unsecured creditors against the Borrowers or any other Grantor that has guaranteed or granted Liens to secure the Indenture Obligations in accordance with the terms of the Indenture Documents and applicable law; provided, that in the event that any Indenture Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Indenture Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Super Priority Obligations) as the other Liens securing the Indenture Obligations.
          (j) Except as otherwise specifically set forth in Sections 3.1(a), (b) and (e), the Second Priority Agent and the Second Lien Claimholders may exercise rights and remedies as unsecured creditors against the Borrowers or any other Grantor that has guaranteed or granted Liens to secure the Second Lien Obligations in accordance with the terms of the Second Lien Loan Documents and applicable law; provided, that in the event that any Second Lien Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Super Priority Obligations and the Indenture Obligations) as the other Liens securing the Second Lien Obligations are subject to this Agreement.
          (k) Except otherwise set forth herein, nothing in this Agreement shall prohibit the receipt by the Collateral Agent or any Indenture Claimholders of the required payments of interest, principal and other amounts owed in respect of the Indenture Obligations, so long as such receipt is not the direct or indirect result of the exercise by the Collateral Agent or any Indenture Claimholders of rights or remedies as a secured creditor (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Super Priority Agent or the Super Priority Claimholders may have with respect to the Super Priority Collateral.
          (l) Except otherwise set forth herein, nothing in this Agreement shall prohibit the receipt by the Second Priority Agent or any Second Lien Claimholders of the required payments of interest, principal and other amounts owed in respect of the Second Lien Obligations, so long as such receipt is not the direct or indirect result of the exercise by the Second Priority Agent or any Second Lien Claimholders of rights or remedies as a secured creditor (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects (i) any rights or remedies the Super Priority Agent or the Super Priority Claimholders may have with respect to the Super Priority Collateral and (ii) any rights or remedies the Collateral Agent or the Indenture Claimholders may have with respect to the Indenture Collateral.

          SECTION 4. Payments.
          4.1. Application of Proceeds. (a) So long as the Discharge of Super Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the Borrowers or any other Grantor, Collateral or proceeds thereof received in connection with the Disposition of, or collection on, such Collateral upon the exercise of remedies by the Super Priority Agent or Super Priority Claimholders, shall be applied by the Super Priority Agent to the Super Priority Obligations in such order as specified in the relevant Super Priority Loan Documents. Upon the Discharge of Super Priority Obligations, the Super Priority Agent shall deliver to the Collateral Agent any Collateral and proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Collateral Agent to the Indenture Obligations in such order as specified in the Collateral Documents.
          (b) So long as the Discharge of Super Priority Obligations has occurred and the Discharge of Indenture Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the Borrowers or any other Grantor, Collateral or proceeds thereof received in connection with the Disposition of, or collection on, such Collateral upon the exercise of remedies by the Collateral Agent or Indenture Claimholders, shall be applied by the Collateral Agent to the Indenture Obligations in such order as specified in the relevant Indenture Documents. Upon the Discharge of Indenture Obligations, the Collateral Agent shall deliver to the Second Priority Agent any Collateral and proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second Priority Agent to the Second Lien Obligations in such order as specified in the Second Lien Collateral Documents.
          4.2. Payments Over in Violation of Agreement. (a) So long as the Discharge of Super Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the Borrowers or any other Grantor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3(a)) received by the Collateral Agent or any Indenture Claimholders or the Second Priority Agent or any Second Lien Claimholders in connection with the exercise of any right or remedy (including set-off) relating to the Collateral shall be segregated and held in trust and forthwith paid over to the Super Priority Agent for the benefit of the Super Priority Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Super Priority Agent is hereby authorized to make any such endorsements as agent for the Collateral Agent or any such Indenture Claimholders and for the Second Priority Agent or any such Second Lien Claimholders. This authorization is coupled with an interest and is irrevocable until the Discharge of Super Priority Obligations.
          (b) So long as the Discharge of Super Priority Obligations has occurred and the Discharge of Indenture Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any of the Borrowers or any other Grantor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3(b)) received by the Second Priority Agent or any Second Lien Claimholders in connection with the exercise of any right or remedy (including set-off) relating to the Collateral shall be segregated and held in trust and forthwith paid over to the Collateral Agent for the benefit of the Indenture Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Collateral Agent is hereby authorized to make any such endorsements as agent for the Second Priority Agent or any such Second Lien Claimholders. This authorization is coupled with an interest and is irrevocable until the Discharge of Indenture Obligations.
          SECTION 5.Other Agreements.
          5.1. Releases. (a) (i) If in connection with the exercise of the Super Priority Agent’s remedies in respect of the Collateral provided for in Section 3.1, the Super Priority Agent, for itself or on behalf of any of the Super Priority Claimholders, releases any of its Liens on any part of the Collateral or releases any Grantor from its obligations under its guaranty of the Super Priority Obligations in connection with the sale of the stock, or substantially all the assets, of such Grantor, then the Liens, if any, of the Collateral Agent, for itself or for the benefit of the Indenture Claimholders, and the Second Priority Agent, for itself or for the benefit of the Second Lien Claimholders, on such Collateral, and the obligations of such Grantor under its guaranty of the Indenture Obligations and the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released. The Collateral Agent, for itself or on behalf of any such Indenture Claimholders, and the Second Priority Agent, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to the Super Priority Agent or such Grantor, without recourse or warranty, such termination statements, releases and other documents as the Super Priority Agent or such Grantor may reasonably request to effectively confirm such release.
          (ii) If in connection with the exercise of the Collateral Agent’s remedies in respect of the Collateral provided for in Section 3.1, the Collateral Agent, for itself or on behalf of any of the Indenture Claimholders, releases any of its Liens on any part of the Collateral or the Trustee releases any Grantor from its obligations under its guaranty of the Indenture Obligations in connection with the sale of the stock, or substantially all the assets, of such Grantor, then the Liens, if any, of the Second Priority Agent, for itself or for the benefit of the Second Lien Claimholders, on such Collateral, and the obligations of such Grantor under its guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released. The Second Priority Agent, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to the Collateral Agent or such Grantor such termination statements, releases and other documents as the Collateral Agent or such Grantor may request to effectively confirm such release.
          (b) (i) If in connection with a Disposition of any Collateral permitted under the terms of all of the Super Priority Loan Documents, the Indenture Documents and the Second Lien Loan Documents (other than in connection with the exercise of the Super Priority Agent’s remedies in respect of the Collateral provided for in Section 3.1), the

Super Priority Agent, for itself or on behalf of any of the Super Priority Claimholders, releases any of its Liens on any part of the Collateral, or releases any Grantor from its obligations under its guaranty of the Super Priority Obligations in connection with the sale of the stock, or substantially all the assets, of such Grantor, in each case other than (A) in connection with the Discharge of Super Priority Obligations, (B) after the occurrence and during the continuance of any “Event of Default” under the Indenture and (C) after the occurrence and during the continuance of any “Event of Default” under the Second Lien Credit Agreement, then the Liens, if any, of the Collateral Agent, for itself or for the benefit of the Indenture Claimholders, and of the Second Priority Agent, for itself or for the benefit of the Second Lien Claimholders, on such Collateral, and, if applicable, the obligations of such Grantor under its guaranty of the Indenture Obligations and the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released. The Collateral Agent, for itself or on behalf of any such Indenture Claimholders, and the Second Priority Agent, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to the Super Priority Agent or such Grantor, without recourse or warranty, such termination statements, releases and other documents as the Super Priority Agent or such Grantor may reasonably request to effectively confirm such release.
          (ii) After the Discharge of Super Priority Obligations and prior to the Discharge of Indenture Obligations, if in connection with a Disposition of Collateral permitted under the terms of both the Indenture Documents and the Second Lien Loan Documents (other than in connection with the exercise of the Collateral Agent’s remedies in respect of the Collateral provided for in Section 3.1), the Collateral Agent, for itself or on behalf of any of the Indenture Claimholders, releases any of its Liens on any part of the Collateral, or the Trustee releases any Grantor from its obligations under its guaranty of the Indenture Obligations in connection with the sale of the stock, or substantially all the assets, of such Grantor, in each case other than (A) in connection with the Discharge of Indenture Obligations and (B) after the occurrence and during the continuance of any “Event of Default” under the Second Lien Credit Agreement, then the Liens, if any, of the Second Priority Agent, for itself or for the benefit of the Second Lien Claimholders, on such Collateral, and the obligations of such Grantor under its guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released. The Second Priority Agent, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to such Grantor such termination statements, releases and other documents as such Grantor may request to effectively confirm such release.
          (c) (i) Until the Discharge of Super Priority Obligations occurs, the Collateral Agent, for itself and on behalf of the Indenture Claimholders, and the Second Priority Agent, for itself and on behalf of the Second Lien Claimholders, hereby irrevocably constitutes and appoints the Super Priority Agent and any officer or agent of the Super Priority Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Collateral Agent or such holder and of the Second Priority Agent or such holder or in the Super Priority Agent’s own name, from time to time in the Super Priority Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1 with respect to the Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1 with respect to the Collateral, including any endorsements or other instruments of transfer or release.
          (ii) After the Discharge of Super Priority Obligations occurs and until the Discharge of Indenture Obligations occurs, the Second Priority Agent, for itself and on behalf of the Second Lien Claimholders, hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent of the Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Priority Agent or such holder or in the Collateral Agent’s own name, from time to time in the Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1 with respect to the Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1 with respect to the Collateral, including any endorsements or other instruments of transfer or release.
          (d) (i) Until the Discharge of Super Priority Obligations occurs, to the extent that the Super Priority Agent or the Super Priority Claimholders (i) have released any Lien on Collateral or any Grantor from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtain any new liens or additional guarantees from any Grantor, then the Collateral Agent, for itself and for the Indenture Claimholders, and the Second Priority Agent, for itself and for the Second Lien Claimholders shall be granted a Lien on any such Collateral, subject to the lien subordination provisions of this Agreement, and an additional guaranty, as the case may be.
          (ii) After the Discharge of Super Priority Obligations occurs and until the Discharge of Indenture Obligations occurs, to the extent that the Collateral Agent or the Indenture Claimholders (i) have released any Lien on Collateral or any Grantor from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtain any new liens or additional guarantees from any Grantor, then the Second Priority Agent, for itself and for the Second Lien Claimholders, shall be granted a Lien on any such Collateral, subject to the lien subordination provisions of this Agreement, and an additional guaranty, as the case may be.
          (e) In the event that the sum of (x) the principal amount of the funded Super Priority Obligations plus the aggregate face amount of letters of credit, if any, issued under the Revolving Credit Agreement and not reimbursed plus the aggregate amount of unfunded commitments under the Revolving Credit Agreement (collectively the “Super Priority Obligations Amount”) plus (y) the principal amount of the Notes comprising the Indenture Obligations (the “Indenture Obligations Amount”) at any date of determination no longer constitutes at least 15% of the sum of (I) the Super Priority Obligations Amount, plus (II) the Indenture Obligations Amount plus (III) the principal amount of funded Second Lien Obligations plus the aggregate principal amount of unfunded commitments under the Second Lien Credit Agreement (the “Second Lien Obligations Amount”), then any release provided for in Sections 5.1(a)(ii) and (b)(ii) above (except for releases given in connection with a Disposition permitted under the Indenture Documents and the Second Lien Loan Documents) shall require the consent of Super Priority Claimholders, Indenture

Claimholders and Second Lien Claimholders representing in the aggregate more than 50% of the sum of (A) the Super Priority Obligations Amount, (B) the Indenture Obligations Amount and (C) the Second Lien Obligations Amount. The Collateral Agent may conclusively rely on a certificate of (i) the Second Priority Agent as to the amount of the Second Lien Obligations Amount and (ii) the Super Priority Agent as to the amount of the Super Priority Obligations Amount.
          5.2. Insurance. (a) Unless and until the Discharge of Super Priority Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Super Priority Loan Documents, the Super Priority Agent and the Super Priority Claimholders shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of Super Priority Obligations has occurred, and subject to the rights of the Grantors under the Super Priority Loan Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) to the extent required by the Super Priority Loan Documents shall be paid to the Super Priority Agent for the benefit of the Super Priority Claimholders pursuant to the terms of the Super Priority Collateral Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, to the extent no Super Priority Obligations are outstanding, and subject to the rights of the Grantors under the Collateral Documents, to the Collateral Agent for the benefit of the Indenture Claimholders to the extent required under the Collateral Documents and then, to the extent no Indenture Obligations are outstanding, and subject to the rights of the Grantors under the Second Lien Collateral Documents, to the Second Priority Agent for the benefit of the Second Lien Claimholders to the extent required under the Second Lien Collateral Documents and then, to the extent no Second Lien Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of Super Priority Obligations has occurred, if the Collateral Agent or any Indenture Claimholders or the Second Priority Agent or any Second Lien Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Super Priority Agent in accordance with the terms of Section 4.2.
          (b) After the Discharge of Super Priority Obligations has occurred and unless and until the Discharge of Indenture Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Indenture Documents, the Collateral Agent and the Indenture Claimholders shall have the sole and exclusive right (but shall not be obligated) to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. After the Discharge of Super Priority Obligations has occurred and unless and until the Discharge of Indenture Obligations has occurred, and subject to the rights of the Grantors under the Indenture Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) to the extent required by the Indenture Documents shall be paid to the Collateral Agent for the benefit of the Indenture

Claimholders pursuant to the terms of the Indenture Documents and thereafter, to the extent no Indenture Obligations are outstanding, and subject to the rights of the Grantors under the Second Lien Collateral Documents, to the Second Priority Agent for the benefit of the Second Lien Claimholders to the extent required under the Second Lien Collateral Documents and then, to the extent no Second Lien Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. After the Discharge of Super Priority Obligations has occurred and until the Discharge of Indenture Obligations has occurred, if the Second Priority Agent or any Second Lien Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Collateral Agent in accordance with the terms of Section 4.2.
          5.3. Amendments to Super Priority Loan Documents, Indenture Documents and Second Lien Loan Documents. (a) The Super Priority Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Revolving Credit Agreement may be Refinanced, in each case, without notice to, or the consent of the Trustee or the Indenture Claimholders or the Second Priority Agent or the Second Lien Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that the holders of such Refinancing debt bind themselves in a writing addressed to the Collateral Agent and the Indenture Claimholders and the Second Priority Agent and the Second Lien Claimholders to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not, without the consent of the Collateral Agent and the Second Priority Agent:
               (1) increase the sum of (without duplication) (A) the then outstanding aggregate principal amount of the Revolving Credit Agreement and (B) the aggregate amount of revolving commitments under the Revolving Credit Agreement and (C) the aggregate face amount of any letters of credit issued under the Revolving Credit Agreement and not reimbursed, in excess of the Maximum Super Priority Indebtedness Amount; or
               (2) increase the “Applicable Margin” or similar component of the interest rate or yield provisions applicable to the Super Priority Obligations by more than 2% per annum (excluding increases (A) resulting from application of the pricing grid set forth in the Revolving Credit Agreement as in effect on the date hereof or (B) resulting from the accrual of interest at the default rate).
          (b) The Indenture Documents may be amended, supplemented or otherwise modified in accordance with their terms; provided, that, without the prior written consent of the Second Priority Agent and, so long as Discharge of Super Priority Obligations has not occurred, the Super Priority Agent, no Indenture Document may be Refinanced, amended, supplemented or otherwise modified or entered into to the extent such Refinancing, amendment, supplement or modification, or the terms of any new Indenture Document would:

          (1) increase the principal amount of the Notes in excess of $215,000,000;
          (2) increase the interest rate or yield provisions applicable to the Indenture Obligations by more than 2% per annum (excluding increases resulting from the accrual of interest at the default rate);
          (3) change any default or “Event of Default” thereunder in a manner adverse to any Grantor (other than to eliminate any such “Event of Default” or increase any grace period related thereto or otherwise make such “Event of Default” or condition less restrictive or burdensome on the Borrowers);
          (4) change (to earlier dates) any dates upon which payments of principal or interest are due thereon;
          (5) change the prepayment provisions thereof;
          (6) increase materially the obligations of the obligor thereunder or to confer any additional material rights on the Indenture Claimholders which would be adverse to any Issuer or any Super Priority Lender; or
          (7) contravene the provisions of this Agreement.
          The Indenture Documents may be Refinanced (i) without the consent of the Super Priority Agent and the Super Priority Claimholders, to the extent the terms and conditions of such Refinancing debt meet the requirements of this Section 5.3(b), the average life to maturity thereof is greater than or equal to that of the Indenture and the holders of such Refinancing debt bind themselves to the terms of this Agreement in a writing addressed to the Super Priority Claimholders, and (ii) without notice to or the consent of the Second Priority Agent and the Second Lien Claimholders, to the extent the terms and conditions of such Refinancing debt meet the requirements of this Section 5.3(b) and the holders of such Refinancing debt bind themselves to the terms of this Agreement in a writing addressed to the Second Priority Agent and the Second Lien Claimholders.
          (c) Without the prior written consent of the Collateral Agent and, so long as the Discharge of Super Priority Obligations has not occurred, the Super Priority Agent, no Second Lien Loan Document may be Refinanced, amended, supplemented or otherwise modified or entered into to the extent such Refinancing, amendment, supplement or modification, or the terms of any new Second Lien Loan Document, would:
          (1) increase the principal amount of the Second Lien Credit Agreement in excess of the amount permitted under the Revolving Credit Agreement and the Indenture as of their date;
          (2) increase the “Applicable Margin” or similar component of the interest rate or yield provisions applicable to the Second Lien Obligations by more than 2% per annum (excluding increases resulting from the accrual of interest at the default rate);

          (3) change any default or “Event of Default” thereunder in a manner adverse to the borrower parties thereunder (other than to eliminate any such “Event of Default” or increase any grace period related thereto or otherwise make such “Event of Default” or condition less restrictive or burdensome on the borrowers thereunder);
          (4) change (to earlier dates) any dates upon which payments of principal or interest are due thereon;
          (5) change the mandatory prepayment provisions such that such provisions are more restrictive or burdensome on the borrowers thereunder;
          (6) increase materially the obligations of the obligor thereunder or to confer any additional material rights on the Second Lien Lenders which would be adverse to any Borrower, any Super Priority Lender or any Indenture Claimholder; or
          (7) contravene the provisions of this Agreement.
          The Second Lien Credit Agreement may be Refinanced without the consent of the Super Priority Agent and the Super Priority Claimholders to the extent the terms and conditions of such Refinancing debt meet the requirements of this Section 5.3(c), the average life to maturity thereof is greater than or equal to that of the Second Lien Credit Facility and the holders of such Refinancing debt bind themselves to the terms of this Agreement in a writing addressed to the Collateral Agent and the Indenture Claimholders and, so long as the Discharge of Super Priority Obligations has not occurred, the Super Priority Claimholders.
          (d) In the event any Super Priority Agent or the Super Priority Claimholders and the relevant Grantor enter into any amendment, waiver or consent in respect of any of the Super Priority Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Super Priority Collateral Document or changing in any manner the rights of the Super Priority Agent, such Super Priority Claimholders, the Borrowers or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Collateral Document and the Comparable Second Lien Collateral Document without the consent of the Collateral Agent or the Indenture Claimholders or the Second Priority Agent or the Second Lien Claimholders, as applicable, and without any action by the Collateral Agent, the Second Priority Agent, the Borrowers or any other Grantor, provided, that:
          (1) no such amendment, waiver or consent shall have the effect of:
          (A) removing or releasing assets subject to the Lien of the Collateral Documents or the Second Lien Collateral Documents, except to the extent that a release of such Lien is permitted or required by Section 5.1 of this Agreement and provided that there is a corresponding release of the Liens securing the Super Priority Obligations;
          (B) imposing duties on the Collateral Agent (or any other agent under a Comparable Collateral Document) or the Second Priority Agent without its consent;
          (C) permitting other Liens on the Collateral not permitted under the terms of the Indenture Documents or the Second Lien Loan Documents or Section 6; or
          (D) being prejudicial to the interests of the Indenture Claimholders or the Second Lien Claimholders to a greater extent than the Super Priority Claimholders; and
          (2) notice of such amendment, waiver or consent shall have been given to the Collateral Agent and the Second Priority Agent within ten (10) Business Days after the effective date of such amendment, waiver or consent.
          (e) In the event any Collateral Agent or the Indenture Claimholders and the relevant Grantor enter into any amendment, waiver or consent in respect of any of the Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Collateral Document or changing in any manner the rights of the Collateral Agent, such Indenture Claimholders, the Borrowers or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Lien Collateral Document without the consent of the Second Priority Agent or the Second Lien Claimholders and without any action by the Second Priority Agent, the Borrowers or any other Grantor, provided, that:
          (1) no such amendment, waiver or consent shall have the effect of:
          (A) removing or releasing assets subject to the Lien of the Second Lien Collateral Documents, except to the extent that a release of such Lien is permitted or required by Section 5.1 of this Agreement and provided that there is a corresponding release of the Liens securing the Indenture Obligations;
          (B) imposing duties on the Second Priority Agent without its consent;
          (C) permitting other Liens on the Collateral not permitted under the terms of the Second Lien Loan Documents or Section 6; or
          (D) being prejudicial to the interests of the Second Lien Claimholders to a greater extent than the Indenture Claimholders; and

          (2) notice of such amendment, waiver or consent shall have been given to the Second Priority Agent within ten (10) Business Days after the effective date of such amendment, waiver or consent.
          5.4. Legends.
          (a) The Borrowers agree that each Collateral Document and Second Lien Collateral Document shall include the following language (or language to similar effect approved by the Super Priority Agent and the Collateral Agent):
“Notwithstanding anything herein to the contrary, the lien and security interest granted to the [Collateral Agent][Second Priority Agent] pursuant to this Agreement and the exercise of any right or remedy by the [Collateral Agent][Second Priority Agent] hereunder are subject to the provisions of the Intercreditor Agreement, dated as of [______], 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Stratus Technologies, Inc., Stratus Technologies Bermuda Ltd., Jefferies Finance LLC as Super Priority Agent, The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, Deutsche Bank Trust Company Americas, as Second Priority Agent and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”
          (b) In addition, the Borrowers agree that (i) each Indenture Mortgage and Second Lien Mortgage covering any Collateral shall contain such other language as the Super Priority Agent may reasonably request to reflect the subordination of such Second Lien Mortgage and such Indenture Mortgage to the Super Priority Collateral Document covering such Collateral and (ii) each Second Lien Mortgage covering any Collateral shall contain such other language as the Collateral Agent may reasonably request or that shall be necessary to reflect the subordination of such Second Lien Mortgage to the Collateral Document covering such Collateral.
          5.5. Bailee for Perfection. (a) Until the Discharge of Super Priority Obligations has occurred:
          (i) The Super Priority Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as agent for the Super Priority Claimholders and as bailee for the Collateral Agent and the Second Priority Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the Super Priority Loan Documents, the Indenture Documents and the Second Lien Loan Documents, respectively, subject to the terms and conditions of this Section 5.5(a).
          (ii) The Super Priority Agent shall have no obligation whatsoever to the Super Priority Claimholders, the Collateral Agent, any Indenture Claimholder, the Second Priority Agent or any Second Lien Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5(a). The duties or responsibilities of the Super Priority Agent under this Section 5.5(a) shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.5(a) and delivering the Pledged Collateral upon a Discharge of Super Priority Obligations as provided in paragraph (iv) below.
          (iii) The Super Priority Agent acting pursuant to this Section 5.5(a) shall not have by reason of the Super Priority Collateral Documents, the Collateral Documents, the Second Lien Collateral Documents, this Agreement or any other document a fiduciary relationship in respect of the Super Priority Claimholders, the Collateral Agent, any Indenture Claimholder, the Second Priority Agent or any Second Lien Claimholder.
          (iv) Upon the Discharge of Super Priority Obligations, the Super Priority Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the Collateral Agent to the extent Indenture Obligations remain outstanding, second, to the Second Priority Agent to the extent Second Lien Obligations remain outstanding if there has been a Discharge of Indenture Obligations, and third, to the Borrowers to the extent no Super Priority Obligations, Indenture Obligations or Second Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). The Super Priority Agent further agrees to take all other action reasonably requested by the Collateral Agent or the Second Priority Agent in connection with the Collateral Agent or the Second Priority Agent obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.
          (v) Subject to the terms of this Agreement, so long as the Discharge of Super Priority Obligations has not occurred, the Super Priority Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other Super Priority Collateral Documents as if the Liens of the Collateral Agent, Indenture Claimholders the Second Priority Agent or the Second Lien Claimholders did not exist.
     (b) After the Discharge of Super Priority Obligations has occurred:

          (i) The Collateral Agent agrees to hold that part of the Pledged Collateral that is in its possession or control (or in the possession or control of its agents or bailees) as agent for the Indenture Claimholders and as bailee for the Second Priority Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the Indenture Documents and the Second Lien Loan Documents, respectively, subject to the terms and conditions of this Section 5.5(b).
          (ii) The Collateral Agent shall have no obligation whatsoever to the Indenture Claimholders, the Second Priority Agent or any Second Lien Claimholder to ensure that the Indenture Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5(b). The duties or responsibilities of the Collateral Agent under this Section 5.5(b) shall be limited solely to holding the Indenture Collateral as bailee in accordance with this Section 5.5(b) and delivering the Indenture Collateral upon a Discharge of Indenture Obligations as provided in paragraph (iv) below.
          (iii) The Collateral Agent acting pursuant to this Section 5.5(b) shall not have by reason of the Collateral Documents, the Second Lien Collateral Documents, this Agreement or any other document a fiduciary relationship in respect of any Indenture Claimholder, the Second Priority Agent or any Second Lien Claimholder.
          (iv) Upon the Discharge of Indenture Obligations, the Collateral Agent shall deliver the remaining Indenture Collateral (if any) together with any necessary endorsements, first, to the Second Priority Agent to the extent Second Lien Obligations remain outstanding, and second, to the Borrowers to the extent no Indenture Obligations or Second Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Indenture Collateral). The Collateral Agent further agrees to take all other action reasonably requested by the Second Priority Agent in connection with the Second Priority Agent obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.
          (v) Subject to the terms of this Agreement, so long as the Discharge of Indenture Obligations has not occurred, the Collateral Agent shall be entitled to deal with the Indenture Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other Second Lien Collateral Documents as if the Liens of the Second Priority Agent or the Second Lien Claimholders did not exist.
          5.6. When Discharge of Super Priority Obligations Deemed to Not Have Occurred. If concurrently with the Discharge of Super Priority Obligations, the Borrowers thereafter enter into any Refinancing of any Super Priority Loan Document evidencing a Super Priority Obligation which Refinancing is permitted hereby, then such Discharge of

Super Priority Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Super Priority Obligations), and, from and after the date on which the Super Priority Debt Notice is delivered to the Collateral Agent and the Second Priority Agent in accordance with the next sentence, the obligations under such Refinancing of the Super Priority Loan Document shall automatically be treated as Super Priority Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Super Priority Agent under such Super Priority Loan Documents shall be the Super Priority Agent for all purposes of this Agreement. Upon receipt of a notice from the Borrower and the Super Priority Agent (the “Super Priority Debt Notice”) stating that the Borrowers have entered into a new Super Priority Loan Document (which notice shall include the identity of the new Super Priority Agent, such agent, the “New Super Priority Agent”), each of the Collateral Agent and the Second Priority Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrowers or such New Super Priority Agent shall reasonably request in order to provide to the New Super Priority Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Super Priority Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Super Priority Agent to obtain control of such Pledged Collateral). The New Super Priority Agent shall agree in a writing addressed to the Collateral Agent and the Indenture Claimholders and the Second Priority Agent and the Second Lien Claimholders to be bound by the terms of this Agreement. If the new Super Priority Obligations under the new Super Priority Loan Documents are secured by assets of the Grantors constituting Collateral that do not also secure the Indenture Obligations and the Second Lien Obligations, then the Indenture Obligations and the Second Lien Obligations shall be secured at such time by a second priority Lien on such assets to the same extent provided in the Collateral Documents and a third priority Lien on such assets to the same extent provided in the Second Lien Collateral Document, as the case may be, and this Agreement.
          5.7. When Discharge of Indenture Obligations Deemed to Not Have Occurred. If concurrently with the Discharge of Indenture Obligations, the Borrowers thereafter enter into any Refinancing of any Indenture Document evidencing an Indenture Obligation which Refinancing is permitted hereby, then such Discharge of Indenture Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Indenture Obligations), and, from and after the date on which the Indenture Debt Notice is delivered to the Second Priority Agent in accordance with the next sentence, the obligations under such Refinancing of the Indenture Document shall automatically be treated as Indenture Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Collateral Agent under such Indenture Documents shall be the Collateral Agent for all purposes of this Agreement. Upon receipt of a notice from the Borrower and the Collateral Agent (the “Indenture Debt Notice”) stating that the Borrowers have entered into a new Indenture Document (which notice shall include the identity of the new Collateral Agent, such agent, the “New Collateral Agent”), the Second Priority Agent

shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrowers or such New Collateral Agent shall reasonably request in order to provide to the New Collateral Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Collateral Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Collateral Agent to obtain control of such Pledged Collateral). The New Collateral Agent shall agree in a writing addressed to the Second Priority Agent and the Second Lien Claimholders to be bound by the terms of this Agreement. If the new Indenture Obligations under the new Indenture Documents are secured by assets of the Grantors constituting Collateral that do not also secure the Second Lien Obligations, then the Second Lien Obligations shall be secured at such time by a third priority Lien on such assets to the same extent provided in the Second Lien Collateral Documents and this Agreement.
          5.8. Purchase Right. (a) Without prejudice to the enforcement of any remedy of the Super Priority Claimholders, so long as a Triggering Event has occurred and is continuing, any of the Noteholders may, at its sole expense and effort, upon written notice (which notice shall be irrevocable) to the Borrowers, the Collateral Agent, the Trustee and the Super Priority Agent, require the Super Priority Claimholders to transfer and assign to such Noteholders, without warranty or representation or recourse, all (but not less than all) of the Super Priority Obligations; provided, that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other governmental authority having jurisdiction, and (y) such Noteholders shall have paid to the Super Priority Agent, for the account of the Super Priority Claimholders, in immediately available funds, an amount (such amount, the “Super Priority Purchase Price”) equal to 100% of the principal of such Indebtedness plus all accrued and unpaid interest thereon plus all accrued and unpaid fees (other than any prepayment penalties or premiums (the “Super Priority Termination Fees”)) plus all the other Super Priority Obligations then outstanding (which shall include, with respect to (i) the aggregate face amount of the letters of credit outstanding under the Revolving Credit Agreement, an amount in cash equal to 105% thereof, (ii) each Swap Agreement, 100% of the aggregate amount of such Super Priority Obligations, after giving effect to any netting arrangements, that the applicable Borrower or Grantor would be required to pay if such Swap Agreement were terminated at such time, and (iii) each agreement that evidences any Super Priority Cash Management Obligations, 100% of the aggregate amount of such Super Priority Obligations). If the right set forth in this Section 5.8(a) is exercised, (1) the parties shall endeavor to close promptly thereafter but in any event within twenty Business Days of the notice (or the Super Priority Claimholders shall no longer be required to transfer any such Super Priority Obligations), (2) such purchase of the Super Priority Obligations shall be exercised pursuant to documentation mutually acceptable to each of the Super Priority Agent and such Noteholders and (3) such Super Priority Obligations shall be purchased pro rata among the Noteholders giving notice to the Trustee of their intent to exercise the purchase option hereunder according to such Noteholders’ portion of the Indenture Obligations outstanding on the date of purchase. In order to effectuate the foregoing, the Super Priority Agent shall calculate, upon the written request of the Trustee (acting at the direction of one or more Noteholders) from time to time, the amount in cash that would be necessary so to purchase the Super Priority Obligations. Notwithstanding anything to the contrary herein, (A) if one or more Second Lien Claimholders elect to exercise their purchase option under Section 5.8(b) below and give the notice provided for therein, each Noteholder that exercised its purchase option under this Section 5.8(a) shall be relieved of all of its obligations under this Section 5.8(a) and (B) if, at any time following the consummation of such transfer and assignment and the occurrence of the Discharge of Super Priority Obligations and the Discharge of Indenture Obligations (other than, for the avoidance of doubt, the payment of any fees that become due as a result of the prepayment or termination of the Indenture Obligations), the Noteholders recover any Super Priority Termination Fees prior to the first anniversary of the date of such transfer and assignment is consummated, they shall turn over such fees to the Super Priority Claimholders in the form and to the extent received.
          (b) Without prejudice to the enforcement of any remedy of the Super Priority Claimholders or the Indenture Claimholders, upon the occurrence and continuation of the acceleration prior to maturity of the Super Priority Obligations in accordance with the terms of the Super Priority Loan Documents and of the Indenture Obligations in accordance with the terms of the Indenture Documents, any Second Lien Claimholder may, at its sole expense and effort, upon written notice (which notice shall be irrevocable) to the Borrowers, the Super Priority Agent, the Collateral Agent, the Trustee and the Second Priority Agent, require the Super Priority Claimholders and the Indenture Claimholders to transfer and assign to such Second Lien Claimholders, without warranty or representation or recourse, all (but not less than all) of the Super Priority Obligations and Indenture Obligations; provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other governmental authority having jurisdiction, and (y) such Second Lien Claimholders shall have paid to the Super Priority Agent and the Trustee, for the account of the Super Priority Claimholders and the Indenture Claimholders, in immediately available funds, an amount equal to, (x) in respect of the Super Priority Obligations, the Super Priority Purchase Price and, (y) in respect of the Indenture Obligations, 100% of the principal of such Indebtedness plus all accrued and unpaid interest thereon plus all accrued and unpaid fees (other than any prepayment penalties or premiums (the “Indenture Termination Fees”)) plus all other Super Priority Obligations and Indenture Obligations then outstanding. If the right set forth in this Section 5.8(b) is exercised, (1) the parties shall endeavor to close promptly thereafter but in any event within ten Business Days of the notice set forth in the first sentence of this Section 5.8(b) (or the Super Priority Claimholders shall no longer be required to transfer any such Super Priority Obligations and the Indenture Claimholders shall no longer be required to transfer any such Indenture Obligations), (2) such purchase of the Super Priority Obligations and the Indenture Obligations shall be exercised pursuant to documentation mutually acceptable to each of the Super Priority Agent, such Second Lien Claimholders, the Trustee (solely with respect to the Indenture Obligations owing to it) and a purchase agent appointed by the Noteholders, and (3) such Super Priority Obligations and such Indenture Obligations shall be purchased pro rata among the Second Lien Claimholders giving notice to the Second Priority Agent of their intent to exercise the purchase option hereunder according to such Second Lien Claimholders’ portion of the Second Lien Obligations outstanding on the date of purchase. In order to effectuate the foregoing, the Super Priority Agent and the Trustee will each calculate, upon the written request of the Second Priority Agent (acting at the direction of one or more Second Lien Claimholders) from time to time, the amount in cash that would be necessary so to purchase the Super Priority Obligations and/or the Indenture

Obligations, as the case may be. Notwithstanding anything to the contrary herein, if, at any time following the consummation of such transfer and assignment and the occurrence of the Discharge of Super Priority Obligations, the Discharge of Indenture Obligations and the payment in full in cash of the Second Lien Obligations (other than, for the avoidance of doubt, the payment of any fees that become due as a result of the prepayment or termination of the Second Lien Obligations), the Second Lien Claimholders recover any Super Priority Termination Fees or any Indenture Termination Fees prior to the first anniversary of the date of such transfer and assignment is consummated, they shall turn over such fees to the Super Priority Claimholders or the Indenture Claimholders, as applicable, in the form and to the extent received. In connection with any purchase of Indenture Obligations pursuant to this Section 5.8(b), the Collateral Agent shall not be deemed to have made any representations or warranties with respect to the Indenture Obligations (other than the amount necessary to purchase such obligations) and shall not be deemed to be participating in any distribution thereof within the meaning of the Securities Act of 1933, as amended.
          SECTION 6. Insolvency or Liquidation Proceedings.
          6.1. Finance and Sale Issues. (a) Until the Discharge of Super Priority Obligations has occurred, if the Borrowers or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Super Priority Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code), on which the Super Priority Agent or any other creditor has a Lien or to permit the Borrowers or any other Grantor to obtain financing, whether from the Super Priority Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”) then each of the Collateral Agent, on behalf of itself and the Indenture Claimholders, and the Second Priority Agent, on behalf of itself and the Second Lien Claimholders, agrees that (x) it will raise no objection to such Cash Collateral use or DIP Financing so long as (i) such Cash Collateral use or DIP Financing is on commercially reasonable terms, (ii) the Collateral Agent and the Indenture Claimholders and the Second Priority Agent and the Second Lien Claimholders retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are materially prejudicial to their interests and (iii) (a) the DIP Financing does not compel the Borrowers to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document or (b) the DIP Financing documentation or Cash Collateral order does not expressly require the liquidation of the Collateral prior to a default under the DIP Financing documentation or Cash Collateral order and (y) it will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Super Priority Agent or to the extent permitted by Section 6.3). To the extent the Liens securing the Super Priority Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements of clauses (i) through (iii) above, each of the Collateral Agent and the Second Priority Agent shall be deemed to have subordinated its Liens in the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto).

          (b) After the Discharge of Super Priority Obligations and until the Discharge of Indenture Obligations has occurred, if the Borrowers or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Collateral Agent shall desire to permit the use of Cash of Collateral or DIP Financing then the Second Priority Agent, on behalf of itself and the Second Lien Claimholders, agrees that (x) it will raise no objection to such Cash Collateral use or DIP Financing so long as (i) such Cash Collateral use or DIP Financing is on commercially reasonable terms, (ii) the Second Priority Agent and the Second Lien Claimholders retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are materially prejudicial to their interests and (iii) (A) the DIP Financing does not compel the Borrowers to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document or (B) the DIP Financing documentation or Cash Collateral order does not expressly require the liquidation of the Collateral prior to a default under the DIP Financing documentation or Cash Collateral order and (y) it will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Collateral Agent or to the extent permitted by Section 6.3). To the extent the Liens securing the Indenture Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements of clauses (i) through (iii) above, the Second Priority Agent shall be deemed to have subordinated its Liens in the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto).
          6.2. Relief from the Automatic Stay. (a) Until the Discharge of Super Priority Obligations has occurred, each of the Collateral Agent, on behalf of itself and the Indenture Claimholders, and the Second Priority Agent, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the Super Priority Agent, unless a motion for adequate protection permitted under Section 6.3 has been denied by the Bankruptcy Court.
          (b) After the Discharge of Super Priority Obligations and until the Discharge of Indenture Obligations has occurred, the Second Priority Agent, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the Collateral Agent, unless a motion for adequate protection permitted under Section 6.3 has been denied by the Bankruptcy Court.
          6.3. Adequate Protection. (a) Each of the Collateral Agent, on behalf of itself and the Indenture Claimholders, and the Second Priority Agent, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall contest (or support any other Person contesting):
          (i) any request by the Super Priority Agent or the Super Priority Claimholders for adequate protection; or

          (ii) any objection by the Super Priority Agent or the Super Priority Claimholders to any motion, relief, action or proceeding based on the Super Priority Agent or the Super Priority Claimholders claiming a lack of adequate protection.
          (b) the Second Priority Agent, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall contest (or support any other Person contesting):
          (i) any request by the Collateral Agent or the Indenture Claimholders for adequate protection; or
          (ii) any objection by the Collateral Agent or the Indenture Claimholders to any motion, relief, action or proceeding based on the Collateral Agent or the Indenture Claimholders claiming a lack of adequate protection.
          (c) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:
          (i) if the Super Priority Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any Cash Collateral use or DIP Financing, then each of the Collateral Agent, on behalf of itself or any of the Indenture Claimholders, and the Second Priority Agent, on behalf of itself or any of the Second Lien Claimholders, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Super Priority Liens on the same basis as the other Liens securing the Indenture Obligations and the Second Lien Obligations are so subordinated to the Super Priority Obligations under this Agreement; and
          (ii) in the event the Collateral Agent, on behalf of itself or any of the Indenture Claimholders, seeks or requests adequate protection in respect of Indenture Obligations and such adequate protection is granted in the form of additional collateral, then the Collateral Agent, on behalf of itself or any of the Indenture Claimholders, agrees that until the Discharge of Super Priority Obligations, the Super Priority Agent shall also be granted a senior Lien on such additional collateral as security for the Super Priority Obligations and for any Cash Collateral use or DIP Financing provided by the Super Priority Claimholders and that any Lien on such additional collateral securing the Indenture Obligations shall be subordinated to the Super Priority Liens on the same basis as the other Liens securing the Indenture Obligations are so subordinated to such Super Priority Obligations under this Agreement. Except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies with respect to the Collateral, nothing herein shall limit the rights of the Collateral Agent or the Indenture Claimholders from seeking adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

          (iii) if the Indenture Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any Cash Collateral use or DIP Financing, then the Second Priority Agent, on behalf of itself or any of the Second Lien Claimholders, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Super Priority Liens and to the Indenture Liens on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the Super Priority Obligations and the Indenture Obligations under this Agreement; and
          (iv) in the event the Second Priority Agent, on behalf of itself or any of the Second Lien Claimholders, seeks or requests adequate protection in respect of Second Lien Obligations, and such adequate protection is granted in the form of additional collateral, then the Second Priority Agent, on behalf of itself or any of the Second Lien Claimholders, agrees that the Super Priority Agent and the Collateral Agent shall also be granted a senior Lien on such additional collateral as security for the Super Priority Obligations and the Indenture Obligations and for any Cash Collateral use or DIP Financing provided by the Super Priority Claimholders and the Indenture Claimholders and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Super Priority Liens and to the Indenture Liens on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to such Super Priority Obligations and the Indenture Obligations under this Agreement. Except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies with respect to the Collateral, nothing herein shall limit the rights of the Second Priority Agent or the Second Lien Claimholders from seeking adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).
          6.4. No Waiver. (a) Nothing contained herein shall prohibit or in any way limit the Super Priority Agent or any Super Priority Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Collateral Agent or any of the Indenture Claimholders or the Second Priority Agent or any of the Second Lien Claimholders, including the seeking by the Collateral Agent or any Indenture Claimholders or by the Second Priority Agent or any Second Lien Claimholders of adequate protection (except as provided in Section 6.3) or the asserting by the Collateral Agent or any Indenture Claimholders or by the Second Priority Agent or any Second Lien Claimholder of any of its rights and remedies under the Indenture Documents or Second Lien Loan Documents, respectively, or otherwise.
          (b) Nothing contained herein shall prohibit or in any way limit the Collateral Agent or any Indenture Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Priority Agent or any of the Second Lien Claimholders, including the seeking by the Second Priority Agent or any Second Lien Claimholders of adequate protection (except as provided in Section

          6.3) or the asserting by the Second Priority Agent or any Second Lien Claimholder of any of its rights and remedies under the Second Lien Loan Documents or otherwise.
          6.5. Avoidance Issues. (a) If any Super Priority Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrowers or any other Grantor any amount paid in respect of Super Priority Obligations (a “Super Priority Recovery”), then such Super Priority Claimholders shall be entitled to a reinstatement of Super Priority Obligations with respect to all such recovered amounts.
          (b) If any Indenture Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrowers or any other Grantor any amount paid in respect of Indenture Obligations (a “Indenture Recovery”), then such Indenture Claimholders shall be entitled to a reinstatement of Indenture Obligations with respect to all such recovered amounts.
          (c) If this Agreement shall have been terminated prior to a Super Priority Recovery or an Indenture Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.
          6.6. Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, all on account of Super Priority Obligations, on account of Indenture Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the Super Priority Obligations, on account of the Indenture Obligations and on account of Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.
          6.7. Post-Petition Interest. (a) None of the Collateral Agent, any Indenture Claimholder, the Second Priority Agent or any Second Lien Claimholder shall oppose or seek to challenge any claim by the Super Priority Agent or any Super Priority Claimholder for allowance in any Insolvency or Liquidation Proceeding of Super Priority Obligations consisting of post-petition interest, fees or expenses to the extent of the value of any Super Priority Claimholder’s Lien, without regard to the existence of the Lien of the Collateral Agent on behalf of the Indenture Claimholders or the Second Priority Agent on behalf of the Second Lien Claimholders on the Collateral.
          (b) None of the Super Priority Agent, any Super Priority Claimholder, the Second Priority Agent or any Second Lien Claimholder shall oppose or seek to challenge any claim by the Collateral Agent or any Indenture Claimholder for allowance in any Insolvency or Liquidation Proceeding of Indenture Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the Collateral

Agent on behalf of the Indenture Claimholders on the Collateral (after taking into account the Super Priority Collateral).
          (c) None of the Super Priority Agent, any Super Priority Claimholder, the Collateral Agent or any Indenture Claimholder shall oppose or seek to challenge any claim by the Second Priority Agent or any Second Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the Second Priority Agent on behalf of the Second Lien Claimholders on the Collateral (after taking into account the Super Priority Collateral and the Indenture Collateral).
          6.8. Waiver. (a) Each of the Collateral Agent, for itself and on behalf of the Indenture Claimholders, and the Second Priority Agent, for itself and on behalf of the Second Lien Claimholders, waives any claim it may hereafter have against any Super Priority Claimholder arising out of the election of any Super Priority Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.
          (b) The Second Priority Agent, for itself and on behalf of the Second Lien Claimholders, waives any claim it may hereafter have against any Indenture Claimholder arising out of the election of any Indenture Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.
          6.9. Separate Grants of Security and Separate Classification. The Second Priority Agent, for itself and on behalf of the Second Lien Claimholders, the Collateral Agent, for itself and on behalf of the Indenture Claimholders, and the Super Priority Agent, for itself and on behalf of the Super Priority Claimholders, acknowledge and agree that: (a) the grants of Liens pursuant to the Super Priority Collateral Documents, the Collateral Documents and the Second Lien Collateral Documents constitute three separate and distinct grants of Liens; and (b) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations, the Indenture Obligations and the Super Priority Obligations are fundamentally different from each other and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.
To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that (i) the claims of any two or three of the class of Super Priority Claimholders, the class of Indenture Claimholders and the class of Second Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior, junior and subordinated secured claims), then each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions shall be made as if there were separate classes of senior, junior and subordinated secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose (x) ignoring all claims held by the Indenture Claimholders and the Second Lien Claimholders, with respect to payments to the Super Priority Claimholders and (y) ignoring all claims held by the Second Lien Claimholders with respect to payments to the Indenture Claimholders), (A) the Super Priority Claimholders shall be entitled to receive, in addition to amounts otherwise distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, including any additional interest payable pursuant to the Revolving Credit Agreement, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding, before any distribution is made in respect of the claims held by the Indenture Claimholders or the Second Lien Claimholders with respect to the Collateral, and (B) after such payments to the Super Priority Claimholders, the Indenture Claimholders shall be entitled to receive, in addition to amounts otherwise distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, including any additional interest payable pursuant to the Indenture, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding before any distribution is made in respect of the claims held by the Second Lien Claimholders with respect to the Collateral, with each of the Collateral Agent, for itself and on behalf of the Indenture Claimholders, and the Second Priority Agent, for itself and on behalf of the Second Lien Claimholders, hereby acknowledging and agreeing to turn over to the Super Priority Agent, for itself and on behalf of the Super Priority Claimholders, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence (with respect to the payment of post-petition interest), even if such turnover has the effect of reducing the claim or recovery of the Indenture Claimholders or the Second Lien Claimholders, as applicable); or (ii) after the Discharge of Super Priority Obligations, the claims of the Indenture Claimholders and the Second Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Claimholders), the Indenture Claimholders shall be entitled to receive, in addition to amounts otherwise distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, including any additional interest payable pursuant to the Indenture, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Second Lien Claimholders with respect to the Collateral, with the Second Priority Agent, for itself and on behalf of the Second Lien Claimholders, hereby acknowledging and agreeing to turn over to the Collateral Agent, for itself and on behalf of the Indenture Claimholders, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence (with respect to the payment of post-petition interest), even if such turnover has the effect of reducing the claim or recovery of the Second Lien Claimholders.

          SECTION 7. Reliance; Waivers; Etc.
          7.1. Reliance. Other than any reliance on the terms of this Agreement, the Super Priority Agent, on behalf of itself and the Super Priority Claimholders under its Super Priority Loan Documents, acknowledges that it and such Super Priority Claimholders have, independently and without reliance on the Collateral Agent or any Indenture Claimholder or the Second Priority Agent or any Second Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such Super Priority Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Revolving Credit Agreement or this Agreement. The Collateral Agent, on behalf of itself and the Indenture Claimholders, acknowledges that it and the Indenture Claimholders have, independently and without reliance on the Super Priority Agent or any Super Priority Claimholder or the Second Priority Agent or any Second Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Indenture Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Indenture Documents or this Agreement. The Second Priority Agent, on behalf of itself and the Second Lien Claimholders, acknowledges that it and the Second Lien Claimholders have, independently and without reliance on the Super Priority Agent or any Super Priority Claimholder or the Collateral Agent or any Indenture Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Loan Documents or this Agreement.
          7.2. No Warranties or Liability. The Super Priority Agent, on behalf of itself and the Super Priority Claimholders under the Super Priority Loan Documents, acknowledges and agrees that each of the Collateral Agent, the Indenture Claimholders, the Second Priority Agent and the Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Indenture Documents, the Second Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Indenture Claimholders and the Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Indenture Documents and the Second Lien Loan Documents, respectively, in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.
          Except as otherwise provided herein, the Collateral Agent, on behalf of itself and the Indenture Claimholders under the Indenture Documents, acknowledges and agrees that the Super Priority Agent, the Super Priority Claimholders, the Second Priority Agent and the Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Super Priority Loan Documents, the Second Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any

Liens thereon. Except as otherwise provided herein, the Super Priority Claimholders and the Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Super Priority Loan Documents and the Second Lien Loan Documents, respectively, in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.
          Except as otherwise provided herein, the Second Priority Agent, on behalf of itself and the Second Lien Claimholders under the Second Lien Loan Documents, acknowledges and agrees that the Super Priority Agent, the Super Priority Claimholders, the Collateral Agent and the Indenture Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Super Priority Loan Documents, the Indenture Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Super Priority Claimholders and the Indenture Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Super Priority Loan Documents and Indenture Documents, respectively, in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.
          (A) The Super Priority Agent and the Super Priority Claimholders shall have no duty to the Collateral Agent, any of the Indenture Claimholders, the Second Priority Agent or any of the Second Lien Claimholders, (B) the Collateral Agent and the Indenture Claimholders shall have no duty to the Super Priority Agent, any of the Super Priority Claimholders, the Second Priority Agent or any of the Second Lien Claimholders, and (C) the Second Priority Agent and the Second Lien Claimholders shall have no duty to the Super Priority Agent, any of the Super Priority Claimholders, the Collateral Agent or any of the Indenture Claimholders, in each case to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Borrowers or any other Grantor (including the Super Priority Loan Documents, the Indenture Documents and the Second Lien Loan Documents), regardless of any knowledge thereof which they may have or be charged with.
          7.3. No Waiver of Lien Priorities. (a) (i) No right of the Super Priority Claimholders, the Super Priority Agent or any of them to enforce any provision of this Agreement or any Super Priority Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrowers or any other Grantor or by any act or failure to act by any Super Priority Claimholder or the Super Priority Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Super Priority Loan Documents, any of the Indenture Documents or any of the Second Lien Loan Documents, regardless of any knowledge thereof which the Super Priority Agent or the Super Priority Claimholders, or any of them, may have or be otherwise charged with.
          (ii) After the Discharge of Super Priority Obligations, no right of the Indenture Claimholders, the Collateral Agent or any of them to enforce any provision of this Agreement or any Indenture Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrowers or any other Grantor or by any act or failure to act by any Indenture Claimholder or the Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Indenture Documents or any of the Second Lien Loan Documents, regardless of any knowledge thereof which the Collateral Agent or the Indenture Claimholders, or any of them, may have or be otherwise charged with.
          (b) (i) Without in any way limiting the generality of the foregoing paragraph (a)(i) (but subject to the rights of the Borrowers and the other Grantors under the Super Priority Loan Documents and subject to the provisions of Section 5.3(a)), the Super Priority Claimholders, the Super Priority Agent and any of them may, at any time and from time to time in accordance with the Super Priority Loan Documents and/or applicable law, without the consent of, or notice to, the Collateral Agent or any Indenture Claimholders or the Second Priority Agent or any Second Lien Claimholders, without incurring any liabilities to the Collateral Agent or any Indenture Claimholders or the Second Priority Agent or any Second Lien Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Collateral Agent or any Indenture Claimholders or Second Priority Agent or any Second Lien Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:
          (1) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Super Priority Obligations or any Lien on any Super Priority Collateral or guaranty thereof or any liability of the Borrowers or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Super Priority Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Super Priority Agent or any of the Super Priority Claimholders, the Super Priority Obligations or any of the Super Priority Loan Documents; provided, that any such increase in the Super Priority Obligations shall not increase the sum of the Indebtedness constituting principal under the Revolving Credit Agreement and the face amount of any letters of credit issued under the Revolving Credit Agreement and not reimbursed to an amount in excess of the Maximum Super Priority Indebtedness Amount;
          (2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Super Priority Collateral or any liability of the Borrowers or any other Grantor to the Super Priority Claimholders or the Super Priority Agent, or any liability incurred directly or indirectly in respect thereof;
          (3) settle or compromise any Super Priority Obligation or any other liability of the Borrowers or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Super Priority Obligations) in any manner or order; and

          (4) exercise or delay in or refrain from exercising any right or remedy against the Borrowers or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Borrowers, any other Grantor or any Super Priority Collateral and any security and any guarantor or any liability of the Borrowers or any other Grantor to the Super Priority Claimholders or any liability incurred directly or indirectly in respect thereof.
          (ii) Without in any way limiting the generality of the foregoing paragraph (a)(ii) (but subject to the rights of the Borrowers and the other Grantors under the Indenture Documents and subject to the provisions of Section 5.3(b)), the Indenture Claimholders, the Collateral Agent and any of them may, at any time and from time to time in accordance with the Indenture Documents and/or applicable law, without the consent of, or notice to, the Second Priority Agent or any Second Lien Claimholders, without incurring any liabilities to the Second Priority Agent or any Second Lien Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Priority Agent or any Second Lien Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:
          (1) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Indenture Obligations or any Lien on any Indenture Collateral or guaranty thereof or any liability of the Borrowers or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Indenture Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Collateral Agent or any of the Indenture Claimholders, the Indenture Obligations or any of the Indenture Documents; provided, that any such increase in the Indenture Obligations shall not increase the sum of the Indebtedness constituting principal of the Notes under the Indenture to an amount in excess of the Maximum Indenture Indebtedness Amount;
          (2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Indenture Collateral or any liability of the Borrowers or any other Grantor to the Indenture Claimholders or the Collateral Agent, or any liability incurred directly or indirectly in respect thereof;
          (3) settle or compromise any Indenture Obligation or any other liability of the Borrowers or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Indenture Obligations) in any manner or order; and
          (4) exercise or delay in or refrain from exercising any right or remedy against the Borrowers or any security or any other Grantor or any other

Person, elect any remedy and otherwise deal freely with the Borrowers, any other Grantor or any Indenture Collateral and any security and any guarantor or any liability of the Borrowers or any other Grantor to the Indenture Claimholders or any liability incurred directly or indirectly in respect thereof.
          (c) (i) Except as otherwise provided herein, each of the Collateral Agent, on behalf of itself and the Indenture Claimholders, and the Second Priority Agent, on behalf of itself and the Second Lien Claimholders, also agrees that the Super Priority Claimholders and the Super Priority Agent shall have no liability to the Collateral Agent or any Indenture Claimholders or the Second Priority Agent or any Second Lien Claimholders, and each of the Collateral Agent, on behalf of itself and the Indenture Claimholders, and the Second Priority Agent, on behalf of itself and the Second Lien Claimholders, hereby waives any claim against any Super Priority Claimholder or the Super Priority Agent, arising out of any and all actions which the Super Priority Claimholders or the Super Priority Agent may take or permit or omit to take with respect to:
          (1) the Super Priority Loan Documents (other than this Agreement);
          (2) the collection of the Super Priority Obligations; or
          (3) the foreclosure upon, or sale, liquidation or other disposition of, any Super Priority Collateral. Each of the Collateral Agent, on behalf of itself and the Indenture Claimholders, and the Second Priority Agent, on behalf of itself and the Second Lien Claimholders, agrees that, except as provided in Section 5.5, the Super Priority Claimholders and the Super Priority Agent have no duty to them in respect of the maintenance or preservation of the Super Priority Collateral, the Super Priority Obligations or otherwise.
          (ii) Except as otherwise provided herein, the Second Priority Agent, on behalf of itself and the Second Lien Claimholders, also agrees that the Indenture Claimholders and the Collateral Agent shall have no liability to the Second Priority Agent or any Second Lien Claimholders, and the Second Priority Agent, on behalf of itself and the Second Lien Claimholders, hereby waives any claim against any Indenture Claimholder or the Collateral Agent, arising out of any and all actions which the Indenture Claimholders or the Collateral Agent may take or permit or omit to take with respect to:
          (1) the Indenture Documents (other than this Agreement);
          (2) the collection of the Indenture Obligations; or
          (3) the foreclosure upon, or sale, liquidation or other disposition of, any Indenture Collateral. The Second Priority Agent, on behalf of itself and the Second Lien Claimholders, agrees that the Indenture Claimholders and the Collateral Agent have no duty to them in respect of the maintenance or preservation of the Indenture Collateral, the Indenture Obligations or otherwise.

          (d) (i) Until the Discharge of Super Priority Obligations, each of the Collateral Agent, on behalf of itself and the Indenture Claimholders, and the Second Priority Agent, on behalf of itself and the Second Lien Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.
          (ii) Until the Discharge of Indenture Obligations, the Second Priority Agent, on behalf of itself and the Second Lien Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.
          7.4. Obligations Unconditional. All rights, interests, agreements and obligations of the Super Priority Agent and the Super Priority Claimholders, the Collateral Agent and the Indenture Claimholders, and the Second Priority Agent and the Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:
          (a) any lack of validity or enforceability of any Super Priority Loan Documents, any Indenture Documents or any Second Lien Loan Documents;
          (b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Super Priority Obligations, Indenture Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Super Priority Loan Document, any Indenture Document or any Second Lien Loan Document;
          (c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Super Priority Obligations, Indenture Obligations or Second Lien Obligations or any guaranty thereof;
          (d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrowers or any other Grantor; or
          (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Borrowers or any other Grantor in respect of the Super Priority Agent, the Super Priority Obligations, any Super Priority Claimholder, the Collateral Agent, the Indenture Obligations, any Indenture Claimholder, the Second Priority Agent, the Second Lien Obligations or any Second Lien Claimholder in respect of this Agreement.

          SECTION 8. Miscellaneous.
          8.1. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Super Priority Loan Documents, the Indenture Documents or the Second Lien Loan Documents, the provisions of this Agreement shall govern and control.
          8.2. Effectiveness; Continuing Nature of this Agreement; Severability. (a) This Agreement shall become effective when executed and delivered by the parties hereto.
          (b) This is a continuing agreement of lien subordination and the Super Priority Claimholders may continue, at any time and without notice to the Collateral Agent, any Indenture Claimholder subject to the Indenture Documents, the Second Priority Agent or any Second Lien Claimholder subject to the Second Lien Loan Documents, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrowers or any Grantor constituting Super Priority Obligations in reliance hereof. Each of the Collateral Agent, on behalf of itself and the Indenture Claimholders, and the Second Priority Agent, on behalf of itself and the Second Lien Claimholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement.
          (c) This is a continuing agreement of lien subordination and, after the Discharge of Super Priority Obligations, the Indenture Claimholders may continue, at any time and without notice to the Second Priority Agent or any Second Lien Claimholder subject to the Second Lien Loan Documents, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrowers or any Grantor constituting Indenture Obligations in reliance hereof.
          (d) The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Borrowers or any other Grantor shall include the Borrowers or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Borrowers or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:
          (i) with respect to the Super Priority Agent, the Super Priority Claimholders and the Super Priority Obligations, on the date of Discharge of Super Priority Obligations, subject to the rights of the Super Priority Claimholders under Section 6.5;
          (ii) with respect to the Trustee, the Collateral Agent, the Indenture Claimholders and the Indenture Obligations, on the date of Discharge of

Indenture Obligations, subject to the rights of the Indenture Claimholders under Section 6.5; and
          (iii) with respect to the Second Priority Agent, the Second Lien Claimholders and the Second Lien Obligations, upon the later of (1) the date upon which the obligations under the Second Lien Credit Agreement terminate if there are no other Second Lien Obligations outstanding on such date and (2) if there are other Second Lien Obligations outstanding on such date, the date upon which such Second Lien Obligations terminate.
          8.3. Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second Priority Agent, the Collateral Agent or the Super Priority Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Borrowers shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected (which includes, but is not limited to any amendment to the Grantors’ ability to cause additional obligations to constitute Super Priority Obligations, Indenture Obligations or Second Lien Obligations as the Borrowers may designate or any amendment in respect of Section 5.1 that imposes additional conditions or requirements to effect a release of Collateral or any amendment in respect of Section 5.3 that imposes additional conditions or requirements to adopt modifications of the Super Priority Loan Documents, Indenture Documents or Second Lien Loan Documents, as the case may be).
          8.4. Information Concerning Financial Condition of the Borrowers and their Subsidiaries. The Super Priority Agent and the Super Priority Claimholders, in the first instance, the Collateral Agent and the Indenture Claimholders, in the second instance, and the Second Priority Agent and the Second Lien Claimholders, in the third instance, shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrowers and their Subsidiaries and all endorsers and/or guarantors of the Super Priority Obligations, the Indenture Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Super Priority Obligations, the Indenture Obligations or the Second Lien Obligations. None of the Super Priority Agent or any Super Priority Claimholders, the Collateral Agent or any Indenture Claimholder or the Second Priority Agent or any Second Lien Claimholder shall have a duty to advise of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Super Priority Agent or any of the Super Priority Claimholders, the Collateral Agent or any of the Indenture Claimholders or the Second Priority Agent or any of the Second Lien Claimholder in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Super Priority Agent or any Super Priority Claimholder, the Collateral Agent or any Indenture Claimholder or the Second Priority Agent or any Second Lien Claimholder, it or they shall be under no obligation:

               (a) to make, and it or they shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;
               (b) to provide any additional information or to provide any such information on any subsequent occasion;
               (c) to undertake any investigation; or
               (d) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
          8.5. Subrogation. (a) With respect to the value of any payments or distributions in cash, property or other assets that any of the Indenture Claimholders or the Collateral Agent or the Second Lien Claimholders or the Second Priority Agent pays over to the Super Priority Agent or the Super Priority Claimholders under the terms of this Agreement, the Indenture Claimholders and the Collateral Agent or the Second Lien Claimholders and the Second Priority Agent, as applicable, shall be subrogated to the rights of the Super Priority Agent and the Super Priority Claimholders; provided, that each of the Collateral Agent, on behalf of itself and the Indenture Claimholders, and the Second Priority Agent, on behalf of itself and the Second Lien Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Super Priority Obligations has occurred. The Borrowers acknowledge and agree that the value of any payments or distributions in cash, property or other assets received by the Collateral Agent or the Indenture Claimholders or by the Second Priority Agent or the Second Lien Claimholders that are paid over to the Super Priority Agent or the Super Priority Claimholders pursuant to this Agreement shall not reduce any of the Indenture Obligations or the Second Lien Obligations, as applicable.
               (b) With respect to the value of any payments or distributions in cash, property or other assets that any of the Second Lien Claimholders or the Second Priority Agent pays over to the Collateral Agent or the Indenture Claimholders under the terms of this Agreement, the Second Lien Claimholders and the Second Priority Agent shall be subrogated to the rights of the Collateral Agent and the Indenture Claimholders; provided, that the Second Priority Agent, on behalf of itself and the Second Lien Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Indenture Obligations has occurred. The Borrowers acknowledge and agree that the value of any payments or distributions in cash, property or other assets received by the Second Priority Agent or the Second Lien Claimholders that are paid over to the Collateral Agent or the Indenture Claimholders pursuant to this Agreement shall not reduce any of the Second Lien Obligations.
          8.6. Application of Payments. (a) All payments received by the Super Priority Agent or the Super Priority Claimholders may be applied, reversed and reapplied, in whole or in part, to such part of the Super Priority Obligations provided for in the Super Priority Loan Documents. Each of the Collateral Agent, on behalf of itself and the

Indenture Claimholders, and the Second Priority Agent, on behalf of itself and the Second Lien Claimholders, assents to any extension or postponement of the time of payment of the Super Priority Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the Super Priority Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.
          (b) All payments received by the Collateral Agent or the Indenture Claimholders may be applied, reversed and reapplied, in whole or in part, to such part of the Indenture Obligations provided for in the Indenture Documents. The Second Priority Agent, on behalf of itself and the Second Lien Claimholders, assents to any extension or postponement of the time of payment of the Indenture Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the Indenture Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.
          8.7. SUBMISSION TO JURISDICTION; WAIVERS. (a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:
          (1) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;
          (2) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;
          (3) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.8; AND
          (4) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.
          (b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE

TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.7(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
               (c) EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER SUPER PRIORITY LOAN DOCUMENT, INDENTURE DOCUMENT OR SECOND LIEN LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.
          8.8. Notices. All notices to the Second Lien Claimholders, the Indenture Claimholders and the Super Priority Claimholders permitted or required under this Agreement shall also be sent to the Second Priority Agent, the Collateral Agent and the Super Priority Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth on Annex I hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
          8.9. Further Assurances. The Super Priority Agent, on behalf of itself and the Super Priority Claimholders under the Super Priority Loan Documents, the Collateral Agent, on behalf of itself and the Indenture Claimholders under the Indenture Documents, and the Second Priority Agent, on behalf of itself and the Second Lien Claimholders under the Second Lien Loan Documents, and the Borrowers, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Super Priority Agent, the Collateral Agent or the Second Priority Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.
          8.10. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          8.11. Binding on Successors and Assigns. This Agreement shall be binding upon the Super Priority Agent, the Super Priority Claimholders, the Collateral Agent, the Indenture Claimholders, the Second Priority Agent, the Second Lien Claimholders and their respective successors and assigns.
          8.12. Specific Performance. Each of the Super Priority Agent, the Collateral Agent and the Second Priority Agent may demand specific performance of this Agreement. The Super Priority Agent, on behalf of itself and the Super Priority Claimholders, the Collateral Agent, on behalf of itself and the Indenture Claimholders, and the Second Priority Agent, on behalf of itself and the Second Lien Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Super Priority Agent or the Super Priority Claimholders, the Collateral Agent or the Indenture Claimholders, or the Second Priority Agent or the Second Lien Claimholders, as the case may be.
          8.13. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
          8.14. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.
          8.15. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.
          8.16. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Super Priority Claimholders, the Indenture Claimholders and the Second Lien Claimholders. Nothing in this Agreement shall impair, as between the Borrowers and the other Grantors and the Super Priority Agent and the Super Priority Claimholders, as between the Borrowers and the other Grantors and the Collateral Agent and the Indenture Claimholders, or as between the Borrowers and the other Grantors and the Second Priority Agent and the Second Lien Claimholders, the obligations of the Borrowers and the other Grantors to pay principal, interest, fees and other amounts as provided in the Super Priority Loan Documents, the Indenture Documents and the Second Lien Loan Documents, respectively.
          8.17. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Super Priority Agent and the Super Priority Claimholders in the first instance, the Collateral Agent and the Indenture Claimholders in the second instance, and the Second Priority Agent and the Second Lien Claimholders in the third instance. Except as provided in Section 8.3, none of the Borrowers, any other Grantor or any other creditor thereof shall have any rights hereunder and neither the Borrowers nor any Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Borrowers or any other Grantor, which are absolute and unconditional, to pay the Super Priority Obligations, the Indenture Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

          IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

Super Priority Agent JEFFERIES FINANCE LLC, as Super Priority Agent
By:
Name:
Title:

Collateral Agent and Trustee THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent and Trustee
By:
Name:
Title:

Second Priority Agent DEUTSCHE BANK TRUST COMPANY AMERICAS, as Second Priority Agent
By:
Name:
Title:

Acknowledged and Agreed to by: The U.S. Borrower STRATUS TECHNOLOGIES, INC.
By:
Name:
Title:

The Bermuda Borrower STRATUS TECHNOLOGIES BERMUDA LTD.
By:
Name:
Title:

Annex I
Notices
Super Priority Agent1
Jefferies Finance LLC
Attention:
Telecopier:
Email:
with a copy to:
[____]
Attention:
Telecopier:
Email:
Collateral Agent and Trustee
The Bank of New York Mellon Trust Company, N.A.
525 William Penn Place
Pittsburgh, PA 15259
Attention: James M. Young, Senior Associate
Telecopier: 412-234-7535
Email: james.m.young@bnymellon.com
Second Priority Agent2
Deutsche Bank Securities, Inc.
60 Wall Street
New York, New York 10005
Attention: __________________________
Telecopier: __________________________
with a copy to:
White & Case LLP
1155 Avenue of the Americas

[1]	Jefferies to confirm.

[2]	Deutsche Bank to confirm.

A-1

New York, New York 10036
Attention: Joseph Brazil, Esq.
Telecopier: (212) 354-8113
The U.S. Borrower3
Stratus Technologies, Inc.
111 Powdermill Road
Maynard, Massachusetts 01754-3409
Attention: Robert Laufer
Telecopy: (978) 461-3750
with a copy to:
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Attention: Janet Vance, Esq.
Telecopy: (212) 351-4035
The Bermuda Borrower4
[____]
Attention:
Telecopier:
Email:

[3]	NOTE TO GIBSON DUNN: Please provide.

[4]	NOTE TO GIBSON DUNN: Please provide.

6

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Table of Contents
(continued)

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